Prospectus Supplement (To Prospectus Dated October 27, 2006)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

DLJ MORTGAGE CAPITAL, INC.

Sponsor and Seller

WELLS FARGO BANK, N.A.

Master Servicer

CSAB MORTGAGE-BACKED TRUST 2006-4

Issuing Entity

CSAB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-4

$748,985,100
(Approximate)

You should carefully review the information in “Risk Factors” on page S-15 in this prospectus supplement and on page 5 in the prospectus.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue:
• Twelve classes of senior certificates, including one class of residual certificates.
• Nine classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.
• Two other classes of non-offered certificates.

The certificates:

·

Represent ownership interests in a trust, whose assets are primarily a pool of fixed-rate, first lien residential mortgage loans that were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

·

Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the servicers, any special servicer, the master servicer, the trust administrator, the sponsor, the seller, the trustee or any of their affiliates or any other entity.  Except for the financial guaranty insurance policy issued by Financial Security Assurance Inc. for the benefit of the Class A-4 Certificates, no governmental agency or instrumentality or any other person will insure the certificates or the mortgage loans.

·

Offered to the public and their class principal balances and interest rates are listed under the heading “Offered Certificates” in the table on page S-6.

Risks:

·

The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the mortgage loans which may vary over time.

·

Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the certificates, and the investors in the subordinate certificates in particular.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly, beginning on the distribution date in December 2006, as described in this prospectus supplement.  Credit enhancement for all of the classes of offered certificates will be provided by overcollateralization, the use of excess interest to create or maintain overcollateralization and subordination.  The Class A-4 Certificates will have the benefit of a financial guaranty insurance policy issued by Financial Security Assurance Inc.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately 99.83% of their face value plus accrued interest.  The depositor will pay the expenses related to the issuance of the certificates from these proceeds.  The underwriter will sell the offered certificates it purchases from time to time in negotiated transactions at varying prices determined at the time of sale.

The trust will make multiple REMIC elections for federal income tax purposes.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class AR Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after November 29, 2006.

Credit Suisse

November 28, 2006

TABLE OF CONTENTS

Page

SUMMARY

S-5

SUMMARY INFORMATION

S-6

Mortgage-Backed Pass-Through Certificates, Series 2006-4

S-6

RISK FACTORS

S-15

Risk of Loss

S-15

Limited Obligations

S-16

Special Yield and Prepayment  Considerations

S-16

Recent Events

S-18

Recent Developments Affecting SPS

S-19

FORWARD-LOOKING STATEMENTS

S-21

INTRODUCTION

S-22

DESCRIPTION OF THE MORTGAGE POOL

S-22

General

S-22

Additional Information

S-30

THE ORIGINATORS

S-30

General

S-30

DLJ Mortgage Capital, Inc.

S-31

Credit Suisse Financial Corporation

S-32

STATIC POOL INFORMATION

S-44

AFFILIATES AND RELATED TRANSACTIONS

S-44

THE SPONSOR AND THE SELLER

S-44

THE DEPOSITOR

S-45

THE COUNTERPARTY UNDER THE INTEREST RATE CAP AGREEMENTS

S-45

SERVICING OF THE MORTGAGE LOANS

S-46

General

S-46

Flow of Funds

S-48

Advances from the Servicers, the Master Servicer and the Trustee

S-49

Appointment of Special Servicer; Specially Serviced Loans

S-49

THE MASTER SERVICER AND TRUST ADMINISTRATOR

S-50

THE CUSTODIANS

S-51

THE SERVICERS

S-51

Select Portfolio Servicing, Inc.

S-51

Wells Fargo Bank, N.A.

S-56

FEES AND EXPENSES OF THE ISSUING ENTITY

S-58

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

S-60

DESCRIPTION OF THE CERTIFICATES

S-61

General

S-61

Senior Certificates

S-61

Subordinate Certificates

S-61

Designations

S-62

Assets of the Trust

S-62

Book-Entry Registration

S-63

Definitive Certificates

S-64

Distributions

S-64

Glossary of Terms

S-64

Distributions of Interest

S-72

Distributions of Principal

S-74

Credit Enhancement

S-76

The Interest Rate Cap Agreements

S-79

Determination of LIBOR

S-80

POOLING AND SERVICING AGREEMENT

S-81

Assignment of Mortgage Loans

S-81

Representations and Warranties Regarding the Mortgage Loans

S-82

Optional Termination; Auction Sale

S-83

The Issuing Entity

S-84

The Trustee

S-84

The Trust Administrator

S-86

Voting Rights

S-87

Restrictions on Transfer of the Residual Certificates

S-87

Final Scheduled Distribution Date

S-87

Additional Issuances of Certificates

S-87

THE POLICY

S-88

The Policy

S-88

THE INSURER

S-90

General

S-90

Reinsurance

S-90

Ratings

S-91

Capitalization

S-91

Incorporation of Certain Documents by Reference

S-92

Insurance Regulation

S-92

Other Information

S-92

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

S-93

Factors Affecting Prepayments on the Mortgage Loans

S-93

Sequentially Paying Certificates

S-94

Lockout Certificates

S-94

LIBOR Certificates

S-94

Modeling Assumptions

S-94

Weighted Average Life

S-97

Additional Yield Considerations Applicable Solely to the Residual Certificates

S-104

FEDERAL INCOME TAX CONSEQUENCES

S-104

General

S-104

Tax Treatment of the Offered Certificates

S-104

Original Issue Discount

S-104

Taxation of the Offered Certificates

S-105

Status of the Offered Certificates

S-106

The Residual Certificates

S-106

METHOD OF DISTRIBUTION

S-107

EXPERTS

S-107

LEGAL OPINIONS

S-108

LEGAL PROCEEDINGS

S-108

RATINGS

S-108

ACCOUNTING CONSIDERATIONS

S-108

LEGAL INVESTMENT

S-108

ERISA CONSIDERATIONS

S-109

ANNEX I

–

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

I-1

ANNEX II

–

INTEREST RATE CAP AGREEMENT NOTIONAL AMOUNTS

II-1

Important notice about information presented in this
prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

·

The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

·

This prospectus supplement, which describes the specific terms of your series of certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Title of series	CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4.
Sponsor	DLJ Mortgage Capital, Inc., referred to in this prospectus supplement as DLJ Mortgage Capital or DLJMC.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Issuing Entity	CSAB Mortgage-Backed Trust 2006-4, a common law trust formed under the laws of the state of New York, referred to in this prospectus supplement as the trust.
Seller	DLJ Mortgage Capital, also referred to in this prospectus supplement as the seller. The seller will make the representations and warranties with respect to the mortgage loans to the trust.
Originators

Wells Fargo Bank, N.A., referred to in this prospectus supplement as Wells Fargo Bank, Credit Suisse Financial Corporation, referred to in this prospectus supplement as CSFC, DLJ Mortgage Capital, MortgageIT, Inc., referred to in this prospectus supplement as MortgageIT and American Home Mortgage Corp., referred to in this prospectus supplement as American Home.  No other originator has originated or acquired more than 10% of the mortgage loans (by aggregate cut-off date principal balance).

Servicers

Select Portfolio Servicing, Inc., referred to in this prospectus supplement as SPS and Wells Fargo Bank, N.A., referred to in this prospectus supplement as Wells Fargo Bank.  No other servicer will service more than 10% of the mortgage loans (by aggregate cut-off date principal balance).

Master Servicer	Wells Fargo Bank, also referred to in this prospectus supplement as the master servicer. The master servicer will oversee and enforce the servicing of the mortgage loans by the servicers.
Trustee	U.S. Bank National Association, referred in this prospectus supplement as U.S. Bank.
Trust Administrator	Wells Fargo Bank.
Counterparty under the interest rate cap agreements	Credit Suisse International, referred to in this prospectus supplement as CSi or the cap counterparty.
Class A-4 Certificate Insurer	Financial Security Assurance Inc.
Mortgage pool	3,357 fixed-rate mortgage loans with an aggregate principal balance of approximately $748,985,360.51 as of the cut-off date, secured by first liens on one- to four-family residential properties.
Cut-off date.	November 1, 2006
Closing date.	On or about November 29, 2006.
Distribution dates.	The 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in December 2006.
Form of offered certificates.

The offered certificates, other than the Class AR Certificates, will be book-entry certificates.  The Class AR Certificates will be physical certificates.  See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

SUMMARY INFORMATION

This summary highlights selected information from this prospectus supplement and does not contain all of the information necessary to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

Mortgage-Backed Pass-Through Certificates, Series 2006-4

		Per Annum Pass-Through Rate	Initial Certificate Ratings
Class	Initial Class Principal Balance		Moody’s Rating	S&P Rating	Designation
Offered Certificates
Senior Certificates
A-1-A	$131,950,000	5.8675%(1)	Aaa	AAA	Super Senior
A-1-B	$112,000,000	5.4100%(2)	Aaa	AAA	Super Senior
A-1-C	$16,000,000	5.4600%(3)	Aaa	AAA	Senior Support
A-1-D	$37,331,000	5.3900%(4)	Aaa	AAA	Super Senior
A-2-A	$50,000,000	5.6106%(1)	Aaa	AAA	Super Senior
A-2-B	$69,151,000	5.4800%(5)	Aaa	AAA	Senior
A-3	$74,449,000	5.5400%(6)	Aaa	AAA	Senior
A-4	$55,647,000	5.8734%(1)	Aaa	AAA	Senior
A-5	$45,207,000	6.0890%(1)	Aaa	AAA	Senior
A-6-A	$105,210,000	5.6837%(1)	Aaa	AAA	Super Senior/Lockout
A-6-B	$5,500,000	5.7828%(1)	Aaa	AAA	Senior Support/Lockout
AR	$100	0.000%	N/R	AAA	Senior/Residual
Mezzanine Certificates
M-1-A	$11,000,000	5.8760%(1)	Aa2	AA	Subordinate
M-1-B	$7,750,000	5.6600%(7)	Aa2	AA	Subordinate
M-2	$8,620,000	5.7300%(8)	A1	AA-	Subordinate
M-3	$3,750,000	5.7700%(9)	A2	A+	Subordinate
M-4	$3,000,000	6.3227%(1)	A3	A	Subordinate
M-5	$2,600,000	6.2900%(10)	Baa1	A-	Subordinate
M-6	$2,600,000	6.5700%(11)	Baa2	BBB+	Subordinate
M-7	$3,000,000	6.8200%(12)	Baa3	BBB	Subordinate
M-8	$4,220,000	7.0700%(13)	Ba2	BBB-	Subordinate
Total Offered Certificates: $748,985,100
Non-Offered Certificates
P	$200(14)	N/A	N/R	AAA	Prepayment Premiums
X	Notional(15)	N/A	N/R	N/R	Subordinate

(1)

Subject to a rate cap equal to the applicable Net Funds Cap.  After the first possible optional termination date, the pass-through rate on these certificates, other than the Class A-1-A and Class A-2-A Certificates, will increase by 0.50% per annum.

(2)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class A-1-B Certificates based upon the lesser of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin and (ii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  For additional information on the calculation of the pass-through rate on the Class A-1-B Certificates, see “Description of the Certificates—Distributions of Interest.”

(3)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class A-1-C Certificates based upon the lesser of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin and (ii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  For additional information on the calculation of the pass-through rate on the Class A-1-C Certificates, see “Description of the Certificates—Distributions of Interest.”

(4)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class A-1-D Certificates based upon the lesser of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin and (ii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  For additional information on the calculation of the pass-through rate on the Class A-1-D Certificates, see “Description of the Certificates—Distributions of Interest.”

(5)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class A-2-B Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  For additional information on the calculation of the pass-through rate on the Class A-2-B Certificates, see “Description of the Certificates—Distributions of Interest.”

(6)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class A-3 Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  For additional information on the calculation of the pass-through rate on the Class A-3 Certificates, see “Description of the Certificates—Distributions of Interest.”

(7)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class M-1-B Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  After the first possible optional termination date, the certificate margin will increase.  For additional information on the calculation of the pass-through rate on the Class M-1-B Certificates, see “Description of the Certificates—Distributions of Interest.”

(8)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class M-2 Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  After the first possible optional termination date, the certificate margin will increase.  For additional information on the calculation of the pass-through rate on the Class M-2 Certificates, see “Description of the Certificates—Distributions of Interest.”

(9)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class M-3 Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  After the first possible optional termination date, the certificate margin will increase.  For additional information on the calculation of the pass-through rate on the Class M-3 Certificates, see “Description of the Certificates—Distributions of Interest.”

(10)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class M-5 Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  After the first possible optional termination date, the certificate margin will increase.  For additional information on the calculation of the pass-through rate on the Class M-5 Certificates, see “Description of the Certificates—Distributions of Interest.”

(11)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class M-6 Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  After the first possible optional termination date, the certificate margin will increase.  For additional information on the calculation of the pass-through rate on the Class M-6 Certificates, see “Description of the Certificates—Distributions of Interest.”

(12)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class M-7 Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  After the first possible optional termination date, the certificate margin will increase.  For additional information on the calculation of the pass-through rate on the Class M-7 Certificates, see “Description of the Certificates—Distributions of Interest.”

(13)

Approximate pass-through rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class M-8 Certificates based upon the least of (i) one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in this prospectus supplement) plus the applicable certificate margin, (ii) a maximum pass-through rate equal to 11.00% per annum and (iii) a rate cap equal to the applicable Net Funds Cap, as set forth in “Description of the Certificate—Glossary of Terms”.  After the first possible optional termination date, the certificate margin will increase.  For additional information on the calculation of the pass-through rate on the Class M-8 Certificates, see “Description of the Certificates—Distributions of Interest.”

(14)

The Class P Certificates will be entitled to prepayment premiums received on certain of the mortgage loans.

(15)

The Class X Certificates will be entitled to receive certain excess cashflow from the mortgage loans. The initial Class X notional amount will be approximately $748,985,360.51.

The offered certificates, other than the Class AR Certificates, will be book-entry certificates. The Class AR Certificates will be physical certificates.  The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

			Certificates
Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations

Offered Certificates
Senior Certificates
A-1-A	CM	24 Day	30/360	December 2036	October 2008	$25,000	$1
A-1-B	DD	0 Day	Actual/360	December 2036	October 2008	$25,000	$1
A-1-C	DD	0 Day	Actual/360	December 2036	October 2008	$25,000	$1
A-1-D	DD	0 Day	Actual/360	December 2036	October 2008	$25,000	$1
A-2-A	CM	24 Day	30/360	December 2036	October 2009	$25,000	$1
A-2-B	DD	0 Day	Actual/360	December 2036	October 2009	$25,000	$1
A-3	DD	0 Day	Actual/360	December 2036	February 2011	$25,000	$1
A-4	CM	24 Day	30/360	December 2036	February 2013	$25,000	$1
A-5	CM	24 Day	30/360	December 2036	November 2014	$25,000	$1
A-6-A	CM	24 Day	30/360	December 2036	November 2014	$25,000	$1
A-6-B	CM	24 Day	30/360	December 2036	November 2014	$25,000	$1
AR	CM	N/A	N/A	December 2036	December 2006	20%	20%
Mezzanine Certificates
M-1-A	CM	24 Day	30/360	December 2036	November 2014	$25,000	$1
M-1-B	DD	0 Day	Actual/360	December 2036	November 2014	$25,000	$1
M-2	DD	0 Day	Actual/360	December 2036	November 2014	$25,000	$1
M-3	DD	0 Day	Actual/360	December 2036	November 2014	$25,000	$1
M-4	CM	24 Day	30/360	December 2036	November 2014	$25,000	$1
M-5	DD	0 Day	Actual/360	December 2036	June 2014	$25,000	$1
M-6	DD	0 Day	Actual/360	December 2036	November 2013	$25,000	$1
M-7	DD	0 Day	Actual/360	December 2036	March 2013	$25,000	$1
M-8	DD	0 Day	Actual/360	December 2036	February 2012	$25,000	$1
Non-Offered Certificates
P	CM	N/A	N/A	December 2036	November 2011	10%	1%
X	CM	N/A	N/A	December 2036	November 2014	10%	1%

__________________________________

(1)

CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.  DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date.  0 Day = For any distribution date, the interest accrual period from and including the distribution date immediately preceding the related distribution date (or, in the case of the first distribution date, the closing date) to and including the day immediately preceding the related distribution date.

(3)

Calculated as described in this prospectus supplement under “Description of the Certificates¾Final Scheduled Distribution Date.”  The actual final distribution date for any class of certificates could be substantially earlier.

(4)

The expected final distribution date is based upon (i) 100% of the prepayment assumption, (ii) the modeling assumptions used in this prospectus supplement, as described under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and (iii) assuming the option to purchase the mortgage loans is exercised by the terminating entity at the earliest possible distribution date, as described in this prospectus supplement under “Description of the Certificates—Optional Termination; Auction Sale.”  The actual final distribution date for each class of certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

The Trust

The depositor will establish a trust, pursuant to a pooling and servicing agreement, dated as of November 1, 2006, among the depositor, DLJ Mortgage Capital, as seller, SPS, as a servicer and  as modification oversight agent, Wells Fargo Bank, as servicer, master servicer and as trust administrator, and U.S. Bank, as the trustee.  On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust.  Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made only from (i) payments received in connection with the mortgage loans described below, (ii) with respect to the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, the interest rate cap agreements to the extent of basis risk shortfalls and (iii) with respect to the Class A-4 Certificates, the financial guaranty insurance policy.

The Mortgage Pool

The mortgage pool consists of mortgage loans, secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate Cut-off Date Principal Balance of approximately $748,985,360.51.  The mortgage loans have stated original terms to maturity that range from 180 to 360 months.

All of the mortgage loans are fixed-rate, first lien residential mortgage loans.  With the exception of 195 mortgage loans, representing approximately 7.21% of the aggregate Cut-off Date Principal Balance of the mortgage loans, referred to herein as the balloon loans, all of the mortgage loans are fully-amortizing.  The balloon loans require a disproportionate principal payment at stated maturity.

In the event of a material breach of a representation and warranty made by the seller with respect to a related mortgage loan, or in the event that a required loan document is not included in the mortgage file for a mortgage loan, the seller will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the trust.

Master Servicer of the Mortgage Loans

Wells Fargo Bank is the master servicer of all of the mortgage loans.

For additional information regarding the mortgage pool, see “Description of the Mortgage Pool” in this prospectus supplement.

Modification Oversight Agent

SPS will act as modification oversight agent under the pooling and servicing agreement. The only obligation of SPS as modification oversight agent is to approve loan modifications proposed by the servicers. SPS, in its capacity as modification oversight agent, shall not have any duty or obligation to supervise, monitor or oversee the servicing activities of any servicer (other than with respect to the approval of loan modifications).

Fees and Expenses

Before distributions are made on the certificates and from interest payments on the mortgage loans, each servicer will be paid a monthly fee ranging from 0.20% to 1.60% annually on the total principal balance of each mortgage loan serviced by it (subject to reduction as described in this prospectus supplement).  This fee includes the premium that is required to be paid on any mortgage loan with lender paid mortgage guaranty insurance.  Each servicer will also receive as compensation the investment income on funds held in its collection account.

The trust administrator will receive as compensation the investment income on funds held in the certificate account.  The trust administrator will be responsible for the payment of the fees of the master servicer and trustee.

Expenses of the servicers, the master servicer, the trust administrator and the trustee that are permitted to be reimbursed under the pooling and servicing agreement or the related servicing agreement, as applicable, will be paid prior to any distributions to the certificateholders.  SPS is not entitled to any additional compensation in its capacity as modification oversight agent.

See “Fees and Expenses of the Issuing Entity” in this prospectus supplement.

Distributions on the Offered Certificates

General

Each month, the trust administrator will make distributions of interest and principal to the holders of the certificates to the extent of available funds and in the amounts and priority set forth in this prospectus supplement.

The servicers will collect monthly payments of principal and interest on the mortgage loans.  After deducting any reimbursable expenses and advances and its servicing fee, each servicer will forward all collections on the mortgage loans it services, together with any advances that it makes for delinquent principal and interest payments on those mortgage loans, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the trust administrator.

On each distribution date, the trust administrator will distribute the amount remitted to it by the servicers, after deducting from such amount any reimbursable expenses and other amounts, to the holders of the certificates, in the amounts and priority set forth in this prospectus supplement.

Distributions of Interest

The amount of interest each interest bearing class of certificates is entitled to receive on each distribution date will generally equal:

·

the per annum pass-through rate for that class of certificates,

·

multiplied by the applicable principal balance of that class of certificates,

·

multiplied by 1/12th (in the case of the certificates, other than the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates), or a fraction whose numerator is the actual number of days in the applicable accrual period and whose denominator is 360 (in the case of the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates),

·

minus the share of some types of interest shortfalls allocated to that class.

See “Description of the Certificates—Priority of Distributions” and “—Distributions of Interest” in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in “Description of the Certificates—Priority of Distributions” in this prospectus supplement.  It is possible that on any given distribution date payments from the mortgage loans will be insufficient to cover interest on all of the certificates that are entitled to receive interest. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates.

Interest Rate Cap Agreements

The trustee, on behalf of a trust separate from the trust fund, referred to herein as the supplemental interest trust, will enter into eleven interest rate cap agreements with CSi, as cap counterparty, for the benefit of the Class A-1-B/A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, respectively.  Under such interest rate cap agreements, the cap counterparty may be required to make a cap payment to the trust administrator, for deposit into the related interest rate cap account, on each related interest rate cap payment date.  The first interest rate cap payment date for each interest rate cap agreement occurs in January 2007 and the last interest rate cap payment date for the (i) Class A-1-B/A-1-C interest rate cap agreement is December  2008, (ii) Class A-1-D interest rate cap agreement is May 2009, (iii) Class A-2-B interest rate cap agreement is April 2010, (iv) Class A-3 interest rate cap agreement is October 2011, (v) Class M-1-B interest rate cap agreement is November 2008, (vi) Class M-2 interest rate cap agreement is November 2008, (vii) Class M-3 interest rate cap agreement is November 2008, (viii) Class M-5 interest rate cap agreement is November 2008, (ix) Class M-6 interest rate cap agreement is November 2008, (x) Class M-7 interest rate cap agreement is November 2008 and  (xi) Class M-8 interest rate cap agreement is November 2008.  Amounts paid under an interest rate cap agreement will first be available to cover any basis risk shortfall owing to the related certificates and then available to cover basis risk shortfalls on the other classes of LIBOR Certificates as described herein. Each interest rate cap agreement shall be administered, and all payment obligations of the trust and trustee thereunder performed, by the trust administrator on behalf of the trust and trustee.

We refer you to “Description of the Certificates—Distributions of Interest” and “—Interest Rate Cap Agreements” in this prospectus supplement for more detail.

Distributions of Principal

The amount of principal distributable on any class of certificates on any distribution date will be determined by:

·

funds actually received or advanced on the mortgage loans that are available to make principal distributions on the certificates; and

·

the amount of excess interest from the mortgage loans available to be paid as principal on the certificates as described below.

Funds actually received or advanced on the mortgage loans will consist of expected monthly scheduled payments, unexpected payments resulting from, among other things, prepayments by mortgagors or liquidations of defaulted mortgage loans (including any mortgage insurance proceeds, if any, on that mortgage loan), and advances made by the servicers.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events, including:

·

whether a distribution date occurs before, or on or after, the “stepdown date,” which is the earlier of (1) the distribution date following the distribution date on which the aggregate principal balance of the senior certificates is reduced to zero and (2) the later of (x) the distribution date in December 2009 and (y) the first distribution date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) aggregate principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this prospectus supplement; and

·

whether a “trigger event” is in effect, which is when either cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement or when the rate of delinquencies on mortgage loans 60 or more days past due over any three-month period is higher than certain levels set forth in this prospectus supplement.

The Class A-6-A and Class A-6-B Certificates are ‘lockout” certificates and generally will not be entitled to receive payments of principal until the earlier of (a) the distribution date in December 2009 and (b) the distribution date on which each other class of senior certificates has been paid in full.

Credit Enhancement

Overcollateralization

The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay the premium due the insurer, monthly interest on the certificates and certain related trust expenses.  This excess interest will be applied to pay principal on the certificates in order to create and maintain the required level of overcollateralization, except on the first distribution date none of the excess interest will be available to pay principal on the certificates.  The overcollateralization will be available to absorb losses on the mortgage loans.  The required level of overcollateralization may increase or decrease over time.  We cannot assure you that sufficient interest will be generated by the mortgage loans to create and maintain the required level of overcollateralization.

Subordination

The Senior Certificates and the right of the insurer to receive its premium and reimbursement amounts will have a payment priority over the Subordinate Certificates.  Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a higher payment priority.

Losses on the mortgage loans will first reduce the available excess interest and then reduce the overcollateralization amount.  If there is no overcollateralization at that time, losses on the mortgage loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the principal amount of the Mezzanine Certificates is reduced to zero.  If the applicable subordination is insufficient to absorb losses, then holders of the Senior Certificates may never receive all of their principal distributions.

The Policy

The Class A-4 Certificates will have the benefit of a financial guaranty insurance policy, referred to in this prospectus supplement as the policy, issued by the insurer, pursuant to which the insurer will unconditionally and irrevocably guarantee certain interest shortfalls and certain other payments on the Class A-4 Certificates on each distribution date.

See “Description of the Certificates” and “The Policy” in this prospectus supplement.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

·

the price at which the certificates are purchased;

·

the applicable pass-through rate;

·

the rate of prepayments on the mortgage loans;

·

whether optional termination or an auction sale occurs; and

·

losses on the mortgage loans that are not covered by credit enhancement.

For a discussion of special yield considerations applicable to the Offered Certificates, see “Risk Factors” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.

Advances

For any month, if a servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan, that servicer will advance its own funds to cover that shortfall, or if a servicer fails to make any such required advance, the master servicer will make such advance.  However, that servicer, or the master servicer, if applicable, will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.  In addition, neither that servicer, nor the master servicer, will be required to advance balloon payments.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

See “Servicing of the Mortgage Loans—Advances from the Servicers, the Master Servicer and the Trust Administrator” in this prospectus supplement.

Optional Termination; Auction Sale

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans is less than 10% of the aggregate Cut-off Date Principal Balance of the mortgage loans and certain conditions in the pooling and servicing agreement are satisfied (including the consent of the insurer if the exercise of such option would cause a claim under the policy or any reimbursement amounts would remain unpaid after giving effect to the purchase), the terminating entity, as described herein, may, but will not be required to, direct the purchase from the trust of all remaining mortgage loans, thereby causing an early retirement of the certificates.

In the event that the terminating entity fails to exercise its optional termination right and the Class A-4 Certificates are outstanding or any reimbursement amounts owed to the insurer are outstanding, the insurer may, at its option, exercise the optional termination right.

If the option to purchase the mortgage loans and the other assets in the trust as described above is not exercised and the aggregate outstanding principal balance of the mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans, the trust administrator will conduct an auction to sell the mortgage loans and the other assets in the trust.

The trust administrator will not be permitted to sell the mortgage loans and the other assets in the trust pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this prospectus supplement.

If an auction is not successful, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will conduct an additional auction of the mortgage loans every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity, as provided in the pooling and servicing agreement, of its purchase option.

An optional purchase or a successful auction of the remaining mortgage loans may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus accrued interest.

See “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple real estate mortgage investment conduit elections to be made with respect to a portion of the trust.  The certificates, other than the Class AR Certificates and exclusive of the right to receive basis risk shortfalls in the case of certain certificates, will represent ownership of regular interests in the upper tier REMIC.  These certificates will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting.  For federal income tax purposes, the Class AR Certificates will represent ownership of the residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the Offered Certificates including important information regarding the tax treatment of the auction certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

The Offered Certificates, other than the Class AR Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended or to Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in this prospectus supplement.  Sales of the Class AR Certificates to such plans or retirement arrangements are prohibited, except under certain circumstances described in “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the Offered Certificates, other than the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA. You should consult your legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for you.

See “Legal Investment” in this prospectus supplement for important information concerning possible restrictions on ownership of the Offered Certificates by regulated institutions.

Ratings

When issued, the Offered Certificates will receive ratings that are not lower than those listed in the table beginning on page S-6 of this prospectus supplement.  The ratings on the Offered Certificates address the likelihood that the holders of the Offered Certificates will receive all distributions on the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the Offered Certificates.

See “Ratings” in this prospectus supplement.

RISK FACTORS

The Offered Certificates are not suitable investments for all investors.  In particular, you should not purchase any class of Offered Certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The Offered Certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

Risk of Loss

The return on your certificates may be affected by losses on the mortgage loans, which could occur for a variety of reasons.

Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may affect risk of loss on the mortgage loans.

Approximately 15.44% of the mortgage loans are secured by mortgaged properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

See “Description of the Mortgage Pool—General” in this prospectus supplement.

Increased risk of loss as a result of balloon loans.

195 mortgage loans representing approximately 7.21% of the mortgage loans, by applicable Cut-off Date Principal Balance, are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the applicable servicer or master servicer is not obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Limited Obligations

Payments on the mortgage loans and the credit enhancement are the only source of payments on the Offered Certificates, other than the Class A-4 Certificates, which also have the benefit of a financial guaranty insurance policy issued by Financial Security Assurance Inc.

The certificates represent interests only in the trust.  The certificates do not represent any interest in or any obligation of the depositor, the servicers, the master servicer, any special servicer, the seller, the sponsor, the trustee, the trust administrator, the underwriter or any of their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, any special servicer, the seller, the sponsor, the trustee, the trust administrator, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of Offered Certificates is exhausted.  The Class A-4 Certificates do, however, have the benefit of a financial guaranty insurance policy issued by Financial Security Assurance Inc.

Payments Due Under the Terms of an Interest Rate Cap Agreement May Be Delayed, Reduced or Eliminated if Credit Suisse International Becomes Insolvent

The trustee, on behalf of the supplemental interest trust, will enter into eleven interest rate cap agreements with Credit Suisse International for the benefit of the holders of the Class A-1-B/A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.  Amounts received under an interest rate cap agreement will be available to first to pay basis risk shortfalls to the related class of LIBOR Certificates and then to pay basis risk shortfalls to the other classes of LIBOR Certificates.  In the event of the insolvency or bankruptcy of Credit Suisse International, payments due under an interest rate cap agreement may be delayed, reduced or eliminated.

Special Yield and Prepayment
Considerations

The yield to maturity on your certificates may be affected by application of the applicable net funds cap.

An investment in a Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificate involves the risk that the level of one-month LIBOR may change in a direction or at a rate that could cause one-month LIBOR plus the applicable margin to exceed the applicable rate cap.  An investment in any other class of certificates involves the risk that the applicable fixed pass-through rate will exceed the applicable rate cap.  This will have the effect of reducing the pass-through rates on those certificates, at least temporarily.  The difference will be paid to you either on the current distribution date or on future distribution dates, subject to applicable maximum rate caps, only if there is enough cashflow generated from available excess interest on the mortgage loans and with respect to the LIBOR Certificates, the interest rate cap agreements.

The rate of prepayments on the mortgage loans will be affected by various factors.

Approximately 27.97% of the mortgage loans, by Cut-off Date Principal Balance, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from 3 months to 5 years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the prepayment premium period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  With respect to certain mortgage loans, all prepayment premiums collected will be paid to the holders of the Class P Certificates, and with respect to the remaining mortgage loans, all prepayment premiums will be retained by the related servicer, and in each case, such prepayment premiums will not be available for payment of the Offered Certificates.

Additional risk is associated with the Class A-1-C and Class A-6-B Certificates.

In the event that the aggregate class principal balance of the mezzanine certificates and the overcollateralization amount have been reduced to zero, principal distributions to the senior certificates will be distributed pro rata based on their respective class principal balances except that the pro rata portion of principal otherwise allocable to the (i) Class A-1-C Certificates will be allocated to the Class A-1-A, Class A-1-B and Class A-1-D Certificates, pro rata, based on their respective class principal balances, until their respective class principal balances are reduced to zero and then to the Class A-1-C Certificates, until its class principal balance is reduced to zero and (ii) Class A-6-B Certificates, will be allocated to the Class A-2-A and Class A-6-A Certificates, pro rata, based on their respective class principal balances, until their respective class principal balances are reduced to zero and then to the Class A-6-B Certificates, until its class principal balance is reduced to zero.  As a result, the weighted average lives of the Class A-1-C and Class A-6-B Certificates may be longer than if each of these classes had continued to receive principal distributions proportionately with such other classes.

Interest only mortgage loans have a greater degree of risk of default.

Approximately 36.51% of the mortgage loans (by Cut-off Date Principal Balance) do not provide for any payments of principal for a period ranging from five to fifteen years following the date of origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.  The mortgagor’s monthly payment will be recalculated after the interest only period to an amount sufficient to amortize the principal balance of the loan over its remaining term and to pay interest at the related mortgage interest rate.  If the recalculated monthly payment is substantially higher than the mortgagor’s previous interest only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Simultaneous second lien risk.

Approximately 54.17% of the mortgage loans (by Cut-off Date Principal Balance) are subject to a second lien loan which is not included in the trust.  With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since borrowers have less equity in the mortgaged property.  Investors should also note that any borrower may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

An optional termination or an auction sale of the trust may adversely affect the certificates.

If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans as described herein, such purchase of mortgage loans would cause an early retirement of the certificates.  See “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this prospectus supplement.  If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the certificateholders.  This would have the same effect as if all of such remaining mortgagors made prepayments in full.  No assurance can be given that the purchase price will be sufficient to pay your certificate in full.  Any class of certificates purchased at a premium could be adversely affected by an optional purchase or auction sale of the mortgage loans.

See “Maturity and Prepayment Considerations” in the prospectus.

Recent Events

Several hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and Florida in the past year may have adversely affected mortgaged properties located in those states.  The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the Offered Certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.  Any such repurchases may shorten the weighted average lives of the related Offered Certificates.

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the Offered Certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the Relief Act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.  With respect to the Class A-4 Certificates, no interest shortfalls attributable to application of the Relief Act will be covered by the policy.

Recent Developments Affecting SPS

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases.  The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with SPS’s settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described below.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS.  Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law.  The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices.  As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has entered into consent agreements with certain state regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD.  While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

Since 2003, SPS has experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations.  At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders.  As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies.  No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future.  It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future.  Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the Offered Certificates, or any combination of these events.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

INTRODUCTION

The depositor will establish the CSAB Mortgage-Backed Trust 2006-4 with respect to CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4 on the closing date, pursuant to a pooling and servicing agreement among the depositor, DLJ Mortgage Capital, as seller, SPS, as a servicer and as modification oversight agent, Wells Fargo Bank, as a servicer, as master servicer and as trust administrator, and U.S. Bank, as the trustee, dated as of November 1, 2006. On the closing date, the depositor will deposit into the trust the mortgage loans which will constitute the mortgage pool.

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the prospectus under “Glossary.”

DESCRIPTION OF THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage pool, and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Numbers expressed below as percentages, other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans as of the cut-off date, unless otherwise indicated.

The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the sponsor took into account investor preferences and the sponsor’s objective of obtaining the most favorable combination of ratings on the certificates.

The depositor will acquire 3,357 mortgage loans (the “mortgage loans”) with an aggregate cut-off date principal balance of $748,985,360.51 (the “Cut-off Date Principal Balance”) from DLJ Mortgage Capital, an affiliate of the depositor, pursuant to an assignment and assumption agreement.  The mortgage loans acquired by the depositor from DLJ Mortgage Capital were previously purchased by DLJ Mortgage Capital in secondary market transactions from various mortgage loan originators and purchasers.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates and the insurer.

None of the servicers, any special servicer or the master servicer will have any servicing or master servicing obligations, as applicable, with respect to mortgage loans not serviced or master serviced by it.

The mortgage loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties.  The property securing a mortgage loan is referred to as the mortgaged property.  The mortgage pool will consist of mortgage loans with terms to maturity that range from 180 to 360 months from the date of origination or modification.

Each mortgage loan will be a conventional fixed rate mortgage loan evidenced by a mortgage note.  None of the mortgage loans provides for deferred interest or negative amortization.

Substantially all of the mortgage loans will contain “due-on-sale” clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.  Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of those mortgaged properties.  Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related Offered Certificates.  See “Maturity and Prepayment Considerations” in the prospectus.

All of the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments, except for approximately 36.51% of the mortgage loans (by Cut-off Date Principal Balance), which do not provide for any payments of principal for a period ranging from five to fifteen years following the date of origination (the “Interest Only Mortgage Loans”) and except for 195 mortgage loans (the “Balloon Loans”), representing approximately 7.21% of the aggregate Cut-off Date Principal Balance of the mortgage loans.  The weighted average interest only term for the Interest Only Mortgage Loans is 119 months, weighted by Cut-Off Date Principal Balance.  The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related remaining term of the mortgage loans.  Substantially all of the mortgage loans provide for payments due on the first day of each month.  Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

As of the cut-off date, the mortgage loans will have the characteristics indicated in the following table:

Cut-off Date Principal Balance	Number of Mortgage Loans	Earliest Payment Date	Latest Stated Maturity Date	Earliest Stated Maturity Date
$748,985,360.51	3,357	June 1, 2002	November 1, 2036	November 1, 2020

No mortgage loan will be 30 days or more delinquent as of the closing date.

A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.   For example, a mortgage loan with a payment due on August 1 that remained unpaid as of the close of business on August 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this prospectus supplement for September.

No mortgage loan is subject to a buydown agreement.

Approximately 27.97% of the mortgage loans, by Cut-off Date Principal Balance, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from 3 months to 5 years from the date of origination of such mortgage loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Applicable law may impose limitations on the amount of the prepayment premium or render such prepayment premium unenforceable.  In addition, under certain circumstances described in the related Servicing Agreement (as defined herein under “Servicing of Mortgage Loans”), a servicer may waive a prepayment premium.  With respect to certain mortgage loans, all prepayment premiums collected will be paid to the holders of the Class P Certificates, and with respect to the remaining mortgage loans, all prepayment premiums will be retained by the related servicer, and in each case, such prepayment premiums will not be available for payment of the offered certificates.

The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Nine mortgage loans representing approximately 0.22% of the mortgage loans, by Cut-off Date Principal Balance, have an LTV ratio at origination greater than 80% and are not covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization.  The primary mortgage guaranty insurance policy referred to in the preceding sentence will not be required for any of those mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

At least approximately 54.17% of the mortgage loans, by Cut-off Date Principal Balance, are subject to a second lien loan which is not included in the trust.

Mortgage Loan Statistical Information

Set forth below is a description of some additional statistical characteristics of the mortgage loans as of the cut-off date unless otherwise indicated.  All percentages of the mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the mortgage loans, and may not add up to 100% due to rounding.

Mortgage Rates*
Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
5.250 - 5.499	1	$ 389,917.21	0.05%
5.500 - 5.749	6	2,450,817.26	0.33
5.750 - 5.999	13	4,646,863.33	0.62
6.000 - 6.249	11	3,197,975.83	0.43
6.250 - 6.499	49	15,125,471.63	2.02
6.500 - 6.749	165	43,725,682.14	5.84
6.750 - 6.999	536	133,814,350.46	17.87
7.000 - 7.249	353	78,095,504.93	10.43
7.250 - 7.499	460	102,075,070.01	13.63
7.500 - 7.749	425	87,758,964.89	11.72
7.750 - 7.999	406	82,441,647.57	11.01
8.000 - 8.249	206	41,426,307.00	5.53
8.250 - 8.499	228	47,939,084.23	6.40
8.500 - 8.749	214	46,488,598.76	6.21
8.750 - 8.999	192	39,000,933.22	5.21
9.000 - 9.249	26	4,908,596.71	0.66
9.250 - 9.499	34	7,014,957.55	0.94
9.500 - 9.749	29	8,280,089.79	1.11
9.750 - 9.999	3	204,527.99	0.03
Total:	3,357	$748,985,360.51	100.00%

______________

*

The minimum mortgage rate and the maximum mortgage rate for the mortgage loans are 5.375% per annum and 9.836% per annum, respectively.  As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 7.512% per annum.

Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
15,000.01 - 25,000.00	1	$ 23,006.97	0.00%
25,000.01 - 50,000.00	85	3,686,809.15	0.49
50,000.01 - 75,000.00	260	16,593,482.08	2.22
75,000.01 - 100,000.00	303	26,548,544.34	3.54
100,000.01 - 125,000.00	373	41,968,786.04	5.60
125,000.01 - 150,000.00	338	46,463,628.70	6.20
150,000.01 - 175,000.00	261	42,435,629.80	5.67
175,000.01 - 200,000.00	312	58,816,910.41	7.85
200,000.01 - 250,000.00	418	94,125,041.40	12.57
250,000.01 - 300,000.00	289	79,581,347.81	10.63
300,000.01 - 400,000.00	324	111,971,697.10	14.95
400,000.01 - 500,000.00	195	86,738,279.42	11.58
500,000.01 - 600,000.00	84	46,321,493.50	6.18
600,000.01 - 700,000.00	43	27,673,636.34	3.69
700,000.01 - 800,000.00	29	22,070,446.17	2.95
800,000.01 - 900,000.00	17	14,408,904.05	1.92
900,000.01 - 1,000,000.00	15	14,776,147.89	1.97
1,000,000.01 - 1,100,000.00	2	2,170,000.00	0.29
1,100,000.01 - 1,200,000.00	1	1,186,774.05	0.16
1,200,000.01 - 1,300,000.00	2	2,518,766.22	0.34
1,300,000.01 - 2,000,000.00	4	5,833,676.58	0.78
3,000,000.01 - 3,100,000.00	1	3,072,352.49	0.41
Total:	3,357	$748,985,360.51	100.00%

______________

*

The minimum principal balance and the maximum principal balance of the mortgage loans as of the cut-off date are $23,006.97 and $3,072,352.49, respectively. As of the cut-off date, the average principal balance of the mortgage loans is $223,111,52.

Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
Single Family Residence	2,074	$445,218,578.57	59.44%
Condominium	352	71,722,472.73	9.58
2-4 Family	461	122,931,558.89	16.41
Co-op	6	744,820.52	0.10
Planned Unit Development	464	108,367,929.80	14.47
Total:	3,357	$748,985,360.51	100.00%

Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
Purchase	1,879	$410,844,208.65	54.85%
Refinance - Rate Term	409	90,912,023.18	12.14
Refinance - Cashout	1,069	247,229,128.68	33.01
Total:	3,357	$748,985,360.51	100.00%

Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
Primary	2,200	$543,676,719.88	72.59%
Second Home	160	39,145,958.14	5.23
Investment	997	166,162,682.49	22.19
Total:	3,357	$748,985,360.51	100.00%

______________

*

Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
Less than or equal to 10.000	1	$ 328,000.00	0.04%
10.001 - 15.000	1	49,712.62	0.01
15.001 - 20.000	4	489,108.69	0.07
20.001 - 25.000	13	1,234,869.59	0.16
25.001 - 30.000	18	4,078,859.80	0.54
30.001 - 35.000	32	5,001,584.18	0.67
35.001 - 40.000	32	5,776,746.98	0.77
40.001 - 45.000	45	11,781,393.61	1.57
45.001 - 50.000	56	13,530,686.37	1.81
50.001 - 55.000	77	20,705,509.21	2.76
55.001 - 60.000	102	24,654,255.10	3.29
60.001 - 65.000	107	31,942,730.10	4.26
65.001 - 70.000	421	91,327,282.94	12.19
70.001 - 75.000	320	71,458,746.24	9.54
75.001 - 80.000	1,868	424,763,997.38	56.71
80.001 - 85.000	23	3,918,024.71	0.52
85.001 - 90.000	149	22,779,854.27	3.04
90.001 - 95.000	66	11,541,778.33	1.54
95.001 - 100.000	22	3,622,220.39	0.48
Total:	3,357	$748,985,360.51	100.00%

______________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans are 5.700% and 100.000%, respectively. The weighted average original LTV ratio for the mortgage loans is approximately 74.237%.

Original Terms*
Original Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
180	109	$ 27,830,352.95	3.72%
240	9	3,260,259.32	0.44
300	2	474,214.58	0.06
360	3,237	717,420,533.66	95.79
Total:	3,357	$748,985,360.51	100.00%

______________

*

The minimum original term and the maximum original term for the mortgage loans are 180 months and 360 months, respectively.  The weighted average original term for the mortgage loans is 353 months.

Months Since Origination*
Months Since Origination	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
Less than 1	371	$ 78,440,046.81	10.47%
1 - 3	2,146	459,616,090.85	61.37
4 - 6	542	133,350,530.77	17.80
7 - 9	191	50,163,580.85	6.70
10 - 12	63	15,689,964.63	2.09
13 - 24	41	11,485,678.64	1.53
37 - 48	1	79,742.85	0.01
49 - 60	2	159,725.11	0.02
Total:	3,357	$748,985,360.51	100.00%

______________

*

The minimum months since origination and the maximum months since origination for the mortgage loans are less than one month and 54 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans is approximately three months.

Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
157 - 168	1	$ 80,143.25	0.01%
169 - 180	108	27,750,209.70	3.71
229 - 240	9	3,260,259.32	0.44
289 - 300	2	474,214.58	0.06
301 - 312	2	159,725.11	0.02
313 - 324	1	79,742.85	0.01
325 - 336	1	654,992.64	0.09
337 - 348	53	13,762,951.19	1.84
349 - 360	3,180	702,763,121.87	93.83
Total:	3,357	$748,985,360.51	100.00%

______________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans are 168 months and 360 months, respectively.  As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans is approximately 350 months.

Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
Full / Alternative	579	$112,427,598.63	15.01%
No Income / No Asset	479	97,811,796.00	13.06
Reduced	1,847	431,773,753.47	57.65
Stated Income / Stated Assets	452	106,972,212.41	14.28
Total:	3,357	$748,985,360.51	100.00%

_________________

*

For a description of the documentation types, see “The Originators.”

Geographic Distribution of Mortgaged Properties*
State	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
California	339	$115,654,955.23	15.44%
Florida	515	107,494,130.14	14.35
New York	200	75,613,324.54	10.10
New Jersey	185	56,338,614.44	7.52
Maryland	112	30,622,623.71	4.09
Texas	224	30,383,957.78	4.06
Virginia	118	28,752,033.89	3.84
Massachusetts	85	25,307,274.33	3.38
Arizona	104	23,686,805.84	3.16
Georgia	133	21,310,103.51	2.85
Other	1,342	233,821,537.10	31.22
Total:	3,357	$748,985,360.51	100.00%

______________

*

No other state represents more than 2.53% of the aggregate Cut-off Date Principal Balance of the mortgage loans.

Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
561 - 580	1	$ 276,992.37	0.04%
581 - 600	9	1,045,142.64	0.14
601 - 620	48	9,978,046.08	1.33
621 - 640	353	85,992,688.10	11.48
641 - 660	336	77,860,524.15	10.4
661 - 680	429	99,902,422.34	13.34
681 - 700	532	114,983,581.44	15.35
701 - 720	439	92,039,432.77	12.29
721 - 740	412	93,406,159.01	12.47
741 - 760	316	64,286,516.67	8.58
761 - 780	255	59,152,836.73	7.90
781 - 800	168	37,612,658.01	5.02
801 - 820	44	9,366,190.25	1.25
Not Available	15	3,082,169.95	0.41
Total:	3,357	$748,985,360.51	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans (where available) are 580 and 818,  respectively.  As of the cut-off date, the weighted average credit score for the mortgage loans (where available) will be approximately 701.

Delinquency History of the Mortgage Loans in the Past 12 Months*
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans
Never Delinquent	3,174	$701,647,651.04	93.68%
30-59	156	38,735,841.88	5.17
60-89	27	8,601,867.59	1.15
Total:	3,357	$748,985,360.51	100.00%

_________________

*        As of the cut-off date, no loan has been 90 days or more delinquent in the past 12 months.

Additional Information

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates.

The credit score tables included among the foregoing tables show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

THE ORIGINATORS

General

As of the Cut-off Date, Wells Fargo Bank originated or acquired 20.91% of the mortgage loans, DLJ Mortgage Capital acquired 21.95% of the mortgage loans, CSFC originated or acquired 10.68% of the mortgage loans, MortgageIT originated or acquired 10.60% of the mortgage loans and American Home originated or acquired 16.38% of the mortgage loans (in each case by Cut-off Date Principal Balance).  No other originator originated or acquired more than 10% of the mortgage loans (by Cut-off Date Principal Balance).

Underwriting Standards

The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market.  The mortgage loans acquired by DLJ Mortgage Capital were originated generally in accordance with the underwriting criteria set forth herein under “—DLJ Mortgage Capital, Inc.”  The mortgage loans originated or acquired by Wells Fargo Bank were originated generally in accordance with the underwriting standards described below under “—Wells Fargo Bank, N.A.”  The other mortgage loans were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

DLJ Mortgage Capital, Inc.

As of the Cut-off Date, DLJMC acquired approximately 21.95% of the mortgage loans (by Cut-off Date Principal Balance) through its whole-loan flow acquisition channel from originators that DLJMC has determined met its qualified correspondent requirements.  Such standards require that the following conditions be satisfied:  (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between DLJMC and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to DLJMC, in accordance with underwriting guidelines designated by DLJMC (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by DLJMC within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by DLJMC on a consistent basis for use by originators in originating mortgage loans to be purchased by DLJMC; and (iv) DLJMC employed, at the time such mortgage loans were acquired by DLJMC, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by DLJMC.  DLJMC purchased approximately $10.0 billion, $9.8 billion and $9.9 billion of mortgage loans through its whole-loan flow acquisition channel during 2003, 2004 and 2005, respectively, and approximately $6.0 billion of mortgage loans through its whole-loan flow acquisition channel through September 30, 2006.  The Designated Guidelines are substantially similar to the guidelines described above under “—General—Underwriting Standards”.

Credit Suisse Financial Corporation

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation.  CSFC conducts lending through wholesale loan production offices.  CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia.  CSFC has been originating mortgage loans since 2003.   The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540. CSFC originated approximately $0.9 million, $485.6 million and $2.7 billion of mortgage loans during 2003, 2004 and 2005, respectively, and approximately $2.3 billion through September 30, 2006.  The underwriting guidelines of CSFC are substantially similar to the guidelines described above under “—General—Underwriting Standards.”

Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

a.

Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Fixed-Rate Loans”);

b.

Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Adjustable-Rate Loans”);

c.

Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-B” mortgage loans (“Alt-B Fixed-Rate Loans”); and

d.

Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-B” mortgage loans (“Alt-B Adjustable-Rate Loans”).

From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2003		2004		2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Fixed-Rate Loans	7,821	$1,218,547,744	1,971	$363,156,775	1,712	$386,302,325
Alt-A Adjustable-Rate Loans	2,138	$353,752,693	500	$100,031,808	3,208	$966,796,725
Alt-B Fixed-Rate Loans	4,257	$671,401,750	10,504	$1,710,604,264	16,298	$3,032,243,542
Alt-B Adjustable-Rate Loans	1,644	$347,514,301	12,874	$2,857,345,640	6,841	$1,476,803,195

Wells Fargo Bank’s Mortgage Loan Programs

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from  realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”).  See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’  representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’  compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s general or modified underwriting standards.

Mortgage Loan Underwriting

The mortgage loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, and (iii) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General Standards

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain mortgage loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement.  In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two-to-four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.  Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) (“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

The appraisal of any mortgaged property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such other lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, mortgage loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Modified Standards

In comparison to Wells Fargo Bank’s “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such mortgage loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum “combined” Loan-to-Value Ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties.

On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their “alternative” mortgage loans (the “EFA Program”).  Under the EFA Program, mortgage loans are divided into two general categories, “Alt-A Prime” and “Alt-A Minus”.  Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category.  The differences between these categories are discussed herein.  All “alternative” mortgage loan originated by Wells Fargo Bank on and after July 10, 2006, were originated under the EFA Program guidelines.  Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower’s primary residence) with Wells Fargo Bank.  If the property is a primary residence, there is no limitation on the number of one-to-four-family residences that a borrower may finance with Wells Fargo Bank.

Generally, Wells Fargo Bank requires primary mortgage insurance for all Alt-A Prime mortgage loans.  For Alt-A Prime mortgage loans the primary insurance is paid by the borrower and for Alt-A Minus mortgage loans the primary mortgage insurance is paid by Wells Fargo Bank.  In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the “Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios and documentation types are as follows:

Coverage Percentages
Loan-to-Value Ratios	Documentation Types	Category I Mortgage Loans	Category II Mortgage Loans
97.01% to 100.00%	Full documentation	35%	30%
95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Mortgage Loans” includes mortgage loans with terms to maturity in excess of 20 years.

“Category II Mortgage Loans” includes mortgage loans with terms to maturity of less than or equal to 20 years.

Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its “Mortgage Express alternative-A” program (“Alt-B”), which was in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-B program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants were as follows:

Credit Level	Existing Mortgage History	Documentation Type	Credit Bureau Score*	Maximum Combined Loan to Value Ratio**
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	600 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

*

Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

**

The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan.  100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only. On a case-by case basis, Wells Fargo Bank may have made the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-B program had loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the mortgage loans originated or acquired by Wells Fargo Bank under the Alt-B program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any mortgage loans under the Alt-B program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-B program are generally secured by single-family detached residences, condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for mortgage loans originated under the Alt-B program. Wells Fargo Bank may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-B program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and loan-to-value ratios and combined loan-to-value ratios, higher loan amounts and more documentation types and property types.  The mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30- and 40-year Balloon Loans; and various types of Adjustable Rate Loans. The principal amounts of the mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program generally range from a minimum of $300,000 to a maximum of $6,000,000 for Alt-A Prime and from a minimum of $400,000 to a maximum of $4,000,000 for Alt-A Minus.

To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments.  To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days.  Wells Fargo Bank generally does not originate or acquire any mortgage loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for mortgage loans originated under the EFA Program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The EFA program includes No Ratio Loans with a borrower’s option to have assets verified, Stated Loans with a borrower’s option to have assets verified, Full Documentation Loans and No Documentation Loans.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum loan-to-value ratios and combined loan-to-value ratios for the Alt-A Prime and Alt-A Minus mortgage loans originated under the EFA Program:

Credit Level	Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan to Value Ratio**	Maximum Combined Loan to Value Ratio**
Alt-A Prime	Full Documentation	Owner occupied	$6,000,000	100%	100%
Alt-A Prime	Full Documentation	Second home	$6,000,000*	95%	100%
Alt-A Prime	Full Documentation	Non-owner occupied	$4,000,000	90%	100%
Alt-A Prime	Stated with option of verification of assets	Owner occupied	$6,000,000	95%	100%
Alt-A Prime	Stated with option of verification of assets	Second home	$6,000,000*	90%	90%
Alt-A Prime	Stated with option of verification of assets	Non-owner occupied	$4,000,000	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Prime	No Ratio with option of verification of assets	Second home	$4,000,000*	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Non-owner occupied	$3,000,000	90%	90%
Alt-A Prime	No Documentation	Owner occupied	$3,000,000	95%	95%
Alt-A Prime	No Documentation	Second home	$3,000,000	80%	80%
Alt-A Prime	No Documentation	Non-owner occupied	$1,000,000	75%	75%
Alt-A Minus	Full Documentation	Owner occupied	$4,000,000	100%	100%
Alt-A Minus	Full Documentation	Second home	$4,000,000	95%	100%
Alt-A Minus	Full Documentation	Non-owner occupied	$3,000,000	90%	100%
Alt-A Minus	Stated with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Minus	Stated with option of verification of assets	Second home	$2,000,000	90%	90%
Alt-A Minus	Stated with option of verification of assets	Non-owner occupied	$2,000,000	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Minus	No ratio with option of verification of assets	Second home	$2,000,000*	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Non-owner occupied	$1,000,000	90%	90%
Alt-A Minus	No Documentation	Owner occupied	$2,000,000	95%	95%
Alt-A Minus	No Documentation	Second home	$2,000,000*	75%	75%
Alt-A Minus	No Documentation	Non-owner occupied	$750,000	75%	75%

_________________________________

*

The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

**

The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan and the type of mortgaged property. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under a “No Ratio” program (such mortgage loans, “No Ratio Loans”) or under a “No Documentation” program (such mortgage loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrowers would not have been required to provide any information in their loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower has the option to have assets verified and certain minimum “cash reserves” are required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

In the case of the “Stated” program (such mortgage loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower has the option to have assets verified and certain minimum “cash reserves” are required. Under the Stated program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined at the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s income as determined at the discretion of the loan underwriter.

In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the “Stated Reduced” program (such mortgage loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the Stated Reduced program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

In the case of the “Full Documentation” program (such mortgage loans, “Full Documentation Loans”), all sections of the mortgage loan application must be complete with borrower’s employment, income and assets.  A minimum of two years of continuous employment or source of income must be disclosed for each borrower.  Generally, self-employed borrowers should have at least a two-year history in the same business in the same market area and must provide previous year’s W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year’s tax return.  For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified.  In addition, Full Documentation Loans are subject to a maximum debt-to-income ratio of 55%.

Wells Fargo Bank’s underwriting of every mortgage loan submitted (as to which underwriting authority has not been delegated) consists of a credit review.  In addition, Wells Fargo Bank’s underwriting of every mortgage loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the mortgage loan or the identity of the appraiser. Certain loans require a third-party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriter Discretion

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC's rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the hyperlinks labeled CSAB 2006-4 Original Portfolio Summary Characteristics and CSAB 2006-4 Performance data at http://www.credit-suisse.csab.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.  For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan with a payment due on December 1 that remained unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the trust.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor, CSFC  and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  CSi is an affiliate of Credit Suisse Holding (USA), Inc.  In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, CSFC, CSi, the underwriter or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SPONSOR AND THE SELLER

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor,” the “seller” and an “originator.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, the cap counterparty and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending September 30, 2006, the sponsor publicly securitized through the depositor in excess of approximately $23.5 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts.  None of the depositor, its parent or any of the depositor’s affiliates will ensure or guarantee distributions on the certificates.  The depositor will acquire the mortgage loans directly or through one or more affiliates.

After issuance of the certificates, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than the (i) the right to appoint a successor trustee or trust administrator upon the resignation or removal of the trustee or trust administrator, as applicable, and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

THE COUNTERPARTY UNDER THE INTEREST RATE CAP AGREEMENTS

Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “AA- (stable outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

The “significance percentage,” as calculated in accordance with Item 1115 of Regulation AB for each interest rate cap agreement, is less than 10%.

SERVICING OF THE MORTGAGE LOANS

General

Wells Fargo Bank will act as master servicer of all of the mortgage loans.  The mortgage loans will initially be serviced by several entities, some of which are listed in the following table.  The table shows, for each such servicer, the percentage of mortgage loans initially serviced by it by Cut-off Date Principal Balance of all of the mortgage loans.

Primary Servicing of the Loans
(by Percentages of the Cut-off Date Pool Balance of Mortgage Pool)

Servicer	% of All Mortgage Loans

Select Portfolio Servicing, Inc.	35.90%
Wells Fargo Bank, N.A.	63.06%
Other*	1.03%

*

No other servicer services more than 10% of the mortgage loans as of the cut-off date (by Cut-off Date Principal Balance of the applicable mortgage loan).

It is anticipated that within six months of the closing date, the servicing functions for all or substantially all of the mortgage loans serviced by SPS will be transferred to Wells Fargo Bank.  However, there can be no assurance that such servicing transfer will occur as anticipated or at all.  See “Risk Factors—If servicing is transferred, delinquencies may increase” in the accompanying prospectus.

SPS will act as modification oversight agent under the pooling and servicing agreement. As modification oversight agent, SPS will have the authority to review short sales and loan modifications, and direct servicers to make, not make, or modify a proposed short sale or loan modification. However, in the absence of direction from SPS, a servicer does not need to obtain pre-approval for any proposed short sale or loan modification. SPS, in its capacity as modification oversight agent, shall not have any duty or obligation to supervise, monitor or oversee the servicing activities of any servicer (other than with respect to the approval of short sale or loan modification).

The master servicer will oversee and enforce the servicing by SPS and Wells Fargo Bank, as servicer, in accordance with the servicing provisions of the pooling and servicing agreement.  The pooling and servicing agreement provides that the master servicer will oversee and enforce the servicing by other servicers of the applicable mortgage loans serviced by such servicers in accordance with the servicing provisions of certain related servicing agreements, in each case, among such servicer, DLJ Mortgage Capital, Wells Fargo Bank and the trustee.  The servicing provisions of such Servicing Agreements do not materially differ from the servicing provisions of the pooling and servicing agreement (the pooling and servicing agreement and such servicing agreements are collectively referred to herein as the “Servicing Agreements”).  Pursuant to the pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that a servicer is required to do so under the related Servicing Agreement, but fails to do so.  See “Fees and Expenses of the Issuing Entity—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” and “Servicing of the Mortgage Loans—Advances from the Servicers, the Master Servicer and the Trust Administrator” in this prospectus supplement.  If a servicer fails to perform in accordance with the terms of the related Servicing Agreement, the master servicer will be required to terminate that servicer and either find a successor servicer or service the related mortgage loans itself.  In either case, the successor servicer will be required to service the related mortgage loans according to the servicing provisions of the pooling and servicing agreement.

Each of SPS, Wells Fargo Bank, as servicer and the other servicers will be directly responsible for servicing the mortgage loans serviced by it under the terms of the related Servicing Agreement.  Under the related Servicing Agreement, the servicers may contract with subservicers to perform some or all of their servicing duties.  Regardless of the servicing arrangement, the servicers will remain liable for their servicing duties and obligations under the related Servicing Agreement, as if the servicers alone were servicing the mortgage loans.  Additionally, each of SPS and Wells Fargo Bank, as servicer, may enter into special servicing agreements as more fully described in “Servicing of the Mortgage Loans—Special Servicing Agreements” herein.  None of the servicers or any special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the related Servicing Agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located.  Under the related Servicing Agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis, within two business days of receipt, of payments and collections on the mortgage loans serviced by it net of the related servicing compensation.  Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the related Servicing Agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the related Servicing Agreement.  If permitted by the related Servicing Agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

Under the pooling and servicing agreement, the trust administrator will establish and maintain a certificate account.  Each servicer and the master servicer will establish and maintain a collection account pursuant to the terms of the related Servicing Agreement.  Each month, on a date specified in the related Servicing Agreement, each servicer will withdraw from its collection account all amounts representing collections on the mortgage loans that are required to be distributed to certificateholders on the distribution date in that month and remit such amounts to the trust administrator.  Funds credited to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the day immediately preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement.  See “-Flow of Funds” herein.

The pooling and servicing agreement prohibits the resignation of Wells Fargo Bank, as master servicer or as a servicer, and of SPS, as servicer, except upon (a) appointment of a successor master servicer, servicer or special servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master servicer or serviced by that servicer, respectively), as applicable, and receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates (without giving regard to the policy) or (b) a determination that the master servicer’s or such servicer’s duties thereunder are no longer permitted under applicable law and the appointment of a qualified successor.  Each other Servicing Agreement generally prohibits the resignation of the related servicer, except upon a determination that such servicer’s duties thereunder are no longer permitted under applicable law and the appointment of a qualified successor.  In addition, the entity specified in the pooling and servicing agreement and its assigns or its transferee may request that Wells Fargo Bank, as servicer, SPS or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable, provided such entity delivers to the insurer, trustee and trust administrator the letter from each rating agency described above.  No resignation of the master servicer will be effective until a successor master servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement.  No resignation of Wells Fargo Bank, as servicer or SPS will be effective until the master servicer or a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement.  If the master servicer acts as successor servicer with respect to any mortgage loans, there will be a period of transition, not to exceed 90 days, before servicing functions can be fully transferred to the master servicer as successor servicer; provided, however, that during such period, the master servicer will continue to be responsible to make advances and compensating interest payments with respect to such mortgage loans.  In connection with the appointment of a successor servicer to Wells Fargo Bank, SPS or a successor master servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

When a mortgage loan is in default or default is reasonably foreseeable, and if determined by the applicable servicer to be in the best interest of the certificateholders, the applicable servicer may permit servicing modifications of the mortgage loan, subject to the limitations set forth in the applicable Servicing Agreement.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the mortgage loans, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each servicer shall hold in the related collection account all scheduled installments of interest (net of the servicing fees) and principal collected on the related mortgage loans, together with any monthly advances in respect thereof.

Prepayment Period

With respect to SPS and prepayments in full, the 15th day of the month preceding the related distribution date to the 14th day of the month of the related distribution date.  With respect to Wells Fargo Bank and prepayments in full, the 14th day of the month preceding the related distribution date to the 13th day of the month of the related distribution date.  For all other servicers and all prepayments, and with respect to SPS and Wells Fargo Bank and partial prepayments, the calendar month immediately preceding the distribution date.

Each servicer shall hold in the related collection account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related mortgage loans during such period plus any amounts required to be paid by that servicer in respect of Prepayment Interest Shortfalls on such mortgage loans.

Cash Remittance Date

With respect to SPS, the 7th day preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day).  With respect to Wells Fargo Bank, as servicer, the 18th day of each calendar month (or, if the 18th is not a business day, the immediately following business day).  With respect to the master servicer, two business days immediately preceding the related distribution date.  With respect to any other servicer the 18th day of each calendar month (or, if the 18th is not a business day, the immediately preceding business day).

On the cash remittance date, each servicer will remit to the certificate account, scheduled payments received on the mortgage loans serviced by it due during the related due period and any monthly advances in respect thereof, prepayments received on the mortgage loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such servicer in accordance with the applicable servicing agreement.  On the cash remittance date, the master servicer will remit to the certificate account if a servicer fails to do so.

Distribution Date	The 25th day of each month, or if such day is not a business day, on the first business day thereafter.

On each distribution date, the trust administrator will remit amounts on deposit in the certificate account (net of trust administrator compensation) to certificateholders in accordance with the priority of distributions set forth herein.

Advances from the Servicers, the Master Servicer and the Trustee

Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

In the event that a Balloon Loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any Balloon Loan.

If the amount of advances received from a servicer of a mortgage loan is less than the amount required to be advanced by such servicer under the related Servicing Agreement, the master servicer will be required to make such advance, prior to each distribution date, subject to the master servicer’s reasonable determination as to recoverability.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.  Each servicer or the master servicer, as applicable, is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date.  Any failure by the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period.  If the master servicer is terminated as a result of the occurrence of an event of default, the trustee will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement.  For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default, see “Description of the Certificates—Events of Default” and”—Rights Upon Event of Default” in the prospectus.

Neither the master servicer nor the servicers will be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Appointment of Special Servicer; Specially Serviced Loans

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may be appointed with regard to any mortgage loan.  Under such circumstances, each servicer shall transfer the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure to such special servicer.  If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan.  Upon the transfer of the servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may purchase from the trust any mortgage loan that is delinquent 90 days or more if default on such mortgage loan is reasonably foreseeable.  That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances (other than with respect to advances made by such special servicer) and transferring costs.

All references herein to servicer include any special servicer in its capacity as a servicer of any such mortgage loan under the pooling and servicing agreement, unless otherwise indicated.

THE MASTER SERVICER AND TRUST ADMINISTRATOR

Wells Fargo Bank, National Association  will act as master servicer and trust administrator under the pooling and servicing agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479, Attention: CSAB 2006-4.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by DLJMC or an affiliate of DLJMC and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank will act as master servicer under the pooling and servicing agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the Servicing Agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the related Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of the related Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank is acting as the custodian of some of the mortgage loan files pursuant to a custodial agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file holder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE CUSTODIANS

Each of LaSalle Bank National Association and Wells Fargo Bank, N.A. (each, a “custodian”) will serve as a custodian pursuant to a custodial agreement, dated as of the cut-off date, between the related custodian and the trustee.  Each custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. Each custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the related  custodian’s custody but will be kept in shared facilities. However, each custodian's proprietary document tracking system will show the location within the related custodian's facilities of each mortgage file and will show that the mortgage loan documents are held by the related custodian on behalf of the trust. Each custodian will review each related mortgage file in accordance with the review criteria specified in the related custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of each custodian are set forth in the related custodial agreement.

THE SERVICERS

Select Portfolio Servicing, Inc.

SPS will act as a servicer of certain mortgage loans pursuant to the pooling and servicing agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the certificates.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors—Recent Developments Affecting SPS” in this prospectus supplement.  The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Alt-A Loans
Period Ended	Number of Loans	Unpaid Principal Balance
December 31, 2002	62,199	10,457,573,428
December 31, 2003	66,128	12,374,542,093
December 31, 2004	27,361	4,978,569,575
December 31, 2005	23,920	4,988,849,850
March 31, 2006	22,841	4,797,233,747
June 30, 2006	21,046	4,328,541,447
September 30, 2006	18,047	3,699,283,083

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in this prospectus supplement.  In fact, the obligations of SPS to service the mortgage loans for the certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also  identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim.  SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

·

Print and mail services

·

Foreclosure and bankruptcy processing

·

Title processing

·

Tax payments and processing

·

Insurance payments and claims processing

·

Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

·

Payoff quote preparation

·

Property valuations for property preservation

·

Data integrity on newly boarded loan data

·

Validation of ARM changes

·

Forbearance preparation

·

REO invoice preparation

·

Escrow analysis

·

Junior lien analysis

·

Reconveyance processing

·

Back office research related to customer service

·

MERS loan tracking

·

Bankruptcy per-discharge audit

·

Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

·

Extending the new hire training period

·

Introducing a centralized call monitoring program

·

Increasing involvement of mid-senior level managers in the hiring process

·

Implemented new incentive plans based on a true balanced scorecard

·

Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

·

Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

·

Customizing training programs in support of material business process changes

·

Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

·

Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

·

Implementing automated underwriting for loss mitigation with escalated review of any denials

·

Implementing web-based technology for management of timeline processes

·

Implementing web-based imaging technology.

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank will act as a servicer of certain mortgage loans pursuant to the pooling and servicing agreement.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.  As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan.  The expense fees consist of the servicing fee and any lender paid mortgage guaranty insurance premiums, if applicable. The expense fees will vary from mortgage loan to mortgage loan.  The rate at which the expense fees accrue is expected to range from 0.20% to 1.60% per annum of the outstanding principal balance of each mortgage loan.  As of the cut-off date, the weighted average per annum rate at which the expense fees accrue is expected to equal approximately 0.25%.  The Net Mortgage Rate of a mortgage loan is equal to its mortgage rate less the rate at which the expense fees accrue on that mortgage loan.

Each servicer or the master servicer is obligated to pay some ongoing expenses associated with the mortgage loans serviced or master serviced, respectively, by it and incurred by that servicer or master servicer, as applicable, in connection with its responsibilities under the related Servicing Agreement, and those amounts will be paid by such servicer or master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable.  The amount of the servicing fee for each servicer is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”  The related servicer will also be entitled to receive all late payment fees, assumption fees and other similar charges, and with respect to certain of the mortgage loans, prepayment premiums, and the related servicer will also be entitled to receive all reinvestment income earned on amounts on deposit in its collection account for the mortgage loans.  In addition, Wells Fargo Bank, as servicer and SPS will be entitled to the interest portion of any prepayment in full if such prepayment is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month.

The following table sets forth certain information with respect to the fees payable to the servicers, the master servicer, the trust administrator and the trustee.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each servicer and each mortgage loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) the servicing fee rate with respect to such mortgage loan.  The servicing fee rate for a mortgage loan is equal to the expense fee rate for that mortgage loan less the portion of the rate, if any, allocable to lender paid mortgage insurance premiums.

Each servicer will withdraw or withhold from the related collection account their aggregate servicing fee from interest actually collected on each mortgage loan serviced by it, prior to such amounts being available to make payments on the certificates.

Trust Administrator	Monthly	The trust administrator will receive as its fee net investment earnings on amounts on deposit in the certificate account.	On each distribution date, the trust administrator will withdraw the net investment earnings on amounts on deposit in the certificate account prior to distributions to certificateholders.
Master Servicer	As determined by the master servicer and trust administrator.	The fees of the master servicer will be determined by agreement between the master servicer and the trust administrator.	The fees of the master servicer will be paid by the trust administrator from the trust administrator’s fee.
Trustee	As determined by the trust administrator and the trustee.	The fees of the trustee will be determined by agreement between the trust administrator and the trustee.	The fees of the trustee will be paid by the trust administrator from the trust administrator fee.
Insurer	Monthly	0.07% per annum of the class principal balance of the Class A-4 Certificates.	On each distribution date, the trust administrator will withdraw the insurer premium from amounts on deposit in the certificate account prior to distributions to certificateholders.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the due date occurring in the month in which such partial principal prepayment was made, with a resulting reduction in interest payable for such month.

Compensating Interest Payments by SPS.  SPS (or the master servicer, if SPS fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

·

the servicing fee that SPS is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by Wells Fargo Bank.  Wells Fargo Bank, as master servicer, is obligated to remit compensating interest payments to the trust administrator to the extent that any servicer  is required to do so under the pooling and servicing agreement but fails to do so.

Wells Fargo Bank, as servicer (or the master servicer, if Wells Fargo Bank, as servicer, fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fourteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo Bank, and

·

the servicing fee that Wells Fargo Bank, as servicer, is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by the Other Servicers.  Each servicer, other than those described above (or the master servicer, if such servicer fails to do so), is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount generally equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans directly serviced by such servicer made during the calendar month preceding such distribution date, and

·

the servicing fee that such servicer is entitled to receive from the trust on the related distribution date, equal to at least 0.20% per annum of the aggregate Stated Principal Balance of such mortgage loans.

Any remaining shortfall in interest collections resulting from principal prepayments on the mortgage loans will be allocated pro rata to each class of certificates, according to the amount of interest to which that class of the certificates would otherwise be entitled, in reduction thereof.  See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the pooling and servicing agreement.  Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

Senior Certificates

The CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4 will include the following classes of senior certificates:

·

Class A-1-A Certificates;

·

Class A-1-B Certificates;

·

Class A-1-C Certificates;

·

Class A-1-D Certificates;

·

Class A-2-A Certificates;

·

Class A-2-B Certificates;

·

Class A-3 Certificates;

·

Class A-4 Certificates;

·

Class A-5 Certificates;

·

Class A-6-A Certificates;

·

Class A-6-B Certificates; and

·

Class AR Certificates (also referred to as the Residual Certificates).

All classes of senior certificates are offered hereby.  The Class X Certificates will initially be held by Credit Suisse Securities (USA) LLC.

Subordinate Certificates

In addition to the senior certificates, the CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4, will also include the following classes of subordinate certificates:

·

the Class M-1-A and Class M-1-B Certificates which are subordinate to the Senior Certificates;

·

the Class M-2 Certificates which are subordinate to the Senior, Class M-1-A and Class M-1-B Certificates;

·

the Class M-3 Certificates which are subordinate to the Senior, Class M-1-A, Class M-1-B and Class M-2 Certificates;

·

the Class M-4 Certificates which are subordinate to the Senior, Class M-1-A, Class M-1-B, Class M-2 and Class M-3 Certificates;

·

the Class M-5 Certificates which are subordinate to the Senior, Class M-1-A, Class M-1-B, Class M-2, Class M-3 and Class M-4 Certificates;

·

the Class M-6 Certificates which are subordinate to the Senior, Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates;

·

the Class M-7 Certificates which are subordinate to the Senior, Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates;

·

the Class M-8 Certificates which are subordinate to the Senior, Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates; and

·

the Class X Certificates which are subordinate to the Senior and Mezzanine Certificates.

All classes of Subordinate Certificates, other than the Class X Certificates, are offered hereby.

In addition to the Senior Certificates and the Subordinate Certificates, the CSAB Mortgage-Backed Pass Through Certificates, Series 2006-4 will also include the Class P Certificates.

Designations

·

The Class A-1-A, Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-A, Class A-2-B, Class A-3, Class A-4, Class A-5, Class A-6-A, Class A-6-B and Class AR Certificates are referred to as the Senior Certificates.

·

The Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates are referred to as the Mezzanine Certificates.

·

The Mezzanine and Class X Certificates are referred to as the Subordinate Certificates.

·

The Senior and Mezzanine Certificates are referred to as the Offered Certificates.

·

The Senior Certificates, the Subordinate Certificates and the Class P Certificates are referred to as the Certificates.

·

The Class A-6-A and Class A-6-B Certificates are also referred to as the Lockout Certificates.

·

The Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates are also referred to as the Floating Rate Certificates or the LIBOR Certificates.

·

The Class AR Certificates are also referred to as the Residual Certificates.

Assets of the Trust

The certificates will evidence the entire beneficial ownership interest in the trust.  The trust will consist of:

·

the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

·

any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

·

the trustee’s rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the Servicing Agreements and their proceeds;

·

the collection accounts, the certificate account and the assets that are deposited in each of them from time to time;

·

the Interest Rate Cap Agreements and the Interest Rate Cap Accounts;

·

the Policy issued by the insurer; and

·

all proceeds of any of the foregoing.

Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

The Interest Rate Cap Agreements and the Interest Rate Cap Accounts are not assets of the trust, but instead are assets of the separate supplemental interest trust.

The offered certificates will have the denominations set forth in the table on page S-9.

Book-Entry Registration

The offered certificates, other than the Class AR Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates.  Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase, National Association will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates.  No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under “—Definitive Certificates” below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.  Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

·

DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor;

·

the depositor, in writing, with the consent of the applicable participants, elects to terminate the book-entry system through DTC; or

·

after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trust administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners, and the participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter commencing in December 2006, to the persons in whose names those certificates are registered on the related Record Date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register.  In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities.  The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the Certificates.

Accrual Period—For any distribution date and any class of Certificates, other than the LIBOR Certificates, the calendar month immediately preceding that distribution date.  For any distribution date and the LIBOR Certificates the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding that distribution date.

Aggregate Loan Balance—For any date of determination, will equal the aggregate of the Stated Principal Balances of the mortgage loans, except as otherwise provided, as of the last day of the related Collection Period.

Applied Loss Amount—As defined herein under “—Credit Enhancement—Application of Realized Losses.”

Basis Risk Shortfall—For any class of Offered Certificates and any distribution date, the sum of

(1)

the excess, if any, of the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over the related Current Interest for the applicable distribution date,

(2)

any Basis Risk Shortfall remaining unpaid from prior distribution dates, and

(3)

interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap.

Capitalization Reimbursement Amount—For any distribution date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to a servicer on or prior to such distribution date in connection with the modification of such mortgage loan.

Carryforward Interest—For any class of Offered Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class A-6 Available Principal Amount—As to any distribution date, an amount equal to (i) if such distribution date is prior to the Stepdown Date or occurs when a Trigger Event is in effect, the Principal Payment Amount for that distribution date and (ii) if such distribution date is on or after the Stepdown Date and a Trigger Event is not in effect, the Senior Principal Payment Amount for that distribution date.

Class A-6 Calculation Percentage— As to any distribution date, a fraction expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of the Class A-6-A and Class A-6-B Certificates and the denominator of which is the aggregate Class Principal Balance of the Senior Certificates, in each case prior to giving effect to distributions of principal on that distribution date.

Class A-6 Lockout Distribution Amount—As to any distribution date, an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for that distribution date, (2) the Class A-6 Calculation Percentage for that distribution date and (3) the Class A-6 Available Principal Amount for such distribution date, but in no event will the Class A-6 Lockout Distribution Amount exceed (a) the outstanding aggregate Class Principal Balance of the Class A-6-A and Class A-6-B Certificates or (b) the Class A-6 Available Principal Amount for such distribution date.

Class A-6 Lockout Percentage—As to any distribution date, the applicable percentage set forth below for that distribution date:

Range of Distribution Dates	Class A-6 Lockout Percentage
December 2006 - November 2009	0%
December 2009 - November 2011	45%
December 2011 - November 2012	80%
December 2012 - November 2013	100%
December 2013 and thereafter	300%

Class M-1 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates after giving effect to payments on such distribution date and (ii) the aggregate Class Principal Balance of the Class M-1-A and Class M-1-B Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 91.48% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class M-2 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A and Class M-1-B Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 93.78% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class M-3 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A, Class M-1-B and Class M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 94.78% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class M-4 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A, Class M-1-B, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 95.58% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class M-5 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A, Class M-1-B, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 96.28% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class M-6 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 96.97% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class M-7 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 97.77% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class M-8 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-8 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 98.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Class Principal Balance—For any class of Certificates, other than the Class X Certificates, as of any date of determination, an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

·

all amounts previously distributed to holders of certificates of that class as payments of principal; and

·

in the case of any class of Mezzanine Certificates, any reductions to the Class Principal Balance thereof due to Realized Losses, as described below under “—Credit Enhancement—Application of Realized Losses.”

·

provided, however, that the Class Principal Balance of the Mezzanine Certificates (including any such class of Mezzanine Certificates for which the Class Principal Balance has been reduced to zero), will be increased in an aggregate amount equal to the Recoveries received in respect of any distribution date as follows: in order of seniority, beginning with the Class M-1-A and M-1-B Certificates, pro rata, up to the amount of the Deferred Amount for that class.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Compensating Interest—For each of the mortgage loans serviced by any servicer and any distribution date, an amount to be paid by that servicer as described above under “Fees and Expenses of the Issuing Entity—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this prospectus supplement.

Current Interest—For any class of Offered Certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each such class of Certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Deferred Amount—For any class of Mezzanine Certificates and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the Class Principal Balance thereof due to Recoveries on mortgage loans.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

Expense Fee Rate—With respect to each mortgage loan will be equal to the sum of (i) the applicable servicing fee rate and (ii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Interest Remittance Amount— For any distribution date, the sum, without duplication, of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of scheduled principal payments on the mortgage loans during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the servicing fee and mortgage insurance premiums with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers, the master servicer, the trust administrator or the trustee with respect to the mortgage loans, (or as otherwise permitted by the pooling and servicing agreement), (2) all Compensating Interest paid by the servicers or the master servicer related to the mortgage loans with respect to that distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to the mortgage loans during the calendar month immediately preceding that distribution date allocable to interest and (4) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid expense fees) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to interest.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on the mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

Liquidated Mortgage Loan—A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to clauses I(xi) and II(xi) under “—Distributions of Principal” below.

Most Senior Enhancement Percentage— For any distribution date and any class of Certificates, will be the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Balance of those classes of certificates which are lower in priority than such class of Certificates and (ii) the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Net Funds Cap—For any distribution date and each class of Offered Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date (adjusted with respect to the Insured Certificates, to reflect the premium payable to the insurer) and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding distribution date, multiplied by, (b) with respect to the LIBOR Certificates only, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Liquidation Proceeds—All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses, (2) unreimbursed Advances and (3) Recoveries, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate—As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the Expense Fee Rate.  The mortgage rate of any mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

Optimal Interest Remittance Amount—For any distribution date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of the mortgage loans or were not taken into account in computing the Expense Fee Rate.

Overcollateralization Amount—For any distribution date and the Certificates will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the Offered Certificates after giving effect to payments on such distribution date.

Overcollateralization Commencement Date—The distribution date in January 2007.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any scheduled principal payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Policy—Will be the financial guaranty insurance policy provided by the insurer with respect to the Class A-4 Certificates.

Prepayment Interest Shortfall—The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month’s interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the principal balance of that mortgage loan being prepaid.  No Prepayment Interest Shortfall will be calculated for principal prepayments in full received on a mortgage loan serviced by Wells Fargo Bank or SPS if such principal prepayment in full is distributed to certificateholders in the month of receipt.  With respect to the Class A-4 Certificates, no Prepayment Interest Shortfalls will be covered by the Policy.

Prepayment Period—For any distribution date and any principal prepayment in full received on a mortgage loan serviced by SPS, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs.  For any distribution date and any principal prepayment in full received on a mortgage loan serviced by Wells Fargo, the period from the fourteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the thirteenth day of the month in which that distribution date occurs. For any distribution date and any principal prepayment in full received on a mortgage loan serviced by any other servicer, and for any principal prepayment in part received on any mortgage loan, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date, the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any distribution date will be equal to (A) the sum, without duplication, of (1) all principal collected (other than Payaheads) or advanced in respect of scheduled principal payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers, the master servicer, the trust administrator and the trustee with respect to the mortgage loans, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient (or as otherwise permitted by the pooling and servicing agreement) and the principal portion of related Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received on the mortgage loans during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller or purchased by a servicer during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal and (5) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient (or as otherwise permitted by the pooling and servicing agreement) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to principal less (B) the Capitalization Reimbursement Amount for such distribution date.

Record Date—For any distribution date and the LIBOR Certificates, the business day preceding that distribution date so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, the last business day of the month preceding the month of that distribution date.

Recovery—With respect to any distribution date and mortgage loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that distribution date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that distribution date.

Reimbursement Amount—Means the aggregate of all payments made with respect to the Class A-4 Certificates by the insurer under the Policy to the extent not previously reimbursed, plus interest thereon at the per annum rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. at its principal office in the City of New York as its prime lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, N.A.) plus 3%, plus any other amounts owing to the insurer under the pooling and servicing agreement.

Relief Act—The Servicemembers Civil Relief Act, and any similar state or local statute.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Senior Enhancement Percentage—For any distribution date and the Senior Certificates, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Senior Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 86.47% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Stated Principal Balance— For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loan, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Stepdown Date—The date occurring on the earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates is reduced to zero and (ii) the later of (x) the distribution date in December 2009 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the Certificates on such distribution date) is greater than or equal to approximately 13.53%.

Substitution Amount—The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan or mortgage loans, plus unpaid interest accrued thereon.

Targeted Overcollateralization Amount—For any distribution date prior to the Stepdown Date, approximately 0.55% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 1.10% of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

Trigger Event—A Trigger Event will be in effect for any distribution date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth in the table immediately below) of the Most Senior Enhancement Percentage for the most senior class of Certificates then outstanding:

Class	Percentage
Senior	50.00%
Class M-1-A and Class M-1-B	79.34%
Class M-2	108.68%
Class M-3	129.50%
Class M-4	152.94%
Class M-5	181.72%
Class M-6	223.84%
Class M-7	304.50%
Class M-8	614.55%

or

(ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the closing date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
December 2008 - November 2009	0.25%*
December 2009 - November 2010	0.60%*
December 2010 - November 2011	1.05%*
December 2011 - November 2012	1.45%*
December 2012 - and thereafter	1.75%

_______________

*

The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates.  The cumulative loss percentage for each succeeding distribution date (except for distribution dates on and after December 2012) in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

Distributions of Interest

The pass-through rates for the Certificates are described in the table on page S-6 of this prospectus supplement and in the notes to that table. The margins for the LIBOR Certificates are as follows:

Class of LIBOR Certificates	Margin (%)
	(1)	(2)
A-1-B	0.090%	0.090%
A-1-C	0.140%	0.140%
A-1-D	0.070%	0.070%
A-2-B	0.160%	0.160%
A-3	0.220%	0.220%
M-1-B	0.340%	0.510%
M-2	0.410%	0.615%
M-3	0.450%	0.675%
M-5	0.970%	1.455%
M-6	1.250%	1.750%
M-7	1.500%	2.000%
M-8	1.750%	2.250%

____________________

(1)

Prior to and on the first optional termination date.

(2)

After the first possible optional termination date.

The amount of interest payable on each distribution date in respect of each class of Certificates offered hereby will equal the sum of (1) the Current Interest for such class on such date and (2) any Carryforward Interest for such class and date.  Interest will accrue on each class of Offered Certificates, other than the LIBOR Certificates, on the basis of a 360-day year consisting of twelve 30-day months.  Interest will accrue on the LIBOR Certificates on the basis of a 360 day year and the actual number of days elapsed in each Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Offered Certificates, such class will be entitled to the amount of any Basis Risk Shortfall (in accordance with the priority of payments described herein under “—Credit Enhancement—Overcollateralization”) from Monthly Excess Cashflow.  Such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the “Basis Risk Reserve Fund”).  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 and amounts that would otherwise be paid on the Class X Certificates.

Prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date, the LIBOR Certificates will be entitled to receive the amount of any Basis Risk Shortfall from available amounts deposited in the Interest Rate Cap Accounts received pursuant to the Interest Rate Cap Agreements (as defined and described herein under “—Interest Rate Cap Agreement”).

On each distribution date, the Interest Remittance Amount for such distribution date will be paid in the following order of priority:

(i)

to the insurer, the premium due in connection with the Policy;

(ii)

concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and distribution date;

(iii)

to the insurer, any unpaid Reimbursement Amount;

(iv)

concurrently, to the Class M-1-A and Class M-1-B Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and distribution date;

(v)

to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;

(vi)

to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;

(vii)

to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;

(viii)  to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;

(ix)

to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;

(x)

to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;

(xi)

to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;  and

(xii)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (xi) above (such amount, “Monthly Excess Interest”) for such distribution date.

Distributions of Principal

Distributions of principal on the Senior Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.  Distributions of principal on the Subordinate Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Senior Certificates.

The Principal Payment Amount will be paid on each distribution date as follows:

I.

On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)

first, to the Senior Certificates, in the order described under “—Allocation of Principal Payments to the Senior Certificates” below, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the insurer, any premium and Reimbursement Amounts not repaid from interest collections as described under “—Distributions of Interest” above;

(iii)

third, to the Class M-1-A and Class M-1-B Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(iv)

fourth, to the Class M-2 Certificates, until its Class Principal Balance is reduced to zero;

(v)

fifth, to the Class M-3 Certificates, until its Class Principal Balance is reduced to zero;

(vi)

sixth, to the Class M-4 Certificates, until its Class Principal Balance is reduced to zero;

(vii)

seventh, to the Class M-5 Certificates, until its Class Principal Balance is reduced to zero;

(viii)

eighth, to the Class M-6 Certificates, until its Class Principal Balance is reduced to zero;

(ix)

ninth, to the Class M-7 Certificates, until its Class Principal Balance is reduced to zero;

(x)

tenth, to the Class M-8 Certificates, until its Class Principal Balance is reduced to zero; and

(xi)

eleventh, for application as part of the Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (x) above.

II.

On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)

first, to the Senior Certificates, the Senior Principal Payment Amount in the order described under “—Allocation of Principal Payments to the Senior Certificates” below, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the insurer, any premium and Reimbursement Amounts not repaid from interest collections as described under “—Distributions of Interest” above;

(iii)

third, to the Class M-1-A and Class M-1-B Certificates, the Class M-1 Principal Payment Amount, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(iv)

fourth, to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero;

(v)

fifth, to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero;

(vi)

sixth, to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero;

(vii)

seventh, to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero;

(viii)

eighth, to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero;

(ix)

ninth, to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero;

(x)

tenth, to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero; and

(xi)

eleventh, for application as part of the Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (x) above.

Allocation of Principal Payments to the Senior Certificates

On each Distribution Date, principal distributions allocated to the Senior Certificates are required to be allocated sequentially, in the following order of priority:

(i)

first, to the Class AR Certificates, until its Class Principal Balance is reduced to zero;

(ii)

second, to the Class A-6-A and Class A-6-B Certificates, pro rata based on their respective Class Principal Balances, the Class A-6 Lockout Distribution Amount, until their respective Class Principal Balances are reduced to zero;

(iii)

third, to the Class A-1-A, Class A-1-B, Class A-1-C and Class A-1-D Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(iv)

fourth, to the Class A-2-A and Class A-2-B Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(v)

fifth, to the Class A-3 Certificates, until its Class Principal Balance is reduced to zero;

(vi)

sixth, to the Class A-4 Certificates, until its Class Principal Balance is reduced to zero;

(vii)

seventh, to the Class A-5 Certificates, until its Class Principal Balance is reduced to zero; and

(viii)

eighth, to the Class A-6-A and Class A-6-B Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

Notwithstanding the foregoing, in the event that the aggregate Class Principal Balance of all Mezzanine Certificates and the Overcollateralization Amount have been reduced to zero, principal distributions to the Senior Certificates will be distributed pro rata based on their respective Class Principal Balances; provided, however, that the pro rata allocation to the (i) Class A-1-C Certificates will be distributed to the Class A-1-A, Class A-1-B and Class A-1-D Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and then to the Class A-1-C Certificates, until its Class Principal Balance is reduced to zero, and (ii) Class A-6-B Certificates will be distributed to the Class A-2-A and Class A-6-A Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and then to the Class A-6-B Certificates, until its Certificate Principal Balance is reduced to zero.

Credit Enhancement

Credit enhancement for the Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses and overcollateralization, in each case as described herein.

Subordination. The rights of holders of the Subordinate Certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of Certificates having a higher priority of payment, as described under “—Distributions of Interest” and “—Distributions of Principal” and the rights of the insurer to receive the premium due the insurer and any Reimbursement Amounts.  This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

The limited protection afforded to holders of classes of Certificates with a higher priority of payment by means of the subordination of certain classes of Certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses.  If a mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the mortgage loans will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).  If on any distribution date, after giving effect to all Realized Losses incurred with respect to the mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the Offered Certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Balance of, first, the Class Principal Balance of the Class M-8 Certificates, until its Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class M-7 Certificates, until its Class Principal Balance is reduced to zero; third, the Class Principal Balances of the Class M-6 Certificates, until its Class Principal Balances is reduced to zero; fourth, the Class Principal Balance of the Class M-5 Certificates, until its Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class M-4 Certificates, until its Class Principal Balance is reduced to zero; sixth, the Class M-3 Certificates, until its Class Principal Balance has been reduced to zero; seventh, the Class M-2 Certificates, until its Class Principal Balance has been reduced to zero; and eighth, the Class Principal Balances of the Class M-1-A and Class M-1-B Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances have been reduced to zero.  The Class Principal Balance of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of the Subordinate Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

Overcollateralization.  The weighted average of the mortgage rates of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the Certificates plus the premium due to the insurer and certain other expenses of the trust, thus generating certain excess interest collections.  Monthly Excess Interest will be applied on each distribution date, commencing on the Overcollateralization Commencement Date, to accelerate the reduction of the aggregate Class Principal Balance of the Certificates.  Such application of excess interest collections as payments of principal will cause the aggregate Class Principal Balance of the Certificates to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses on the mortgage loans will reduce the overcollateralization, and could result in an Overcollateralization Deficiency.

In addition, on and after the Stepdown Date, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the Certificates but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)

On the December 2006 Distribution Date, to the Class X Certificates, 100% of the Monthly Excess Interest;

(2)

(A) beginning with the Overcollateralization Commencement Date, until the aggregate Class Principal Balance of the Certificates equals the Aggregate Loan Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest available for such distribution date, to the Certificates, in the following order of priority:

(a)

to the Senior Certificates, in the order and giving effect to the limitations on distributions to such classes, as described above under “—Distributions of Principal – Allocation of Principal Payments to the Senior Certificates”;

(b)

to the Class M-1-A and Class M-1-B Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(c)

to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

(d)

to the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;

(e)

to the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;

(f)

to the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;

(g)

to the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;

(h)

to the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero; and

(i)

to the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;

(B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(3)

to the Class M-1-A and Class M-1-B Certificates, pro rata based on amounts due, any Deferred Amount for such classes;

(4)

to the Class M-2 Certificates, any Deferred Amount for such class;

(5)

to the Class M-3 Certificates, any Deferred Amount for such class;

(6)

to the Class M-4 Certificates, any Deferred Amount for such class;

(7)

to the Class M-5 Certificates, any Deferred Amount for such class;

(8)

to the Class M-6 Certificates, any Deferred Amount for such class;

(9)

to the Class M-7 Certificates, any Deferred Amount for such class;

(10)

to the Class M-8 Certificates, any Deferred Amount for such class;

(11)

to the Senior Certificates, pro rata based on amounts due, any Basis Risk Shortfall for each such class;

(12)

to the Class M-1-A and Class M-1-B Certificates, pro rata based on amounts due, any Basis Risk Shortfall for such class;

(13)

to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

(14)

to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

(15)

to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

(16)

to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

(17)

to the Class M-6 Certificates, any Basis Risk Shortfall for such class;

(18)

to the Class M-7 Certificates, any Basis Risk Shortfall for such class;

(19)

to the Class M-8 Certificates, any Basis Risk Shortfall for such class;

(20)

to the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

(21)

to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

(22)

to the Class AR Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Class AR Certificates under this clause 22.

On any distribution date, distributions pursuant to paragraphs 11 through 19 will be made after giving effect to withdrawals from the Interest Rate Cap Accounts to pay such Basis Risk Shortfalls on such date.

The Interest Rate Cap Agreements

On or before the closing date, the trustee, on behalf of the supplemental interest trust, will enter into eleven interest rate cap agreements for the benefit of the holders of the Class A-1-B/A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (each, an “Interest Rate Cap Agreement” and collectively, the “Interest Rate Cap Agreements”), each with CSi as counterparty (the “Counterparty”) whereby, in consideration for a payment by the trust administrator, on behalf of the trust, to the Counterparty on the Closing Date, the Counterparty will agree to make payments to the trust administrator under each Interest Rate Cap Agreement, on behalf of the trust, on each related Interest Rate Cap Agreement Payment Date on which the related Index Rate (subject to a related cap rate ceiling with respect to the Interest Rate Cap Agreements related to the Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates) exceeds the related cap strike rate for such date.  The Interest Rate Cap Agreements shall be administered, and all payment obligations of the trust and trustee thereunder performed, by the trust administrator on behalf of the trust and trustee.  Any amounts received by the trust administrator under the Interest Rate Cap Agreements will be deposited to an account established by the trust administrator for each Interest Rate Cap Agreement (each, an “Interest Rate Cap Account”).  Each Interest Rate Cap Account is a part of the supplemental interest trust but will not be an asset of any REMIC.  The “Interest Rate Cap Agreement Payment Date” for each Interest Rate Cap Agreement is the Business Day preceding each Distribution Date beginning in January 2007, to and including the Business Day preceding the Distribution Date in (i) December 2008 with respect to the Interest Rate Cap Agreement related to the Class A-1-B/A-1-C Certificates, (ii) May 2009 with respect to the Interest Rate Cap Agreement related to the Class A-1-D Certificates, (iii) April 2010 with respect to the Interest Rate Cap Agreement related to the Class A-2-B Certificates, (iv) October 2011 with respect to the Interest Rate Cap Agreement related to the Class A-3 Certificates, (v) November 2008 with respect to the Interest Rate Cap Agreement related to the Class M-1-B Certificates, (vi) November 2008 with respect to the Interest Rate Cap Agreement related to the Class M-2 Certificates, (vii) November 2008 with respect to the Interest Rate Cap Agreement related to the Class M-3 Certificates, (viii) November 2008 with respect to the Interest Rate Cap Agreement related to the Class M-5 Certificates, (ix) November 2008 with respect to the Interest Rate Cap Agreement related to the Class M-6 Certificates, (x) November 2008 with respect to the Interest Rate Cap Agreement related to the Class M-7 Certificates and (xi) November 2008 with respect to the Interest Rate Cap Agreement related to the Class M-8 Certificates.  A “Business Day” under the Interest Rate Cap Agreements is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York.

Under each Interest Rate Cap Agreement, the Counterparty will agree to make payments to the trust administrator, on behalf of the trust, on each related Interest Rate Cap Agreement Payment Date equal to the product of (i) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Distribution Date through, but not including, the current Distribution Date, subject to the Following Business Day Convention (within the meaning of the 2000 ISDA Definitions), and the denominator of which is 360, (ii) the applicable notional amount for the related Interest Rate Cap Agreement (as set forth in Annex II) and (iii) the percentage equal to the difference between (1) the lesser of (a) the related Index Rate for such period and (b) with respect to the Interest Rate Cap Agreements related to the Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, the applicable cap rate ceiling for such period (as set forth in Annex II for the related Interest Rate Cap Agreement and Interest Rate Cap Agreement Payment Date) and (2) the applicable cap strike rate for such period (as set forth in Annex II for the related Interest Rate Cap Agreement and Interest Rate Cap Agreement Payment Date) (the “Cap Payment Amount”); provided, that if the related Index Rate is less than or equal to the applicable cap strike rate, then the applicable Cap Agreement Payment Amount will be zero.  Generally, the “Index Rate” is the rate, as determined by the Counterparty, for one-month deposits in U.S. Dollars which appear on the Telerate Page 3750 two London banking days prior to the first day of the related accrual period for the related Interest Rate Cap Agreement or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market.

Amounts on deposit in an Interest Rate Cap Account related to an Interest Rate Cap Agreement, if any, will first be available on any distribution date to pay any Basis Risk Shortfall to the related class of Certificates, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described in this prospectus supplement under “—Credit Enhancement—Overcollateralization” on such distribution date.

Amounts paid under the Interest Rate Cap Agreements not used on the related distribution date to cover Basis Risk Shortfalls to the related class of Certificates, will be used to cover Basis Risk Shortfalls on the remaining classes of LIBOR Certificates, first, pro rata, to the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B and Class A-3 Certificates according to the amount of Basis Risk Shortfalls due to each such class and then to the Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates sequentially in order of payment priority, in each case prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described in this prospectus supplement under “—Credit Enhancement— Overcollateralization” on such distribution date.  Any remaining amounts will be released to the Class X Certificateholders.

Unless terminated earlier, each Interest Rate Cap Agreement will terminate on the distribution date specified above, subject to the Following Business Day Convention (within the meaning of the 2000 ISDA Definitions) (after any payment due on such date is paid).  Both the trust administrator and the Counterparty will have the right to terminate an Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with such Interest Rate Cap Agreement, including, without limitation, an ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder.  Although it is not anticipated that there will be additional amounts payable by the trust, certain amounts may be payable by the trust under an Interest Rate Cap Agreement.  Any such payment will be subordinate to the rights of the holders of the Offered Certificates.

Determination of LIBOR

The annual certificate interest rates of the LIBOR Certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (a “LIBOR Determination Date”), except that for the initial distribution date LIBOR will equal 5.3200% per annum.  Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trust administrator after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.  The trust administrator’s calculation of LIBOR and the resulting pass-through rate on any class of LIBOR Certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders and the certificate insurer all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.  Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and, if made more than 90 days of the closing date, may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis as set forth in the pooling and servicing agreement, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

·

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

·

have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

·

have an LTV ratio not higher than that of the deleted mortgage loan;

·

have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan; provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

·

comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

In connection with the sale of the mortgage loans by the depositor to the trust, pursuant to the pooling and servicing agreement, the seller will make as of the closing date representations and warranties relating to the mortgage loans.  These representations and warranties include the following:

·

each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

·

each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

·

none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

·

no proceeds from a mortgage loan was used to finance a single-premium credit insurance policy; and

·

each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

·

cure that breach,

·

repurchase that mortgage loan at an amount equal to the sum of (i) the unpaid principal balance of the mortgage loan on the date of repurchase, (ii) accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee, if the seller is the servicer) from the date through which interest was last paid by the mortgagor to the date of repurchase, (iii) the amount of any unreimbursed servicing advances made by a servicer with respect to such mortgage loan and (iv) any costs and damages actually incurred and paid by or on behalf of the trust as a result of a failure to comply, at the time such mortgage loan was made, with federal, state or local predatory and abusive lending laws applicable to that mortgage loan, or

·

substitute a replacement mortgage loan for that mortgage loan.

However, substitution is permitted only within two years of the closing date and, if made more than 90 days after the closing date, may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMICs, or result in a prohibited transaction under the Internal Revenue Code of 1986, as amended (the “Code”).  The depositor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective.  The seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above.  The obligations of each servicer, the modification oversight agent, any special servicer and the master servicer are limited to their respective contractual servicing obligations under the applicable Servicing Agreement.

Optional Termination; Auction Sale

On any applicable distribution date on or after which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the Terminating Entity, as provided in the pooling and servicing agreement, may, but is not required to, direct the servicer servicing the largest percentage of mortgage loans at the time of such optional termination to purchase, on behalf of the Terminating Entity, the mortgage loans, all real property acquired in respect of all of the mortgage loans remaining in the trust, and any trust assets for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) with respect to any REO property, the lesser of (x) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at the expense of the depositor and (y) the Stated Principal Balance of each mortgage loan related to any REO property plus accrued and unpaid interest thereon at the applicable mortgage rate, and (iii) any unreimbursed advances and servicing fees and other amounts payable to the master servicer, the servicers (other than any servicer, to the extent such servicer is the Terminating Entity), the insurer, the trust administrator and the trustee (the “Par Value”).

Subject to the terms and conditions of the pooling and servicing agreement, the “Terminating Entity” will be:

(i) the holder of the largest percentage interest of Class X Certificates, unless the holder of the largest percentage interest of Class X Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date;

(ii) the holder of the next largest percentage interest of Class X Certificates, if the holder of the largest percentage interest of Class X Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date;

(iii) the servicer servicing the largest percentage of mortgage loans at the time of such optional termination, if the depositor or an affiliate of the depositor is the holder of 100% of the Class X Certificates and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date; or

(iv) the insurer, if the entities specified in (i), (ii) or (iii) above fail to exercise the optional termination right and the Class A-4 Certificates are outstanding or any Reimbursement Amounts owed to the insurer are outstanding, if the insurer gives notice pursuant to the pooling and servicing agreement.

The Terminating Entity will be required to obtain the consent of the insurer if the exercise of such right would cause a claim under the Policy or any Reimbursement Amounts would remain unpaid after giving effect to the termination.

If the option to purchase the mortgage loans and the other assets in the trust as described above is not exercised and the aggregate Stated Principal Balance of the mortgage loans declines below 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the mortgage loans and the other assets in the trust.

With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool.  The trust administrator will sell the related mortgage loans to the institution with the highest bid exceeding the Par Value plus certain expenses set forth in the pooling and servicing agreement.  If less than three bids are received or the highest bid received is less than the Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the Terminating Entity of its purchase option with respect to the mortgage loans.

If the purchase option is exercised or if a successful auction occurs with respect to the mortgage loans it will effect an early retirement of the certificates.  Distributions on the certificates relating to any optional termination or successful auction will be treated as a prepayment of the related mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates.”  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Issuing Entity

On the closing date, and until the termination of the trust, the CSAB Mortgage-Backed Trust, 2006-4, referred to herein as the issuing entity, will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement.  The issuing entity will not have any liabilities as of the closing date.  The fiscal year end of the issuing entity will be December 31 of each year.  The assets of the issuing entity are described herein under “Description of the Certificates¾Assets of the Trust.”

The issuing entity will not have any employees, officers or directors.  The trustee, the depositor, the master servicer, the modification oversight agent, the servicers and the trust administrator will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans” in this prospectus supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically provided in the pooling and servicing agreement.  Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “Description of the Certificates - Amendment” in the prospectus.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss.  The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006.  As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V.  The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,027 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,572,900,000.

The trustee will have the following material duties under the pooling and servicing agreement:

·

directly or through a custodian, to hold the mortgage notes, mortgages and other legal documents in the mortgage files relating to all or some of the mortgage loans;

·

directly or through a custodian, to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

·

in the event of a default by the servicer under the pooling and servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the master servicer.  If the master servicer is terminated, or the master servicer resigns, the trustee will become the successor master servicer.  However, if the trustee is unwilling or unable to act as successor master servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent.  The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trust Administrator

The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator.  The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the trust administrator becomes insolvent.  The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trust administrator.  Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

The pooling and servicing agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

The trust administrator will be required to notify certificateholders and the rating agencies of any event of default by the master servicer or servicer known to the trust administrator, and the appointment of any successor master servicer or servicer.

The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator’s website, which is presently located at http://www.ctslink.com.   In addition, the trust administrator will post on the above website, on a monthly basis, current loan level data reports about the mortgage loans in the trust fund. The format of these loan level data reports may be modified, or they may be discontinued, at any time.  Assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600.  The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders.  The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

Voting Rights

At all times 99% of all voting rights will be allocated among the holders of each class of certificates, other than the Class X, Class P and Class AR Certificates.  The portion of such 99% of all voting rights shall be allocated among such classes based on their respective class principal balances.  At all times 1% of all voting rights will be allocated to the holders of the Class X Certificates.  Voting rights shall be allocated among the certificates within each class of certificates (other than the Class P and Class AR Certificates) based on their respective Class Principal Balances.  At all times, no voting rights will be allocated to the Class P and Class AR Certificates.

Pursuant to the terms of the pooling and servicing agreement, unless the insurer has defaulted on its obligations under the Policy and such default is continuing, the Class A-4 certificateholders agree that the insurer shall be treated by the depositor, the master servicer, the trust administrator and the sponsor as if the insurer were the holder of all of the Class A-4 Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class A-4 certificateholders thereunder without any further consent of the holders of the Class A-4 Certificates, and the holders of the Class A-4 Certificates will not exercise any of such rights without the prior written consent of the insurer.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.” The pooling and servicing agreement provides that the Residual Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement.  Each Residual Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

The final scheduled distribution date (the “Final Scheduled Distribution Date”) for the Offered Certificates is the distribution date in December 2036, which is the distribution date for the certificates occurring in the month following the month in which the latest stated maturity of any mortgage loan occurs.  The actual final distribution date for any class of certificates could be substantially earlier.  No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of Offered Certificate on or before its Final Scheduled Distribution Date.

Additional Issuances of Certificates

Upon the surrender of one or more classes of Offered Certificates to the trust, the trust will be permitted to issue one or more additional classes of certificates that will represent ownership interests in the surrendered certificates.  A REMIC election will be made with respect to the surrendered certificates and the newly issued classes will constitute the regular interests in this REMIC.  The Class AR Certificates will represent ownership of the residual interest in this REMIC.  Any such issuance will be made pursuant to an amendment to the pooling and servicing agreement that will only require the consent of the holders of the Offered Certificates that are surrendered to the trust.

THE POLICY

The Policy

The following summary of the terms of the financial guaranty insurance policy (the “Policy”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class A-4 Certificates (the “Insured Certificates”), the insurer will deliver the Policy to the trustee for the benefit of the holders of the Insured Certificates.  Under the Policy, the insurer unconditionally and irrevocably guarantees to the trustee for the benefit of any holder of an Insured Certificate the full and complete payment of (i) Guaranteed Distributions on the Insured Certificates and (2) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

“Guaranteed Distributions” means, with respect to any distribution date and the Insured Certificates, (i) the amount, if any, by which the amount available to be paid as interest to the Insured Certificates, pursuant to the priority of payment set forth in the pooling and servicing agreement, is less than the sum of Current Interest and any Carryforward Interest for the Insured Certificates and such distribution date, and (ii) to the extent unpaid on the final scheduled distribution date or the date of earlier termination of the trust pursuant to the terms of the pooling and servicing agreement, after payment of all other amounts due to the Insured Certificates, the remaining Class Principal Balance of the Insured Certificates, in each case in accordance with the original terms of the certificates when issued and without regard to any amendments or modifications of the certificates or the pooling and servicing agreement except amendments or modifications to which the insurer has given its prior written consent. The insurer may consent to any amendment of or modification to the pooling and servicing agreement as permitted by the pooling and servicing agreement; provided, however, that no such amendment or modification shall, without the consent of the holders of any affected Insured Certificates, change the entitlement of the holders to payment under the Policy of any unpaid principal of the Insured Certificates due at final maturity, or any unpaid interest thereon due on any distribution date.  The Policy will not cover Prepayment Interest Shortfalls, Basis Risk Shortfalls, interest shortfalls due to the Relief Act, or any taxes or withholding or other charges imposed by any governmental authority.  Guaranteed Distributions will not include (x) any portion of a Guaranteed Distribution due to holders of any Insured Certificates because a notice and certificate in proper form as required by the Policy was not timely received by the insurer and (y) any portion of a Guaranteed Distribution due to holders of any Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by the insurer of the amount of such unpaid interest.

Payment of claims on the Policy made in respect of Guaranteed Distributions will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the second business day following receipt of such notice for payment and (ii) 12:00 noon New York City time, on the date on which such payment was due on the Insured Certificates, as applicable. The insurer shall be entitled to pay any amount under the Policy in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been received by the insurer as provided above.  The insurer shall be entitled to pay principal under the Policy on an accelerated basis if the insurer shall so elect in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of “Guaranteed Distributions,” if such principal would have been payable under the pooling and servicing agreement were funds sufficient to make such payment available to the trust administrator for such purpose.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the insurer shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below or (b) the first to occur of (i) the fourth business day following receipt by the insurer from the trust administrator of (A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the holder of the applicable Insured Certificate is required to return principal or interest paid on such certificate during the Term of the Policy because those distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the holder of such Insured Certificate that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder of such Insured Certificate, in the form as is reasonably required by the insurer and provided to the holder of such Insured Certificate, by the insurer, irrevocably assigning to the insurer all rights and claims of the holder of such Insured Certificate, relating to or arising under such Insured Certificate, against the trust or otherwise with respect to the preference payment, or (2) the date of receipt by the insurer from the trust administrator of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to the date of receipt, the insurer shall have received written notice from the trust administrator that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust administrator on behalf of the trustee or any holder of an Insured Certificate, directly, unless a holder of an Insured Certificate has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the trust administrator on behalf of the trustee for distribution by the trust administrator to the holder of such Insured Certificate upon proof of payment reasonably satisfactory to the insurer. In connection with the foregoing, the insurer shall have the rights provided pursuant to the pooling agreement to the holders of each class of Insured Certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of an Insured Certificate in the conduct of any proceeding with respect to a preference claim.

The terms “receipt” and “received,” with respect to the Policy, shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the Policy by the trust administrator is not in proper form or is not properly completed, executed or delivered, or contains a misstatement, it shall be deemed not to have been received, and the insurer or the fiscal agent shall promptly so advise the trust administrator and the trust administrator may submit an amended notice.

“Term of the Policy” means the period from and including the closing date to and including the date on which (i) the unpaid principal balances of all of the Insured Certificates have been reduced to zero (after giving effect to all payments), (ii) any period during which any payment on the Insured Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

Under the Policy, “business day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City or the city in which the corporate trust office of the master servicer, the trustee or the trust administrator is located are authorized or obligated by law, executive order or governmental decree to be closed.

The insurer’s obligations under the Policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trust administrator on behalf of the trustee as provided in the Policy, whether or not those funds are properly applied by trust administrator.

The insurer shall be subrogated to the rights of the holder of an Insured Certificate to receive payments of principal and interest to the extent of any payment by the insurer under the Policy.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the Policy and claims against the insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund. The Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Insured Certificates.

Pursuant to the terms of the pooling and servicing agreement, unless the insurer has defaulted on its obligations under the Policy and such default is continuing, the holders of Insured Certificates agrees that the insurer shall be treated by the depositor, the master servicer, the trustee, the trust administrator and the sponsor as if the insurer were the holder of all of the Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of Insured Certificates thereunder without any further consent of the holders of the Insured Certificates, and the holders of the  Insured Certificates will not exercise any of such rights without the prior written consent of the insurer.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. THE POLICY IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

THE INSURER

The information set forth in the following paragraphs has been provided by Financial Security Assurance Inc.

General

Financial Security Assurance Inc., which is referred to in this prospectus supplement as “FSA” or the “insurer”, is a financial guaranty insurance company incorporated in 1984 under the laws of the State of New York.  FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps.  Financial guaranty insurance provides a guaranty of scheduled payments on an issuer’s obligations -- thereby enhancing the credit rating of those obligations -- in consideration for the payment of a premium to the insurer.  FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations.  Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value.  Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds.  Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments.  Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction).  FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA’s underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as “Holdings”.  Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation.  Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries.  No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations.  In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis.  This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA’s obligations under any financial guaranty insurance policy.

Ratings

FSA’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.  See “Ratings” in this prospectus supplement.

Capitalization

The following table sets forth the capitalization of FSA and its subsidiaries as of September 30, 2006 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

September 30, 2006
(In thousands)
(Unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)………………….....	$1,595,873
Surplus Notes………………………………...	108,850

Shareholder’s Equity:
Common Stock……………………….........	15,000
Additional Paid-In Capital………………....	841,117
Accumulated Other Comprehensive Income (net of deferred income taxes)…..	115,008
Accumulated Earnings………………..........	2,111,417
Total Shareholder’s Equity……………..........	3,082,542

Total Deferred Premium Revenue (net), Surplus Notes and Shareholder’s Equity….	$4,787,265

For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement.  FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission.  Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

(a)

Annual Report on Form 10-K for the year ended December 31, 2005 (audited),

(b)

Quarterly Report on Form 10-Q for the period ended March 31, 2006 (unaudited),

(c)

Quarterly Report on Form 10-Q for the period ended June 30, 2006 (unaudited), and

(d)

Quarterly Report on Form 10-Q for the period ended September 30, 2006 (unaudited).

All documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the filing of this prospectus supplement and before the termination of the offering of the Insured Certificates, shall be deemed incorporated by reference into this prospectus supplement.

You may request a free copy of any filings incorporated by reference into this prospectus supplement by calling or writing to the depositor at 11 Madison Avenue, New York, New York 10010.

The depositor, on behalf of the Trust Fund, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of FSA included in or as an exhibit to the Annual Report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the Insured Certificates offered herein, and the offering of the Insured Certificates at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile.  In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business.  As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer.  Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

Other Information

The insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.  The insurer has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by the insurer and presented, included or incorporated by reference in this prospectus supplement under the heading “The Insurer.”

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

The yields to maturity of each class of the Offered Certificates and the aggregate amount of distributions on each class of the Offered Certificates will be affected by, among other things, the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon.  For this purpose, the term “prepayment” includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by a seller due to uncured breaches of representations and warranties or the purchase of certain mortgage loans by a Terminating Entity or other purchaser of mortgage loans pursuant to an auction, under the circumstances described under “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this prospectus supplement. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans.  Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans (and the applicable Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the Offered Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.

Approximately 27.97% of the mortgage loans are subject to prepayment premiums during intervals ranging from 3 months to 5 years following origination, as described under “Description of the Mortgage Pool—General” herein.  Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The depositor makes no representation as to the expected rate of prepayments on the mortgage loans. See “Description of the Mortgage Pool” and “Description of the Certificates” herein and “Maturity and Prepayment Considerations” in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the Offered Certificates.

Investors in the Offered Certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the Offered Certificates may choose to reinvest amounts received as principal distributions on the Offered Certificates may be lower than the interest rate borne by such Certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the Offered Certificates for reinvestment at such high prevailing interest rates may be relatively low.

Substantially all of the mortgage loans will contain “due-on-sale” clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of Offered Certificates.  See “Maturity and Prepayment Considerations” in the prospectus.

Sequentially Paying Certificates

The Senior Certificates are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement.  Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.  The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

Lockout Certificates

Investors in the Class A-6-A and Class A-6-B Certificates should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the distribution date in December 2009, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other related classes of certificates.

LIBOR Certificates

The yield to maturity on the LIBOR Certificates will be sensitive to fluctuations in LIBOR, and the pass-through rate on these certificates will vary directly with the level of LIBOR.

Modeling Assumptions

For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the Offered Certificates under certain prepayment scenarios, the following assumptions (the “Modeling Assumptions”), among others, have been made:

(1)

the mortgage loans consist of 131 hypothetical mortgage loans with the following characteristics:

Loan Number	Cut-off Date Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Balloon Term (Months)	Loan Age (months)	Original Interest-Only Period (Months)
1	33,785,033.04	8.29612317	8.04612317	478	358	2	0
2	451,256.05	8.75000000	8.50000000	473	353	7	0
3	341,447.98	8.87500000	8.62500000	478	358	2	0
4	187,930.85	7.12500000	6.87500000	479	359	1	0
5	185,862.77	7.12500000	6.87500000	478	358	2	0
6	429,761.61	8.12500000	7.87500000	478	358	2	0
7	1,718,949.60	7.70628353	7.36674331	475	355	5	0
8	349,235.04	8.51510208	8.26510208	476	356	4	0
9	114,783.94	7.50000000	7.25000000	477	357	3	0
10	285,698.62	8.75000000	8.50000000	476	356	4	0
11	300,180.97	7.63446748	7.38446748	478	358	2	0
12	319,097.93	8.50000000	8.25000000	472	352	8	0
13	227,736.14	8.00000000	7.75000000	476	356	4	0
14	4,682,403.71	8.22498325	7.97498325	477	357	3	0
15	270,947.91	7.75000000	7.50000000	477	357	3	0
16	692,405.91	7.92484959	7.67484959	474	354	6	0
17	364,740.04	7.25000000	7.00000000	478	358	2	0
18	9,143,835.84	8.01867657	7.70579671	477	357	3	0
19	129,725.57	7.87500000	7.62500000	598	358	2	0
20	10,578,365.28	6.86632575	6.61632575	177	177	3	0
21	287,209.31	6.87500000	6.62500000	177	177	3	0
22	135,189.50	7.03312948	6.78312948	173	173	7	0
23	146,708.33	8.00000000	7.75000000	177	177	3	0
24	135,966.93	8.00000000	7.75000000	178	178	2	0
25	109,660.43	7.25000000	7.00000000	179	179	1	0
26	1,192,889.14	7.34750188	7.09750188	178	178	2	0
27	324,740.72	6.50000000	6.25000000	177	177	3	0
28	118,845.22	6.87500000	6.62500000	177	177	3	0
29	568,984.86	7.10019262	6.62681723	176	176	4	0
30	199,814.48	7.80784224	7.55784224	178	178	2	0
31	298,101.52	7.00000000	6.75000000	178	178	2	0
32	130,430.75	7.87500000	7.62500000	178	178	2	0
33	375,000.00	7.12500000	6.87500000	60	179	1	120
34	224,000.00	6.37500000	6.12500000	60	178	2	120
35	3,603,239.41	7.19310812	6.94310812	60	176	4	120
36	781,485.00	7.42735465	7.17735465	60	173	7	120
37	228,784.44	6.87500000	6.62500000	60	176	4	120
38	620,000.00	7.00000000	6.75000000	60	171	9	120
39	285,600.00	7.75000000	7.50000000	60	173	7	120
40	6,718,437.63	7.12846545	6.87846545	60	173	7	120
41	766,900.00	6.91760660	6.66760660	120	179	1	60
42	3,260,259.32	7.19559689	6.94559689	238	238	2	0
43	474,214.58	7.01229841	6.76229841	296	296	4	0
44	301,284,113.47	7.40778436	7.15839602	357	357	3	0
45	178,480.45	7.75000000	7.50000000	345	345	15	0
46	203,688.59	7.37500000	7.12500000	358	358	2	0
47	1,049,364.29	8.87418099	8.62418099	357	357	3	0
48	529,109.39	8.05538186	7.80538186	358	358	2	0
49	4,682,218.90	7.08754688	6.83754688	358	358	2	0
50	323,927.52	9.12500000	8.87500000	359	359	1	0
51	3,832,017.91	7.49902784	7.24902784	356	356	4	0
52	1,137,910.47	7.97249534	7.72249534	352	352	8	0
53	271,895.64	7.38484394	7.13484394	356	356	4	0
54	545,930.98	7.12500000	6.87500000	351	351	9	0
55	74,556.87	7.00000000	6.75000000	353	353	7	0
56	194,997.76	6.87500000	6.62500000	354	354	6	0
57	5,910,533.45	7.17852790	6.92852790	355	355	5	0
58	463,483.72	6.68355416	6.43355416	356	356	4	0
59	1,380,628.20	8.09506966	7.84506966	358	358	2	0
60	377,372.66	7.78473921	6.98736916	357	357	3	0
61	923,629.40	7.86957985	7.61957985	357	357	3	0
62	144,584.41	7.50000000	7.25000000	358	358	2	0
63	138,037.80	8.75000000	8.50000000	352	352	8	0
64	94,194.48	7.62500000	7.37500000	346	346	14	0
65	219,629.30	6.87500000	6.62500000	358	358	2	0
66	2,066,238.28	7.74467887	7.49467887	357	357	3	0
67	194,237.77	6.00000000	5.75000000	348	348	12	0
68	2,277,777.21	8.11503180	7.86503180	358	358	2	0
69	2,479,104.84	7.86881480	7.61881480	355	355	5	0
70	462,790.00	8.31764544	8.06764544	358	358	2	0
71	77,764.55	8.75000000	8.50000000	357	357	3	0
72	181,754.95	8.00000000	7.75000000	358	358	2	0
73	2,151,179.87	8.02506469	7.77506469	356	356	4	0
74	846,615.75	7.94061361	7.69061361	356	356	4	0
75	146,000.68	7.97000000	7.72000000	355	355	5	0
76	1,927,070.63	7.21676596	6.96676596	354	354	6	0
77	29,473,939.81	7.45372512	7.20372512	357	357	3	0
78	3,922,993.05	7.65831915	7.37953823	356	356	4	0
79	1,442,260.77	7.79056392	7.54056392	356	356	4	0
80	234,840.24	7.21519670	6.96519670	357	357	3	0
81	285,384.86	7.13758075	6.88758075	357	357	3	0
82	940,456.92	8.10452936	7.85452936	356	356	4	0
83	1,455,994.21	7.07638509	6.82638509	356	356	4	0
84	433,224.78	7.28743124	7.03743124	357	357	3	0
85	24,451,538.52	7.47748273	7.22346322	356	356	4	0
86	231,140.61	6.87500000	6.62500000	337	337	23	0
87	324,616.94	7.12216956	6.87216956	358	358	2	0
88	93,409.62	6.62500000	6.37500000	343	343	17	0
89	3,502,738.04	7.08049085	6.85150851	356	356	4	0
90	178,875,225.83	7.51917585	7.26759698	240	357	3	120
91	545,000.00	6.87500000	6.62500000	240	359	1	120
92	243,390.10	8.50000000	8.25000000	240	358	2	120
93	2,705,025.00	8.58794470	8.33794470	240	357	3	120
94	1,321,914.30	7.56873150	7.31873150	240	357	3	120
95	967,836.43	7.72337941	7.47337941	240	358	2	120
96	2,098,449.99	7.47945805	7.22945805	240	357	3	120
97	95,822.00	7.37500000	7.12500000	240	354	6	120
98	379,997.00	7.75000000	7.50000000	240	356	4	120
99	358,000.00	6.75000000	6.50000000	240	357	3	120
100	4,239,307.93	7.73524119	7.48524119	240	356	4	120
101	324,000.00	7.25000000	7.00000000	240	357	3	120
102	621,600.00	7.85183398	7.60183398	240	357	3	120
103	1,232,240.00	8.58650101	8.33650101	240	359	1	120
104	174,900.00	6.87500000	6.62500000	240	358	2	120
105	1,154,958.00	7.75391529	7.50391529	240	359	1	120
106	278,800.00	8.12159254	7.87159254	240	355	5	120
107	3,706,601.89	8.13287679	7.88287679	240	356	4	120
108	410,900.00	8.14927598	7.89927598	240	358	2	120
109	184,000.00	8.12500000	7.87500000	240	358	2	120
110	10,523,378.01	7.83285479	7.58285479	240	356	4	120
111	2,612,244.00	7.38412616	7.13412616	240	357	3	120
112	1,349,291.00	7.68580221	7.43580221	240	356	4	120
113	283,200.00	9.25000000	9.00000000	240	358	2	120
114	75,720.60	7.25000000	7.00000000	240	356	4	120
115	1,317,999.32	7.52617604	7.27617604	240	358	2	120
116	387,000.00	6.62500000	6.37500000	240	358	2	120
117	23,617,132.11	7.54007048	7.29007048	240	356	4	120
118	363,400.00	6.99016236	6.74016236	240	358	2	120
119	587,545.00	7.10539299	6.85539299	240	357	3	120
120	1,562,964.35	6.98853430	6.73853430	240	358	2	120
121	7,057,638.55	7.26616659	7.01616659	180	359	1	180
122	2,843,549.50	7.64519160	7.39519160	300	359	1	60
123	641,600.00	7.84519950	7.59519950	300	356	4	60
124	176,800.00	7.50000000	7.25000000	300	357	3	60
125	260,400.00	6.34000000	6.09000000	300	356	4	60
126	431,000.00	7.97118329	7.72118329	300	357	3	60
127	216,000.00	6.69000000	6.44000000	300	356	4	60
128	507,740.32	6.72425958	6.47425958	300	356	4	60
129	3,295,821.52	7.13650053	6.88650053	300	356	4	60
130	196,000.00	7.79000000	7.54000000	300	358	2	60
131	1,651,728.83	7.34959452	7.09959452	300	356	4	60

(2)

there are no repurchases of the mortgage loans;

(3)

the certificates will be purchased on November 29, 2006;

(4)

distributions on the certificates will be made on the 25th day of each month commencing in December 2006;

(5)

no mortgage loan is delinquent and there are no Realized Losses on the mortgage loans while the certificates are outstanding;

(6)

there are no shortfalls of interest with regard to the mortgage loans;

(7)

there is no optional termination of the mortgage loans by the Terminating Entity or purchase of the mortgage loans pursuant to an auction, except as indicated;

(8)

there are no Capitalization Reimbursement Amounts added to the Stated Principal Balances of the mortgage loans;

(9)

One-Month LIBOR remains constant at 5.3200% per annum;

(10)

the initial pass-through rates of the LIBOR Certificates are assumed to be equal to the sum of the One-Month LIBOR rate assumed above and their respective margins;

(11)

scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date for the mortgage loans;

(12)

principal prepayments on the mortgage loans are received on the last day of each month commencing in November 2006 for the mortgage loans; and

(13)

the premium payable to the insurer in connection with the Class A-4 Certificates is 0.07% per annum.

The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable.  The actual characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans (the "Prepayment Assumption").  For the mortgage loans, a 100% Prepayment Assumption assumes a prepayment rate of 10.00% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 15%/11 per annum in each month thereafter until the twelfth month.  Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 25.00% per annum.  The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the Offered Certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class AR
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100
November 25, 2007 and thereafter	0	0	0	0	0
Weighted Average Life to Maturity (Years)**	0.07	0.07	0.07	0.07	0.07
Weighted Average to Optional Termination (in years)**	0.07	0.07	0.07	0.07	0.07

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class A-1-A, Class A-1-B, Class A-1-C and Class A-1-D					Class A-2-A and Class A-2-B					Class A-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	71	57	44	31	18	100	100	100	100	100	100	100	100	100	100
November 25, 2008	41	17	0	0	0	100	100	85	31	0	100	100	100	100	71
November 25, 2009	16	0	0	0	0	100	60	0	0	0	100	100	85	0	0
November 25, 2010	0	0	0	0	0	90	8	0	0	0	100	100	14	0	0
November 25, 2011	0	0	0	0	0	48	0	0	0	0	100	50	0	0	0
November 25, 2012	0	0	0	0	0	19	0	0	0	0	100	10	0	0	0
November 25, 2013	0	0	0	0	0	0	0	0	0	0	95	0	0	0	0
November 25, 2014	0	0	0	0	0	0	0	0	0	0	86	0	0	0	0
November 25, 2015	0	0	0	0	0	0	0	0	0	0	70	0	0	0	0
November 25, 2016	0	0	0	0	0	0	0	0	0	0	51	0	0	0	0
November 25, 2017	0	0	0	0	0	0	0	0	0	0	29	0	0	0	0
November 25, 2018	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0
November 25, 2019	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2020	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2021	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2022	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2023	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2024	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2025	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2026	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2027	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2028	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2029	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2030	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2031	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2032	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	1.79	1.24	0.95	0.78	0.66	5.11	3.25	2.38	1.89	1.56	9.93	5.13	3.55	2.62	2.14
to Optional Termination (Years)**	1.79	1.24	0.95	0.78	0.66	5.11	3.25	2.38	1.89	1.56	9.93	5.13	3.55	2.62	2.14

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

 Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class A-4					Class A-5					Class A-6-A and Class A-6-B
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	88	0	100	100	100	100	76	100	100	100	100	100
November 25, 2010	100	100	100	16	0	100	100	100	100	20	93	90	89	87	87
November 25, 2011	100	100	44	0	0	100	100	100	47	0	87	82	78	73	59
November 25, 2012	100	100	5	0	0	100	100	100	22	0	77	69	61	54	36
November 25, 2013	100	75	0	0	0	100	100	79	15	0	67	55	45	37	22
November 25, 2014	100	73	0	0	0	100	100	79	15	0	43	30	25	23	13
November 25, 2015	100	60	0	0	0	100	100	77	15	0	28	15	11	13	7
November 25, 2016	100	41	0	0	0	100	100	66	15	0	17	8	4	6	3
November 25, 2017	100	20	0	0	0	100	100	52	14	0	11	4	2	1	*
November 25, 2018	100	1	0	0	0	100	100	38	8	0	7	2	1	*	0
November 25, 2019	85	0	0	0	0	100	81	26	3	0	4	1	*	*	0
November 25, 2020	61	0	0	0	0	100	64	16	0	0	2	*	*	0	0
November 25, 2021	39	0	0	0	0	100	50	10	0	0	1	*	*	0	0
November 25, 2022	21	0	0	0	0	100	37	5	0	0	1	*	*	0	0
November 25, 2023	5	0	0	0	0	100	27	1	0	0	*	*	*	0	0
November 25, 2024	0	0	0	0	0	89	19	0	0	0	*	*	0	0	0
November 25, 2025	0	0	0	0	0	74	13	0	0	0	*	*	0	0	0
November 25, 2026	0	0	0	0	0	61	8	0	0	0	*	*	0	0	0
November 25, 2027	0	0	0	0	0	49	4	0	0	0	*	*	0	0	0
November 25, 2028	0	0	0	0	0	38	1	0	0	0	*	*	0	0	0
November 25, 2029	0	0	0	0	0	29	0	0	0	0	*	0	0	0	0
November 25, 2030	0	0	0	0	0	21	0	0	0	0	*	0	0	0	0
November 25, 2031	0	0	0	0	0	14	0	0	0	0	*	0	0	0	0
November 25, 2032	0	0	0	0	0	8	0	0	0	0	*	0	0	0	0
November 25, 2033	0	0	0	0	0	3	0	0	0	0	*	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	14.65	9.27	5.05	3.61	2.66	21.39	15.56	11.03	6.11	3.60	7.89	7.06	6.66	6.47	5.80
to Optional Termination (Years) **	14.34	9.10	5.05	3.61	2.66	15.41	10.74	7.70	5.19	3.60	7.87	7.00	6.36	5.52	4.75

*

Indicates a number that is greater than zero but less than 0.5%.

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class M-1-A and Class M-1-B					Class M-2					Class M-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2010	100	88	65	46	32	100	88	65	46	32	100	88	65	46	32
November 25, 2011	100	71	48	32	20	100	71	48	32	20	100	71	48	32	20
November 25, 2012	88	57	36	22	12	88	57	36	22	3	88	57	36	22	0
November 25, 2013	76	46	27	15	1	76	46	27	11	0	76	46	27	0	0
November 25, 2014	66	37	20	7	0	66	37	20	0	0	66	37	20	0	0
November 25, 2015	57	29	15	0	0	57	29	10	0	0	57	29	0	0	0
November 25, 2016	49	24	9	0	0	49	24	0	0	0	49	24	0	0	0
November 25, 2017	42	19	1	0	0	42	19	0	0	0	42	16	0	0	0
November 25, 2018	35	15	0	0	0	35	11	0	0	0	35	0	0	0	0
November 25, 2019	30	11	0	0	0	30	0	0	0	0	30	0	0	0	0
November 25, 2020	25	4	0	0	0	25	0	0	0	0	25	0	0	0	0
November 25, 2021	21	0	0	0	0	21	0	0	0	0	21	0	0	0	0
November 25, 2022	18	0	0	0	0	18	0	0	0	0	11	0	0	0	0
November 25, 2023	15	0	0	0	0	12	0	0	0	0	0	0	0	0	0
November 25, 2024	13	0	0	0	0	3	0	0	0	0	0	0	0	0	0
November 25, 2025	8	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2026	3	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2027	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2028	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2029	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2030	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2031	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2032	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	10.96	7.53	5.65	4.62	4.06	10.73	7.35	5.50	4.49	3.91	10.51	7.19	5.37	4.36	3.82
to Optional Termination (Years) **	10.37	7.09	5.30	4.34	3.84	10.37	7.09	5.30	4.33	3.79	10.37	7.09	5.30	4.30	3.77

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class M-4					Class M-5					Class M-6
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
November 25, 2010	100	88	65	46	32	100	88	65	46	32	100	88	65	46	30
November 25, 2011	100	71	48	32	6	100	71	48	32	0	100	71	48	26	0
November 25, 2012	88	57	36	16	0	88	57	36	0	0	88	57	36	0	0
November 25, 2013	76	46	27	0	0	76	46	25	0	0	76	46	0	0	0
November 25, 2014	66	37	3	0	0	66	37	0	0	0	66	37	0	0	0
November 25, 2015	57	29	0	0	0	57	29	0	0	0	57	14	0	0	0
November 25, 2016	49	24	0	0	0	49	6	0	0	0	49	0	0	0	0
November 25, 2017	42	0	0	0	0	42	0	0	0	0	42	0	0	0	0
November 25, 2018	35	0	0	0	0	35	0	0	0	0	35	0	0	0	0
November 25, 2019	30	0	0	0	0	30	0	0	0	0	16	0	0	0	0
November 25, 2020	25	0	0	0	0	16	0	0	0	0	0	0	0	0	0
November 25, 2021	13	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2022	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2023	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2024	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2025	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2026	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2027	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2028	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2029	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2030	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2031	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2032	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	10.32	7.05	5.27	4.28	3.75	10.10	6.89	5.14	4.18	3.65	9.80	6.66	4.97	4.05	3.52
to Optional Termination (Years) **	10.31	7.05	5.26	4.28	3.75	10.10	6.89	5.14	4.18	3.65	9.80	6.66	4.97	4.05	3.52

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class M-7					Class M-8
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100	100	100	100
November 25, 2010	100	88	65	46	0	100	85	39	3	0
November 25, 2011	100	71	48	0	0	100	51	6	0	0
November 25, 2012	88	57	10	0	0	84	24	0	0	0
November 25, 2013	76	46	0	0	0	61	2	0	0	0
November 25, 2014	66	14	0	0	0	41	0	0	0	0
November 25, 2015	57	0	0	0	0	23	0	0	0	0
November 25, 2016	49	0	0	0	0	8	0	0	0	0
November 25, 2017	32	0	0	0	0	0	0	0	0	0
November 25, 2018	8	0	0	0	0	0	0	0	0	0
November 25, 2019	0	0	0	0	0	0	0	0	0	0
November 25, 2020	0	0	0	0	0	0	0	0	0	0
November 25, 2021	0	0	0	0	0	0	0	0	0	0
November 25, 2022	0	0	0	0	0	0	0	0	0	0
November 25, 2023	0	0	0	0	0	0	0	0	0	0
November 25, 2024	0	0	0	0	0	0	0	0	0	0
November 25, 2025	0	0	0	0	0	0	0	0	0	0
November 25, 2026	0	0	0	0	0	0	0	0	0	0
November 25, 2027	0	0	0	0	0	0	0	0	0	0
November 25, 2028	0	0	0	0	0	0	0	0	0	0
November 25, 2029	0	0	0	0	0	0	0	0	0	0
November 25, 2030	0	0	0	0	0	0	0	0	0	0
November 25, 2031	0	0	0	0	0	0	0	0	0	0
November 25, 2032	0	0	0	0	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0	0	0	0	0
November 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	9.27	6.27	4.68	3.82	3.34	7.69	5.16	3.87	3.29	3.09
to Optional Termination (Years) **	9.27	6.27	4.68	3.82	3.34	7.69	5.16	3.87	3.29	3.09

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period.  In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates.  See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement provides that the trust will comprise a tiered REMIC structure.  The assets of the lower-tier REMICs will consist of the assets of the trust (other than the Interest Rate Cap Agreements, the Interest Rate Cap Accounts, the Basis Risk Reserve Fund, and any interest in another REMIC formed pursuant to the pooling and servicing agreement).  The Class AR Certificates will represent ownership of the residual interest in each REMIC formed pursuant to the pooling and servicing agreement.

Upon the issuance of the Offered Certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of the Offered Certificates

Each class of Offered Certificates (other than the Residual Certificates) will represent REMIC regular interests for federal income tax purposes, coupled with certain contractual rights.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

Original Issue Discount

The Offered Certificates, depending on their issue price, may be issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be at a rate equal to 100% of the Prepayment Assumption.  No representation is made that the mortgage loans will actually prepay at this rate or at any other rate.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner of a certificate, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate.

In certain circumstances, the OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that the beneficial owner of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium” in the prospectus.

Taxation of the Offered Certificates

For tax information reporting purposes, the trust administrator and the trustee will treat each holder of an Offered Certificate other than a Residual Certificate (a “Cap Certificate”) as owning a regular interest in a REMIC and holding an interest in a limited recourse interest rate cap contract (the “Cap Contract”), entitling the holder to receive payments in respect of Basis Risk Shortfalls.  The following discussion assumes that the right of the Cap Certificates to receive payments in respect of Basis Risk Shortfalls will be treated as an interest rate cap agreement for federal income tax purposes.  Prospective investors in a Cap Certificate should consult their tax advisors regarding their appropriate tax treatment.

A holder of a Cap Certificate must allocate its purchase price for such certificate between the two components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes, pursuant to the pooling and servicing agreement, the trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the pooling and servicing agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Cap Certificate, the certificateholder must allocate the amount realized between the two components of the Cap Certificate based on the relative fair market values of those components at the time of sale.  Assuming that a Cap Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

The portion of the overall purchase price attributable to the Cap Contract must be amortized over the life of the related certificate, taking into account the declining balance of the related regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of any interest rate cap contract.  Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Certificate.

Any payments made to a holder of a Cap Certificate in respect of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceed that year’s amortized cost of the Cap Contract component, such excess is ordinary income.  If for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess represents an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and nonpublicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Certificates

The Offered Certificates (other than the Cap Contract component of a Cap Certificate) will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence.  The Cap Contract component of a Cap Certificate will not qualify for the special treatment provided by the foregoing sections of the Code.  As a result, Cap Certificates may not be a suitable investment for a REMIC.

The Residual Certificates

Purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus.  For information reporting purposes, all the regular interests in a lower-tier REMIC will be aggregated and treated as a single debt instrument for OID purposes, because they will be issued to a single holder in a single transaction.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC” in the prospectus.  In addition, prospective holders of the Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential residual interest.” See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” in the prospectus.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an underwriting agreement, dated November 28, 2006, Credit Suisse Securities (USA) LLC, an affiliate of the depositor and DLJ Mortgage Capital, has agreed to purchase, and the depositor has agreed to sell, the Offered Certificates.  It is expected that delivery of the Offered Certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about November 29, 2006, against payment therefor in immediately available funds.  It is expected that the Residual Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

The underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the Offered Certificates if any of the Offered Certificates are purchased thereby.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Offered Certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the Offered Certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The underwriter may effect the transactions by selling the Offered Certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  The underwriter and any dealers that participate with the underwriter in the distribution of any Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be approximately 99.83% of the aggregate Class Principal Balance of the Offered Certificates, plus accrued interest.

The underwriting agreement provides that the Depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the Depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding Class Principal Balance of the Offered Certificates.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis.  The limited nature of this information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

EXPERTS

The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

LEGAL OPINIONS

Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the underwriter by McKee Nelson LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the Depositor, CSFC or the issuing entity.

RATINGS

It is a condition to the issuance of the Offered Certificates that they be rated as indicated on pages S-6 of this prospectus supplement by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled.  The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans.  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.  The ratings assigned by S&P to the Class AR Certificates address only the return of the Class Principal Balance of the Class AR Certificates.  The rating assigned by S&P to the Class P Certificates only addresses the return of its Class Principal Balance and does not address the receipt by such Certificates of prepayment premiums on the mortgage loans.  The ratings on the Offered Certificates do not address the likelihood of payments made pursuant to the Interest Rate Cap Agreements.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

LEGAL INVESTMENT

When issued, the Offered Certificates, other than the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary that proposes to cause an employee benefit plan or other retirement arrangement subject to the Employment Retirement Investment Security Act of 1974, as amended (“ERISA”) and/or to Section 4975 of the Code to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan’s acquisition and ownership of those Certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.  A fiduciary that decides to invest the assets of a plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  If the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by plans of the Offered Certificates, other than the Residual Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change.  If a class of certificates such as the subordinate Offered Certificates is no longer rated at least BBB- or Baa3, the certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  In addition, because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual Certificates by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties.  Consequently, transfers of the Residual Certificates and any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trustee unless the trustee receives one of the following:

·

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of a plan or arrangement nor using the assets of a plan or arrangement to effect that transfer;

·

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of those ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a plan, any person acting on behalf of a plan or using plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the depositor, the trustee, the trust administrator, the master servicer, any special servicer or any servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using that plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates (other than the Class AR Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trust administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the trust administrator or the U.S. withholding agent receives a statement—

(a)

from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)

is signed by the beneficial owner under penalties of perjury,

(ii)

certifies that such beneficial owner is not a United States person, and

(iii)

provides the name and address of the beneficial owner, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the beneficial owner, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

II.

the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trust administrator or the U.S. withholding agent;

III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trust administrator or the U.S. withholding agent; or

IV.

the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trust administrator or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.  For example, additional rules may apply in the case of beneficial owners holding certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

ANNEX II

INTEREST RATE CAP AGREEMENT NOTIONAL AMOUNTS

Class A-1-B/A-1-C Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate
December 2006	N/A	N/A
January 2007	124,164,505	6.897%
February 2007	119,794,513	6.897%
March 2007	115,107,655	7.645%
April 2007	110,114,571	6.897%
May 2007	104,827,132	7.130%
June 2007	99,261,666	6.897%
July 2007	93,432,400	7.130%
August 2007	87,358,142	6.897%
September 2007	81,101,668	6.897%
October 2007	74,989,502	7.130%
November 2007	69,145,151	6.897%
December 2007	63,425,779	7.130%
January 2008	57,828,728	6.897%
February 2008	52,351,396	6.897%
March 2008	46,991,234	7.379%
April 2008	41,745,750	6.897%
May 2008	36,612,504	7.130%
June 2008	31,589,105	6.897%
July 2008	26,673,217	7.130%
August 2008	21,862,551	6.898%
September 2008	17,154,866	6.898%
October 2008	12,547,971	7.131%
November 2008	8,039,719	6.898%
December 2008	3,628,010	7.131%
January 2009 and thereafter	0	0%

Class A-1-D Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate
December 2006	N/A	N/A
January 2007	36,400,635	6.917%
February 2007	35,330,128	6.917%
March 2007	34,182,156	7.665%
April 2007	32,958,893	6.917%
May 2007	31,662,768	7.150%
June 2007	30,297,231	6.917%
July 2007	28,865,213	7.150%
August 2007	27,370,708	6.917%
September 2007	25,828,166	6.917%
October 2007	24,322,931	7.150%
November 2007	22,880,470	6.917%
December 2007	21,463,235	7.150%
January 2008	20,070,787	6.917%
February 2008	18,702,696	6.917%
March 2008	17,358,538	7.399%
April 2008	16,037,898	6.917%
May 2008	14,740,366	7.150%
June 2008	13,465,543	6.917%
July 2008	12,213,033	7.150%
August 2008	10,982,448	6.918%
September 2008	9,773,408	6.918%
October 2008	8,585,538	7.151%
November 2008	7,418,470	6.918%
December 2008	6,271,843	7.151%
January 2009	5,145,301	6.918%
February 2009	4,038,495	6.918%
March 2009	2,951,082	7.667%
April 2009	1,882,725	6.918%
May 2009	833,093	7.151%
June 2009 and thereafter	0	0%

Class A-2-B Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate
December 2006	N/A	N/A
January 2007	69,151,000	6.827%
February 2007	69,151,000	6.827%
March 2007	69,151,000	7.575%
April 2007	69,151,000	6.827%
May 2007	69,151,000	7.060%
June 2007	69,151,000	6.827%
July 2007	69,151,000	7.060%
August 2007	69,151,000	6.827%
September 2007	69,151,000	6.827%
October 2007	69,151,000	7.060%
November 2007	69,151,000	6.827%
December 2007	69,151,000	7.060%
January 2008	69,151,000	6.827%
February 2008	69,151,000	6.827%
March 2008	69,151,000	7.309%
April 2008	69,151,000	6.827%
May 2008	69,151,000	7.060%
June 2008	69,151,000	6.827%
July 2008	69,151,000	7.060%
August 2008	69,151,000	6.828%
September 2008	69,151,000	6.828%
October 2008	69,151,000	7.061%
November 2008	69,151,000	6.828%
December 2008	69,151,000	7.061%
January 2009	68,222,010	6.828%
February 2009	62,527,469	6.828%
March 2009	56,954,919	7.577%
April 2009	51,501,763	6.828%
May 2009	46,165,457	7.061%
June 2009	40,943,512	6.828%
July 2009	35,833,490	7.061%
August 2009	30,833,007	6.828%
September 2009	25,939,729	6.828%
October 2009	21,151,371	7.061%
November 2009	16,465,697	6.828%
December 2009	11,880,517	7.062%
January 2010	9,772,000	6.829%
February 2010	6,597,387	6.829%
March 2010	3,498,296	7.578%
April 2010	473,048	6.829%
May 2010 and thereafter	0	0%

Class A-3 Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	74,449,000	6.987%	11.000
February 2007	74,449,000	6.987%	11.000
March 2007	74,449,000	7.735%	11.000
April 2007	74,449,000	6.987%	11.000
May 2007	74,449,000	7.220%	11.000
June 2007	74,449,000	6.987%	11.000
July 2007	74,449,000	7.220%	11.000
August 2007	74,449,000	6.987%	11.000
September 2007	74,449,000	6.987%	11.000
October 2007	74,449,000	7.220%	11.000
November 2007	74,449,000	6.987%	11.000
December 2007	74,449,000	7.220%	11.000
January 2008	74,449,000	6.987%	11.000
February 2008	74,449,000	6.987%	11.000
March 2008	74,449,000	7.469%	11.000
April 2008	74,449,000	6.987%	11.000
May 2008	74,449,000	7.220%	11.000
June 2008	74,449,000	6.987%	11.000
July 2008	74,449,000	7.220%	11.000
August 2008	74,449,000	6.988%	11.000
September 2008	74,449,000	6.988%	11.000
October 2008	74,449,000	7.221%	11.000
November 2008	74,449,000	6.988%	11.000
December 2008	74,449,000	7.221%	11.000
January 2009	74,449,000	6.988%	11.000
February 2009	74,449,000	6.988%	11.000
March 2009	74,449,000	7.737%	11.000
April 2009	74,449,000	6.988%	11.000
May 2009	74,449,000	7.221%	11.000
June 2009	74,449,000	6.988%	11.000
July 2009	74,449,000	7.221%	11.000
August 2009	74,449,000	6.988%	11.000
September 2009	74,449,000	6.988%	11.000
October 2009	74,449,000	7.221%	11.000
November 2009	74,449,000	6.988%	11.000
December 2009	74,449,000	7.222%	11.000
January 2010	74,449,000	6.989%	11.000
February 2010	74,449,000	6.989%	11.000
March 2010	74,449,000	7.738%	11.000
April 2010	74,449,000	6.989%	11.000
May 2010	70,175,817	7.222%	11.000
June 2010	65,209,176	6.989%	11.000
July 2010	60,361,451	7.222%	11.000
August 2010	55,629,990	6.989%	11.000
September 2010	51,012,197	6.989%	11.000
October 2010	46,505,532	7.222%	11.000
November 2010	42,107,511	6.989%	11.000
December 2010	37,815,703	7.222%	11.000
January 2011	33,627,729	6.989%	11.000
February 2011	29,541,264	6.990%	11.000
March 2011	25,554,032	7.739%	11.000
April 2011	21,663,805	6.990%	11.000
May 2011	17,868,406	7.223%	11.000
June 2011	14,165,704	6.990%	11.000
July 2011	10,553,614	7.223%	11.000
August 2011	7,030,097	6.990%	11.000
September 2011	3,591,484	6.990%	11.000
October 2011	237,432	7.224%	11.000
November 2011 and thereafter	0	0%	0

Class M-1-B Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	7,750,000	6.787%	11.000
February 2007	7,750,000	6.787%	11.000
March 2007	7,750,000	7.535%	11.000
April 2007	7,750,000	6.787%	11.000
May 2007	7,750,000	7.020%	11.000
June 2007	7,750,000	6.787%	11.000
July 2007	7,750,000	7.020%	11.000
August 2007	7,750,000	6.787%	11.000
September 2007	7,750,000	6.787%	11.000
October 2007	7,750,000	7.020%	11.000
November 2007	7,750,000	6.787%	11.000
December 2007	7,750,000	7.020%	11.000
January 2008	7,750,000	6.787%	11.000
February 2008	7,750,000	6.787%	11.000
March 2008	7,750,000	7.269%	11.000
April 2008	7,750,000	6.787%	11.000
May 2008	7,750,000	7.020%	11.000
June 2008	7,750,000	6.787%	11.000
July 2008	7,750,000	7.020%	11.000
August 2008	7,750,000	6.788%	11.000
September 2008	7,750,000	6.788%	11.000
October 2008	7,750,000	7.021%	11.000
November 2008	7,750,000	6.788%	11.000
December 2008 and thereafter	0	0%	0

Class M-2 Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	8,620,000	6.787%	11.000
February 2007	8,620,000	6.787%	11.000
March 2007	8,620,000	7.535%	11.000
April 2007	8,620,000	6.787%	11.000
May 2007	8,620,000	7.020%	11.000
June 2007	8,620,000	6.787%	11.000
July 2007	8,620,000	7.020%	11.000
August 2007	8,620,000	6.787%	11.000
September 2007	8,620,000	6.787%	11.000
October 2007	8,620,000	7.020%	11.000
November 2007	8,620,000	6.787%	11.000
December 2007	8,620,000	7.020%	11.000
January 2008	8,620,000	6.787%	11.000
February 2008	8,620,000	6.787%	11.000
March 2008	8,620,000	7.269%	11.000
April 2008	8,620,000	6.787%	11.000
May 2008	8,620,000	7.020%	11.000
June 2008	8,620,000	6.787%	11.000
July 2008	8,620,000	7.020%	11.000
August 2008	8,620,000	6.788%	11.000
September 2008	8,620,000	6.788%	11.000
October 2008	8,620,000	7.021%	11.000
November 2008	8,620,000	6.788%	11.000
December 2008 and thereafter	0	0%	0

Class M-3 Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	3,750,000	6.787%	11.000
February 2007	3,750,000	6.787%	11.000
March 2007	3,750,000	7.535%	11.000
April 2007	3,750,000	6.787%	11.000
May 2007	3,750,000	7.020%	11.000
June 2007	3,750,000	6.787%	11.000
July 2007	3,750,000	7.020%	11.000
August 2007	3,750,000	6.787%	11.000
September 2007	3,750,000	6.787%	11.000
October 2007	3,750,000	7.020%	11.000
November 2007	3,750,000	6.787%	11.000
December 2007	3,750,000	7.020%	11.000
January 2008	3,750,000	6.787%	11.000
February 2008	3,750,000	6.787%	11.000
March 2008	3,750,000	7.269%	11.000
April 2008	3,750,000	6.787%	11.000
May 2008	3,750,000	7.020%	11.000
June 2008	3,750,000	6.787%	11.000
July 2008	3,750,000	7.020%	11.000
August 2008	3,750,000	6.788%	11.000
September 2008	3,750,000	6.788%	11.000
October 2008	3,750,000	7.021%	11.000
November 2008	3,750,000	6.788%	11.000
December 2008 and thereafter	0	0%	0

Class M-5 Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	2,600,000	6.787%	11.000
February 2007	2,600,000	6.787%	11.000
March 2007	2,600,000	7.535%	11.000
April 2007	2,600,000	6.787%	11.000
May 2007	2,600,000	7.020%	11.000
June 2007	2,600,000	6.787%	11.000
July 2007	2,600,000	7.020%	11.000
August 2007	2,600,000	6.787%	11.000
September 2007	2,600,000	6.787%	11.000
October 2007	2,600,000	7.020%	11.000
November 2007	2,600,000	6.787%	11.000
December 2007	2,600,000	7.020%	11.000
January 2008	2,600,000	6.787%	11.000
February 2008	2,600,000	6.787%	11.000
March 2008	2,600,000	7.269%	11.000
April 2008	2,600,000	6.787%	11.000
May 2008	2,600,000	7.020%	11.000
June 2008	2,600,000	6.787%	11.000
July 2008	2,600,000	7.020%	11.000
August 2008	2,600,000	6.788%	11.000
September 2008	2,600,000	6.788%	11.000
October 2008	2,600,000	7.021%	11.000
November 2008	2,600,000	6.788%	11.000
December 2008 and thereafter	0	0%	0

Class M-6 Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	2,600,000	6.787%	11.000
February 2007	2,600,000	6.787%	11.000
March 2007	2,600,000	7.535%	11.000
April 2007	2,600,000	6.787%	11.000
May 2007	2,600,000	7.020%	11.000
June 2007	2,600,000	6.787%	11.000
July 2007	2,600,000	7.020%	11.000
August 2007	2,600,000	6.787%	11.000
September 2007	2,600,000	6.787%	11.000
October 2007	2,600,000	7.020%	11.000
November 2007	2,600,000	6.787%	11.000
December 2007	2,600,000	7.020%	11.000
January 2008	2,600,000	6.787%	11.000
February 2008	2,600,000	6.787%	11.000
March 2008	2,600,000	7.269%	11.000
April 2008	2,600,000	6.787%	11.000
May 2008	2,600,000	7.020%	11.000
June 2008	2,600,000	6.787%	11.000
July 2008	2,600,000	7.020%	11.000
August 2008	2,600,000	6.788%	11.000
September 2008	2,600,000	6.788%	11.000
October 2008	2,600,000	7.021%	11.000
November 2008	2,600,000	6.788%	11.000
December 2008 and thereafter	0	0%	0

Class M-7 Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	3,000,000	6.787%	11.000
February 2007	3,000,000	6.787%	11.000
March 2007	3,000,000	7.535%	11.000
April 2007	3,000,000	6.787%	11.000
May 2007	3,000,000	7.020%	11.000
June 2007	3,000,000	6.787%	11.000
July 2007	3,000,000	7.020%	11.000
August 2007	3,000,000	6.787%	11.000
September 2007	3,000,000	6.787%	11.000
October 2007	3,000,000	7.020%	11.000
November 2007	3,000,000	6.787%	11.000
December 2007	3,000,000	7.020%	11.000
January 2008	3,000,000	6.787%	11.000
February 2008	3,000,000	6.787%	11.000
March 2008	3,000,000	7.269%	11.000
April 2008	3,000,000	6.787%	11.000
May 2008	3,000,000	7.020%	11.000
June 2008	3,000,000	6.787%	11.000
July 2008	3,000,000	7.020%	11.000
August 2008	3,000,000	6.788%	11.000
September 2008	3,000,000	6.788%	11.000
October 2008	3,000,000	7.021%	11.000
November 2008	3,000,000	6.788%	11.000
December 2008 and thereafter	0	0%	0

Class M-8 Certificates

Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Cap Strike Rate	Cap Rate Ceiling (%)
December 2006	N/A	N/A	N/A
January 2007	4,220,000	6.787%	11.000
February 2007	4,220,000	6.787%	11.000
March 2007	4,220,000	7.535%	11.000
April 2007	4,220,000	6.787%	11.000
May 2007	4,220,000	7.020%	11.000
June 2007	4,220,000	6.787%	11.000
July 2007	4,220,000	7.020%	11.000
August 2007	4,220,000	6.787%	11.000
September 2007	4,220,000	6.787%	11.000
October 2007	4,220,000	7.020%	11.000
November 2007	4,220,000	6.787%	11.000
December 2007	4,220,000	7.020%	11.000
January 2008	4,220,000	6.787%	11.000
February 2008	4,220,000	6.787%	11.000
March 2008	4,220,000	7.269%	11.000
April 2008	4,220,000	6.787%	11.000
May 2008	4,220,000	7.020%	11.000
June 2008	4,220,000	6.787%	11.000
July 2008	4,220,000	7.020%	11.000
August 2008	4,220,000	6.788%	11.000
September 2008	4,220,000	6.788%	11.000
October 2008	4,220,000	7.021%	11.000
November 2008	4,220,000	6.788%	11.000
December 2008 and thereafter	0	0%	0

PROSPECTUS

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

                 closed-end and/or revolving credit mortgage loans secured by one- to four-family residential properties;

                 mortgage loans secured by multifamily residential rental
                 properties consisting of five or more dwelling units;

                 mortgage loans secured by commercial real estate properties, provided that the concentration of these properties is less than 10% of the pool;

                 mortgage loans secured by mixed residential and commercial real estate properties;

                 loans secured by unimproved land;

                 loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

                 manufactured housing installment sales contracts and
                 installment loan agreements; or

                 mortgage pass-through certificates backed by, or pro rata
                 participation interests in, residential mortgage loans.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                October 27, 2006

              Important notice about information presented in this
             prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled
'Glossary' beginning on page 137 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a 'Relevant Member State'), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the 'Relevant Implementation Date') it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of securities to the public in that
Relevant Member State at any time:

    (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

    (b) to any legal entity which has two or more of (1) an average of at least
        250 employees during the last financial year; (2) a total balance sheet of more than 'E'43,000,000 and (3) an annual net turnover of more than
        'E'50,000,000, as shown in its last annual or consolidated accounts; or

    (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
        Directive.

For the purposes of this provision, the expression an 'offer of securities to the public' in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that
Member State and the expression 'Prospectus Directive' means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

    (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
        Financial Services and Markets Act (the 'FSMA')) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

    (b) it has complied and will comply with all applicable provisions of the
        FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                               TABLE OF CONTENTS

                                              Page
                                              ----

   Underwriting Standards for Mortgage

   Representations by Unaffiliated Sellers;

   Distributions of Principal and

   Servicing of Mortgage Loans and

   Collection of Payments on Mortgage

   Collection and Other Servicing

   Enforcement of Due-on-Sale Clauses;
     Realization Upon Defaulted Mortgage
     Loans..................................   66
   Enforcement of 'Due-on-Sale' Clauses;
     Realization Upon Defaulted Contracts...   67
   Servicing Compensation and Payment of
     Expenses...............................   67
   Evidence as to Compliance................   68
   Certain Matters Regarding the Servicer,
     the Depositor, the Trustee and the

                                              Page
                                              ----

   Financial Guaranty Insurance Policies;

   Standard Hazard Insurance Policies on
     Mortgage Loans.........................   84
   Standard Hazard Insurance Policies on the

Certain Legal Aspects of the Mortgage Loans

   Default Interest and Limitations on
     Prepayments............................  103
   Forfeiture for Drug, RICO and Money

   Taxation of Owners of REMIC Regular
     Certificates...........................  106
   Taxation of Owners of REMIC Residual
     Certificates...........................  112
   Backup Withholding with Respect to
     Securities.............................  121
   Foreign Investors in Regular

Incorporation of Certain Information by

                                  RISK FACTORS

    The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments for your        When you buy a security, you will not own an interest
securities other than payments on the          in or a debt obligation of Credit Suisse First Boston
mortgage loans in the trust and any credit     Mortgage Securities Corp., the master servicer or any
enhancement.                                   of their affiliates. You will own an interest in the
                                               trust. Your payments come only from assets in the
                                               trust. Therefore, the mortgagors' payments on the
                                               mortgage loans included in the trust (and any credit
                                               enhancements) will be the sole source of payments to
                                               you. If those amounts are insufficient to make
                                               required payments of interest or principal to you,
                                               there is no other source of payments. Moreover, no
                                               governmental agency either guarantees or insures
                                               payments on the securities or any of the mortgage
                                               loans, except as otherwise described in the related
                                               prospectus supplement.

In some instances, the return on your          In certain instances, a large percentage of the
securities may be reduced by losses on the     mortgage loans are secured by second liens. In the
mortgage loans, which are more likely if       case of second liens, proceeds from liquidation of
substantially all are secured only by second   the mortgaged property will be available to satisfy
liens.                                         the mortgage loans only if the claims of any senior
                                               mortgages have been satisfied in full. When it is
                                               uneconomical to foreclose on a mortgaged property or
                                               engage in other loss mitigation procedures, the
                                               related servicer may write off the entire outstanding
                                               balance of the mortgage loan as a bad debt. These are
                                               risks particularly applicable to mortgage loans
                                               secured by second liens that have high combined loan
                                               to value ratios or have small balances relative to
                                               the total indebtedness of the borrower because it is
                                               more likely that the related servicer would determine
                                               foreclosure to be uneconomical for those types of
                                               mortgage loans than for first lien mortgage loans
                                               with low loan-to-value ratios.

Debt incurred by the borrowers in addition to  With respect to mortgage loans that were used for
that related to the mortgage loans could       debt consolidation, there can be no assurance that
increase your risk.                            the borrower will not incur further debt in addition
                                               to the mortgage loan. This additional debt could
                                               impair the ability of borrowers to service their
                                               debts, which in turn could result in higher rates of
                                               delinquency and loss on the mortgage loans.

Loss mitigation may increase your risk.        In some instances, the related servicer may use a
                                               wide variety of practices to limit losses on
                                               defaulted mortgage loans, including writing off part
                                               of the debt, reducing future payments, and deferring
                                               the collection of past due payments. The use of these
                                               practices may result in recognition of losses.

You bear the risk of mortgagor defaults; some  Because your securities are backed by the mortgage
kinds of mortgage loans may be especially      loans, your investment may be affected by a decline
prone to defaults.                             in real estate values and changes in each individual
                                               mortgagor's financial conditions. You should be aware
                                               that the value of the mortgaged properties may
                                               decline. If the outstanding balance of a mortgage
                                               loan and any secondary financing on the

                                               underlying property is greater than the value of the
                                               property, there is an increased risk of delinquency,
                                               foreclosure and losses. To the extent your securities
                                               are not covered by credit enhancements, you will bear
                                               all of the risks resulting from defaults by
                                               mortgagors. In addition, several types of mortgage
                                               loans which have higher than average rates of default
                                               or loss may be included in the trust that issues your
                                               security. The following types of loans may be
                                               included:

                                                  mortgage loans that are subject to 'negative
                                                  amortization'. The principal balances of these
                                                  loans may be increased to amounts greater than the
                                                  value of the underlying property. This increases
                                                  the likelihood of default;

                                                  mortgage loans that do not fully amortize over
                                               their terms to maturity which are sometimes referred
                                                  to as 'balloon loans' and some revolving credit
                                                  loans that do not significantly amortize prior to
                                                  maturity. Balloon loans and revolving credit
                                                  loans, if applicable, involve a greater degree of
                                                  risk because the ability of a mortgagor to make
                                                  the final payment on these types of mortgage loans
                                                  typically depends on the ability to refinance the
                                                  loan or sell the related mortgaged property. In
                                                  addition, due to the unpredictable nature of
                                                  principal payments for revolving credit loans, the
                                                  rates of principal payments for those loans may be
                                                  more volatile than for typical first lien loans.
                                                  To the extent the principal payments on certain
                                                  revolving credit loans are being reinvested on
                                                  Draws on other revolving credit loans in the pool,
                                                  principal distributions on your securities may be
                                                  further reduced;

                                                  adjustable rate mortgage loans and other mortgage
                                               loans that provide for escalating or variable
                                                  payments by the mortgagor. The mortgagor may have
                                                  qualified for those loans based on an income level
                                                  sufficient to make the initial payments only. As
                                                  the payments increase, the likelihood of default
                                                  will increase;

                                                  loans secured by second or more junior liens. The
                                               cost of foreclosure on these loans compared to the
                                                  potential foreclosure proceeds, after repaying all
                                                  senior liens, may cause these loans to be
                                                  effectively unsecured; and

                                                  mortgage loans that are concentrated in one or
                                               more regions, states (including, but not limited to,
                                                  California) or zip code areas of the United
                                                  States. If the regional economy or housing market
                                                  in that area weakens, the mortgage loans may
                                                  experience high rates of loss and delinquency,
                                                  resulting in losses to securityholders. The
                                                  economic condition and housing market in that area
                                                  may be adversely affected by a variety of events,
                                                  including a downturn in certain industries or
                                                  other businesses concentrated in that area,
                                                  natural disasters such as earthquakes, mudslides,
                                                  hurricanes, floods, wildfires and eruptions, and
                                                  civil disturbances such as riots. The

                                                  depositor cannot predict whether, or to what
                                                  extent or for how long, such events may occur. See
                                                  'The Mortgage Pool' in the prospectus supplement
                                                  to see if any of these or other types of special
                                                  risk loans are included in the mortgage pool
                                                  applicable to your securities.

The underwriting guidelines used to originate  The mortgage loans were originated or acquired
the mortgage loans may impact losses.          generally in accordance with the underwriting
                                               guidelines described in this prospectus. The
                                               underwriting standards typically differ from, and are
                                               generally less stringent than, the underwriting
                                               standards established by Fannie Mae or Freddie Mac.
                                               In addition, the mortgage loans may have been made to
                                               mortgagors with imperfect credit histories, ranging
                                               from minor delinquencies to bankruptcy, or mortgagors
                                               with relatively high ratios of monthly mortgage
                                               payments to income or relatively high ratios of total
                                               monthly credit payments to income. Consequently, the
                                               mortgage loans may experience rates of delinquency,
                                               foreclosure and bankruptcy that are higher, and that
                                               may be substantially higher, than those experienced
                                               by mortgage loans underwritten in accordance with
                                               higher standards.

There is a risk that there may be a delay in   Substantial delays could be encountered in connection
receipt of liquidation proceeds and            with the liquidation of defaulted mortgage loans.
liquidation proceeds may be less than the      Further, liquidation expenses such as legal fees,
mortgage loan balance.                         real estate taxes and maintenance and preservation
                                               expenses will reduce the portion of liquidation
                                               proceeds payable to you. In addition, in some
                                               instances a large portion of the mortgage loans are
                                               secured by second liens on the related mortgaged
                                               property. If a mortgagor on a mortgage loan secured
                                               by a second lien defaults, the trust's rights to
                                               proceeds on the liquidation of the related mortgaged
                                               property are subordinate to the rights of the holder
                                               of the first lien on the related mortgaged property.
                                               There may not be enough proceeds to pay both the
                                               first lien and the second lien. If a mortgaged
                                               property fails to provide adequate security for the
                                               mortgage loan and the available credit enhancement is
                                               insufficient to cover the loss, you will incur a loss
                                               on your investment.

There are risks relating to alternatives to    Certain mortgage loans are or may become delinquent
foreclosure.                                   after the closing date. A servicer may either
                                               foreclose on a delinquent mortgage loan or, under
                                               certain circumstances, work out an agreement with the
                                               related mortgagor, which may involve waiving or
                                               modifying any term of the mortgage loan or charge off
                                               the mortgage loan. If a servicer extends the payment
                                               period or accepts a lesser amount than stated in the
                                               mortgage note in satisfaction of the mortgage note or
                                               charges off the mortgage loan, your yield may be
                                               reduced.

To the extent applicable, losses on the        To the extent applicable, with respect to some series
mortgage loans in one asset group related to   and any group of subordinate securities, the
a group of subordinate securities may reduce   applicable coverage for special hazard losses, fraud
the yield on certain senior securities         losses and bankruptcy losses covers all of the
related to one or more other asset groups      mortgage loans in each asset group related to that
related to that group of subordinate           group of subordinate securities. Therefore, if
securities.                                    mortgage loans in any of such asset groups suffer a
                                               high level of these types of losses, it will reduce
                                               the available coverage for all

                                               of the senior securities related to each of such
                                               asset groups and certain classes of such group of
                                               subordinate securities. Investors should be aware
                                               that after the applicable coverage amounts have been
                                               exhausted, if a mortgage loan in any of such asset
                                               groups suffers these types of losses, all of the
                                               senior securities related to such asset groups will,
                                               and certain principal only securities related to such
                                               asset groups may be allocated a portion of that loss.

                                               Because each group of subordinate securities
                                               represents interests in the mortgage loans in each
                                               asset group related to such group of subordinate
                                               securities, the class principal balances of these
                                               classes of securities could be reduced to zero as a
                                               result of realized losses on the mortgage loans in
                                               any of such asset groups. Therefore, the allocation
                                               of realized losses on the mortgage loans in each
                                               asset group related to such group of subordinate
                                               securities will reduce the subordination provided by
                                               those classes of securities to all of the senior
                                               securities related to such asset groups and certain
                                               classes of such group of subordinate securities,
                                               including the senior securities related to the asset
                                               group that did not suffer any losses. This will
                                               increase the likelihood that future realized losses
                                               may be allocated to senior securities related to the
                                               asset group that did not suffer those previous
                                               losses.

Credit enhancements may be limited or reduced  The prospectus supplement related to your securities
and this may cause your securities to bear     may specify that credit enhancements will provide
more risk of mortgagor defaults.               some protection to cover various losses on the
                                               underlying mortgage loans. The forms of credit
                                               enhancement include (but are not limited to) the
                                               following: subordination of one or more classes of
                                               securities to other classes of securities in the same
                                               series evidencing beneficial ownership in the same
                                               pool of collateral or different pools; having assets
                                               in the trust with a greater amount of aggregate
                                               principal balance than the aggregate principal
                                               balance of the securities in a series; an insurance
                                               policy on a particular class of securities; a letter
                                               of credit; a mortgage pool insurance policy; a
                                               reserve fund; or any combination of the above. See
                                               'Credit Support' in this prospectus. See also 'Credit
                                               Enhancement' in the prospectus supplement in order to
                                               see what forms of credit enhancements apply to your
                                               securities.

                                               Regardless of the form of credit enhancement, an
                                               investor should be aware that:

                                                  The amount of coverage is usually limited;

                                                  The amount of coverage will usually be reduced
                                               over time according to a schedule or formula;

                                                  The particular forms of credit enhancement may
                                               provide coverage only to some types of losses on the
                                                  mortgage loans, and not to other types of losses;

                                                  The particular forms of credit enhancement may
                                               provide coverage only to some securities and not
                                                  other securities of the same series; and

                                                  If the applicable rating agencies believe that the
                                               rating on the securities will not be adversely
                                                  affected, some types of credit enhancement may be
                                                  reduced or terminated.

If you hold auction securities, when those     For certain series, certain securities may be
securities are transferred on the auction      offered, referred to in this prospectus as auction
distribution date, you may not receive par     securities, which will be transferred to third-party
for those securities if the money available    investors on a certain distribution date, referred to
under the auction and the swap agreement is    in this prospectus as the auction distribution date.
insufficient                                   If you purchase an auction security, your investment
                                               in that security will end on the related auction
                                               distribution date.

                                               If the outstanding principal balance of any class of
                                               auction securities, after application of principal
                                               distributions and realized losses on the related
                                               auction distribution date, is greater than the amount
                                               received in the auction, a swap counterparty,
                                               pursuant to a swap agreement, will be obligated to
                                               pay the amount of that excess to the auction
                                               administrator for distribution to the holders of the
                                               auction securities. If all or a portion of a class of
                                               auction securities is not sold in the auction, the
                                               auction price for such unsold securities will be
                                               deemed to be zero and the swap counterparty will pay
                                               the auction administrator the entire outstanding
                                               principal balance of the unsold securities, after
                                               application of principal distributions and realized
                                               losses on the related auction distribution date. If
                                               the swap counterparty defaults on its obligations
                                               under the swap agreement, you may receive an amount
                                               less than the outstanding principal balance of your
                                               auction security, after application of principal
                                               distributions and realized losses on the auction
                                               distribution date. In addition, if the swap
                                               counterparty defaults and if not all of a class of
                                               securities is purchased by third-party investors in
                                               the auction, then your auction security (or part of
                                               your auction security) will not be transferred, in
                                               which case you will not receive any proceeds from the
                                               auction and you will retain your auction security (or
                                               part of your auction security).

The ratings of your securities may be lowered  Any class of securities offered under this prospectus
or withdrawn, and do not take into account     and the accompanying prospectus supplement will be
risks other than credit risks which you will   rated in one of the four highest rating categories of
bear.                                          at least one nationally recognized rating agency. A
                                               rating is based on the adequacy of the value of the
                                               trust assets and any credit enhancement for that
                                               class, and reflects the rating agency's assessment of
                                               how likely it is that holders of the class of
                                               securities will receive the payments to which they
                                               are entitled. A rating does not constitute an
                                               assessment of how likely it is that principal
                                               prepayments on the underlying loans will be made, the
                                               degree to which the rate of prepayments might differ
                                               from that originally anticipated, or the likelihood
                                               that the securities will be redeemed early. A rating
                                               is not a recommendation to purchase, hold, or sell
                                               securities because it does not address the market
                                               price of the securities or the suitability of the
                                               securities for any particular investor. If the
                                               performance of the related mortgage loans is
                                               substantially worse than assumed by the rating
                                               agencies, the ratings of any class of the
                                               certificates may be lowered in the future. This

                                               would probably reduce the value of those
                                               certificates. None of the depositor, the servicers,
                                               the master servicer, the special servicer, the
                                               seller, the trustee, the trust administrator, the
                                               underwriter or any other entity will have any
                                               obligation to supplement any credit enhancement, or
                                               to take any other action to maintain any rating of
                                               the certificates.

                                               A rating may not remain in effect for any given
                                               period of time and the rating agency could lower or
                                               withdraw the rating, entirely in the future. For
                                               example, the rating agency could lower or withdraw
                                               its rating due to:

                                                  a decrease in the adequacy of the value of the
                                               trust assets or any related credit enhancement, an
                                                  adverse change in the financial or other condition
                                                  of a credit enhancement provider, or

                                                  a change in the rating of the credit enhancement
                                                  provider's long-term debt.

                                               The amount, type, and nature of credit enhancement
                                               established for a class of securities will be
                                               determined on the basis of criteria established by
                                               each rating agency rating classes of the securities.
                                               These criteria are sometimes based on an actuarial
                                               analysis of the behavior of similar loans in a larger
                                               group. That analysis is often the basis on which each
                                               rating agency determines the amount of credit
                                               enhancement required for a class. The historical data
                                               supporting any actuarial analysis may not accurately
                                               reflect future experience, and the data derived from
                                               a large pool of similar loans may not accurately
                                               predict the delinquency, foreclosure, or loss
                                               experience of any a particular pool of mortgage
                                               loans.

Your yield may be reduced due to the optional  The master servicer or another entity specified in
redemption of the securities or the options    the related prospectus supplement may elect to
repurchase of underlying mortgage loans.       repurchase all of the assets of the trust if the
                                               aggregate outstanding principal balance of those
                                               assets is less than a percentage of their initial
                                               outstanding principal amount specified in the
                                               prospectus supplement. This kind of event will
                                               subject the trust related to your securities to early
                                               retirement and would affect the average life and
                                               yield of each class of securities in those series.
                                               See 'Yield, Prepayment and Maturity Considerations'
                                               in this prospectus and in the accompanying prospectus
                                               supplement.

Violation of various federal and state laws    Applicable state laws generally regulate interest
may result in losses on the mortgage loans     rates and other charges, require certain disclosures,
                                               and require licensing of mortgage loan originators.
                                               In addition, other state laws, public policy and
                                               general principles of equity relating to the
                                               protection of consumers, unfair and deceptive
                                               practices and debt collection practices may apply to
                                               the origination, servicing and collection of the
                                               mortgage loans.

                                               The mortgage loans are also subject to federal laws,
                                               including:

                                                  the Federal Truth-in-Lending Act and Regulation Z
                                                  promulgated thereunder, which require certain
                                                  disclosures

                                       10

                                                  to the borrowers regarding the terms of the
                                                  mortgage loans;

                                                  the Equal Credit Opportunity Act and Regulation B
                                                  promulgated thereunder, which prohibit
                                                  discrimination on the basis of age, race, color,
                                                  sex, religion, marital status, national origin,
                                                  receipt of public assistance or the exercise of
                                                  any right under the Consumer Credit Protection
                                                  Act, in the extension of credit; and

                                                  the Fair Credit Reporting Act, which regulates the
                                               use and reporting of information related to the
                                                  borrower's credit experience.

                                               Violations of certain provisions of these state and
                                               federal laws may limit the ability of the related
                                               servicer to collect all or part of the principal of
                                               or interest on the mortgage loans and in addition
                                               could subject the trust to damages, including
                                               monetary penalties, and administrative enforcement.
                                               In particular, an originator's failure to comply with
                                               certain requirements of the Federal Truth-in-Lending
                                               Act, as implemented by Regulation Z, could subject
                                               the related trust to monetary penalties, and result
                                               in the related obligors' rescinding the mortgage
                                               loans against that trust.

                                               The seller will represent that any and all
                                               requirements of any federal and state law (including
                                               applicable predatory and abusive lending laws)
                                               applicable to the origination of each mortgage loan
                                               sold by it have been complied with. In the event of a
                                               breach of that representation, the seller will be
                                               obligated to cure such breach or repurchase or
                                               replace the affected mortgage loan in the manner
                                               described in this prospectus.

                                               Given that the mortgage lending and servicing
                                               business involves compliance with numerous local,
                                               state and federal lending laws, lenders and
                                               servicers, including the originators and the
                                               servicers of the mortgage loans, are subject to
                                               numerous claims, legal actions (including class
                                               action lawsuits), investigations, subpoenas and
                                               inquiries in the ordinary course of business. It is
                                               impossible to determine the outcome of any such
                                               actions, investigations or inquiries and the
                                               resultant legal and financial liability with respect
                                               thereto. If any finding were to have a material
                                               adverse effect on the financial condition or results
                                               of an originator or on the validity of the mortgage
                                               loans, losses on the securities could result.

You may have to hold your offered securities   A secondary market for the offered securities may not
to their maturity because of difficulty in     develop. Even if a secondary market does develop, it
reselling the offered securities.              may not continue or it may be illiquid. Neither the
                                               underwriter nor any other person will have any
                                               obligation to make a secondary market in your
                                               securities. Illiquidity means an investor may not be
                                               able to find a buyer to buy its securities readily or
                                               at prices that will enable the investor to realize a
                                               desired yield. Illiquidity can have a severe adverse
                                               effect on the market value of the offered securities.
                                               Any class of offered securities may experience
                                               illiquidity, although

                                       11

                                               generally illiquidity is more likely for classes that
                                               are especially sensitive to prepayment, credit or
                                               interest rate risk, or that have been structured to
                                               meet the investment requirements of limited
                                               categories of investors.

The absence of physical securities may cause   The offered securities, other than certain classes of
delays in payments and cause difficulty in     residual securities, will not be issued in physical
pledging or selling the offered securities.    form. Securityholders will be able to transfer
                                               securities, other than such residual securities, only
                                               through The Depository Trust Company (referred to in
                                               this prospectus as DTC), participating organizations,
                                               indirect participants and certain banks. The ability
                                               to pledge a security to a person that does not
                                               participate in DTC may be limited because of the
                                               absence of a physical security. In addition,
                                               securityholders may experience some delay in
                                               receiving distributions on these securities because
                                               the trustee or trust administrator, as applicable,
                                               will not send distributions directly to them.
                                               Instead, the trustee or trust administrator, as
                                               applicable, will send all distributions to DTC, which
                                               will then credit those distributions to the
                                               participating organizations. Those organizations will
                                               in turn credit accounts securityholders have either
                                               directly or indirectly through indirect participants.

The yield to maturity on your securities will  The yield to maturity on each class of offered depend on various factors, including the rate  securities will depend on a variety of factors,
of prepayments.                                including:

                                                  the rate and timing of principal payments on the
                                               related mortgage loans (including prepayments,
                                                  defaults and liquidations, and repurchases due to
                                                  breaches of representations or warranties);

                                                  the pass-through rate for that class;

                                                  with respect to any class of securities that
                                               receives payments under a yield maintenance
                                                  agreement, whether the required payments are made
                                                  under the yield maintenance agreement and are
                                                  sufficient;

                                                  interest shortfalls due to mortgagor prepayments
                                               on the related mortgage loans;

                                                  whether losses on the mortgage loans are covered
                                               by credit enhancements;

                                                  rapid prepayment of the mortgage loans may result
                                               in a reduction of excess spread which will make it
                                                  difficult to create or maintain
                                                  overcollateralization, if applicable;

                                                  repurchases of mortgage loans as a result of
                                               defective documentation and breaches of
                                                  representations and warranties;

                                                  whether an optional termination or an auction sale
                                               of the related loan group or loan groups occurs; and

                                                  the purchase price of that class.

                                               The rate of prepayments is one of the most important
                                               and least predictable of these factors.

                                       12

                                               In general, if a class of securities is purchased at
                                               a price higher than its outstanding principal balance
                                               and principal distributions on that class occur
                                               faster than assumed at the time of purchase, the
                                               yield will be lower than anticipated. Conversely, if
                                               a class of securities is purchased at a price lower
                                               than its outstanding principal balance and principal
                                               distributions on that class occur more slowly than
                                               assumed at the time of purchase, the yield will be
                                               lower than anticipated.

The rate of prepayments on the mortgage loans  Since mortgagors can generally prepay their mortgage
will be affected by various factors.           loans at any time, the rate and timing of principal
                                               distributions on the offered securities are highly
                                               uncertain. Generally, when market interest rates
                                               increase, borrowers are less likely to prepay their
                                               mortgage loans. Such reduced prepayments could result
                                               in a slower return of principal to holders of the
                                               offered securities at a time when they may be able to
                                               reinvest such funds at a higher rate of interest than
                                               the pass-through rate on their class of securities.
                                               Conversely, when market interest rates decrease,
                                               borrowers are generally more likely to prepay their
                                               mortgage loans. Such increased prepayments could
                                               result in a faster return of principal to holders of
                                               the offered securities at a time when they may not be
                                               able to reinvest such funds at an interest rate as
                                               high as the pass-through rate on their class of
                                               securities.

                                               Some of the mortgage loan in a trust may be
                                               adjustable rate mortgage loans, in which case, the
                                               mortgage loans generally adjust after a one year, two
                                               year, three year, five year or seven year initial
                                               fixed rate period. We are not aware of any publicly
                                               available statistics that set forth principal
                                               prepayment experience or prepayment forecasts of
                                               mortgage loans of the type included in the trust over
                                               an extended period of time, and the experience with
                                               respect to the mortgage loans included in the trust
                                               is insufficient to draw any conclusions with respect
                                               to the expected prepayment rates on such mortgage
                                               loans. As is the case with conventional fixed rate
                                               mortgage loans, adjustable rate mortgage loans may be
                                               subject to a greater rate of principal prepayments in
                                               a declining interest rate environment. For example,
                                               if prevailing mortgage interest rates fall
                                               significantly, adjustable rate mortgage loans with an
                                               initial fixed rate period could be subject to higher
                                               prepayment rates either before or after the interest
                                               rate on the mortgage loan begins to adjust than if
                                               prevailing mortgage interest rates remain constant
                                               because the availability of fixed rate mortgage loans
                                               at competitive interest rates may encourage
                                               mortgagors to refinance their mortgage loans to 'lock
                                               in' lower fixed interest rates. The features of
                                               adjustable rate mortgage loan programs during the
                                               past years have varied significantly in response to
                                               market conditions including the interest rate
                                               environment, consumer demand, regulatory restrictions
                                               and other factors. The lack of uniformity of the
                                               terms and provisions of such adjustable rate mortgage
                                               loan programs have made it impracticable to compile
                                               meaningful comparative data on prepayment rates and,
                                               accordingly, we cannot assure you as to the rate of

                                       13

                                               prepayments on the mortgage loans in stable or
                                               changing interest rate environments.

                                               Refinancing programs, which may involve soliciting
                                               all or some of the mortgagors to refinance their
                                               mortgage loans, may increase the rate of prepayments
                                               on the mortgage loans. These refinancing programs may
                                               be offered by an originator, the servicers, the
                                               master servicer, any sub-servicer or their affiliates
                                               and may include streamlined documentation programs.

                                               Certain mortgage loans in each asset group may
                                               provide for payment by the mortgagor of a prepayment
                                               premium in connection with certain full or partial
                                               prepayments of principal. Generally, each such
                                               mortgage loan provides for payment of a prepayment
                                               premium in connection with certain voluntary, full or
                                               partial prepayments made within the period of time
                                               specified in the related mortgage note, generally
                                               ranging from six months to five years from the date
                                               of origination of such mortgage loan. The amount of
                                               the applicable prepayment premium, to the extent
                                               permitted under applicable law, is as provided in the
                                               related mortgage note; generally, such amount is
                                               equal to six months' interest on any amounts prepaid
                                               during any 12-month period in excess of 20% of the
                                               original principal balance of the related mortgage
                                               loan or a specified percentage of the amounts
                                               prepaid. Such prepayment premiums may discourage
                                               mortgagors from prepaying their mortgage loans during
                                               the penalty period and, accordingly, affect the rate
                                               of prepayment of such mortgage loans even in a
                                               declining interest rate environment. All prepayment
                                               premiums will either be retained by the related
                                               servicer, or in some instances, be paid to the holder
                                               of a class of non-offered securities, if applicable,
                                               and in either case, will not be available for
                                               distribution to the offered securities.

                                               The seller may be required to purchase mortgage loans
                                               from the trust in the event certain breaches of
                                               representations and warranties made by it have not
                                               been cured. In addition, a special servicer may have
                                               the option to purchase certain mortgage loans from
                                               the trust that become ninety days or more delinquent.
                                               These purchases will have the same effect on the
                                               holders of the offered securities as a prepayment of
                                               the mortgage loans.

The yield on your securities may also be       With respect to certain adjustable-rate mortgage
affected by changes in the mortgage interest   loans, after an initial fixed-rate period, each
rate, if applicable.                           mortgage loan provides for adjustments to the
                                               interest rate generally every six months or twelve
                                               months. The interest rate on each mortgage loan will
                                               adjust to equal the sum of an index and a margin.
                                               Interest rate adjustments may be subject to
                                               limitations stated in the mortgage note with respect
                                               to increases and decreases for any adjustment (i.e.,
                                               a 'periodic cap'). In addition, the interest rate may
                                               be subject to an overall maximum and minimum interest
                                               rate.

                                       14

                                               With respect to certain of the variable rate offered
                                               securities, if applicable, the pass-through rates may
                                               decrease, and may decrease significantly, after the
                                               mortgage interest rates on the mortgage loans begin
                                               to adjust as a result of, among other factors, the
                                               dates of adjustment, the margins, changes in the
                                               indices and any applicable periodic cap or lifetime
                                               rate change limitations. Each adjustable-rate
                                               mortgage loan has a maximum mortgage interest rate
                                               and substantially all of the adjustable-rate mortgage
                                               loans have a minimum mortgage interest rate.
                                               Generally, the minimum mortgage interest rate is the
                                               applicable margin. In the event that, despite
                                               prevailing market interest rates, the mortgage
                                               interest rate on any mortgage loan cannot increase
                                               due to a maximum mortgage interest rate limitation or
                                               a periodic cap, the yield on the securities could be
                                               adversely affected.

                                               Further, investment in the variable rate offered
                                               securities, if applicable, involves the risk that the
                                               level of one-month LIBOR may change in a direction or
                                               at a rate that is different from the level of the
                                               index used to determine the interest rates on the
                                               related adjustable-rate mortgage loans. In addition,
                                               because the mortgage rates on the adjustable-rate
                                               mortgage loans adjust at different times and in
                                               different amounts, there may be times when one-month
                                               LIBOR plus the applicable margin could exceed the
                                               applicable rate cap. This will have the effect of
                                               reducing the pass-through rates on the related
                                               securities, at least temporarily. This difference up
                                               to certain limits described herein will be paid to
                                               you on future distribution dates only to the extent
                                               that there is sufficient cashflow as described in the
                                               prospectus supplement. No assurances can be given
                                               that such additional funds will be available.

Interest only mortgage loans have a greater    Certain of the mortgage loans may not provide for any
degree of risk of default.                     payments of principal (i) for a period generally
                                               ranging from five to fifteen years following the date
                                               of origination or (ii) prior to their first
                                               adjustment date. These mortgage loans may involve a
                                               greater degree of risk because, if the related
                                               mortgagor defaults, the outstanding principal balance
                                               of that mortgage loan will be higher than for an
                                               amortizing mortgage loan.

Additional risk is associated with mezzanine   Investors in certain classes of securities, referred
securities.                                    to in this prospectus as mezzanine securities, should
                                               be aware that, on any distribution date, certain
                                               losses which would otherwise be allocated to one or
                                               more other classes of securities, will be allocated
                                               to the related class of mezzanine securities, until
                                               its class principal balance is reduced to zero.

An optional termination or, in some            With respect to each group of subordinate securities
instances, an auction sale of the trust may    and any series, when the aggregate outstanding
adversely affect the securities.               principal balance of the mortgage loans in the asset
                                               groups related to such group of subordinate
                                               securities is less than 10% of the aggregate
                                               principal balance of those mortgage loans as of the
                                               cut-off date for that series, the terminating entity,
                                               as provided in the related pooling and servicing
                                               agreement or servicing

                                       15

                                               agreement, may purchase from the trust all of the
                                               remaining mortgage loans in those asset groups.

                                               If so specified in the related prospectus supplement,
                                               if the option to purchase the mortgage loans in each
                                               asset group related to a group of subordinate
                                               securities as described above is not exercised and
                                               the aggregate outstanding principal balance of those
                                               mortgage loans declines below 5% of the aggregate
                                               principal balance of those mortgage loans as of the
                                               cut-off date for that series, the related trustee or
                                               trust administrator, as applicable, will conduct an
                                               auction to sell those mortgage loans and the other
                                               assets in the trust related to each asset group
                                               related to such group of subordinate securities.

                                               If the purchase option is exercised or a successful
                                               auction occurs with respect to the remaining mortgage
                                               loans in the asset groups related to a group of
                                               subordinate securities as described above, such
                                               purchase of mortgage loans would cause an early
                                               retirement or partial prepayment of the senior
                                               securities and subordinate securities related to
                                               those asset groups. If this happens, the purchase
                                               price paid by the terminating entity or the auction
                                               purchaser will be passed through to the related
                                               securityholders. This would have the same effect as
                                               if all of such remaining mortgagors made prepayments
                                               in full. No assurance can be given that the purchase
                                               price will be sufficient to pay your security in
                                               full. Any class of securities purchased at a premium
                                               could be adversely affected by an optional purchase
                                               or auction sale of the related mortgage loans. See
                                               'Maturity and Prepayment Considerations' in this
                                               prospectus.

If you own a special retail security, you may  Certain classes of securities that may be offered
not receive a principal distribution on any    with respect to any series, referred to in this
particular date principal distributions are    prospectus as special retail securities, are subject
made on that class.                            to special rules regarding the procedures, practices
                                               and limitations applicable to the distribution of
                                               principal to the holders of these securities. Special
                                               retail securities may not be an appropriate
                                               investment for you if you require a distribution of a
                                               particular amount of principal on a predetermined
                                               date or an otherwise predictable stream of principal
                                               distributions. If you purchase special retail
                                               securities, we cannot give you any assurance that you
                                               will receive a distribution in reduction of principal
                                               on any particular distribution date.

Rapid prepayments on the mortgage loans in a   Payments to the holders of certain classes of
loan group will reduce the yield on any        interest only securities that may be offered with
related classes of interest-only securities.   respect to any series, referred to in this prospectus
                                               as ratio-stripped interest only securities, come only
                                               from interest payments on certain of the mortgage
                                               loans in the related asset groups. These mortgage
                                               loans are called premium rate mortgage loans because
                                               in general they have the highest mortgage interest
                                               rates in the loan group. In general, the higher the
                                               mortgage interest rate is on a mortgage loan in a
                                               loan group, the more interest the related class of
                                               ratio-stripped interest only securities, if any,
                                               receives from that mortgage loan. If mortgage
                                               interest rates decline, these premium rate mortgage

                                       16

                                               loans are more likely to be refinanced, and,
                                               therefore, prepayments in full on these mortgage
                                               loans are more likely to occur. If the related
                                               mortgage loans prepay faster than expected or if the
                                               related asset group or asset groups are terminated
                                               earlier than expected, you may not fully recover your
                                               initial investment.

                                               Certain classes of securities that may be offered
                                               with respect to any series, referred to in this
                                               prospectus as interest only securities, receive only
                                               distributions of interest. Distributions to the
                                               holders of any class of interest only securities are
                                               based on its related notional amount, calculated as
                                               described in the related prospectus supplement. You
                                               should fully consider the risks associated with an
                                               investment in any class of interest-only securities.
                                               If the mortgage loans in the related asset group
                                               prepay faster than expected or if the related asset
                                               group is terminated earlier than expected, you may
                                               not fully recover your initial investment.

Slower prepayments on the mortgage loans will  Payments to the holders of certain principal only
reduce the yield on any related class of       securities that may be offered with respect to any
principal-only securities.                     series, referred to in this prospectus as
                                               ratio-stripped principal only securities, come only
                                               from principal payments on the discount mortgage
                                               loans in the related asset group or asset groups.
                                               These discount mortgage loans are the mortgage loans
                                               in each of such asset groups with net mortgage rates
                                               less than a certain percentage for each asset group,
                                               referred to in this prospectus and the related
                                               prospectus supplement as the required coupon. In
                                               general, the lower the net mortgage rate is on a
                                               mortgage loan, the more principal the related class
                                               of ratio-stripped principal only securities receive
                                               from that mortgage loan. Because holders of the
                                               ratio-stripped principal only securities receive only
                                               distributions of principal, they will be adversely
                                               affected by slower than expected prepayments on the
                                               related mortgage loans. If you are investing in a
                                               class of ratio-stripped principal only securities,
                                               you should consider that since the discount mortgage
                                               loans have lower net mortgage rates, they are likely
                                               to have a slower prepayment rate than other mortgage
                                               loans.

                                               Certain classes of securities that may be offered
                                               with respect to any series of securities, referred to
                                               in this prospectus as principal only securities,
                                               receive only distributions of principal. You should
                                               fully consider the risks associated with an
                                               investment in any class of principal only securities.
                                               If the mortgage loans in the related asset group
                                               prepay slower than expected, your yield will be
                                               adversely affected.

Any yield maintained securities may not        The mortgage loans in the asset group related to any
receive amounts expected from the related      class of yield maintained securities may not generate
yield maintenance agreement.                   enough interest to pay the full pass-through rate on
                                               that class on certain distribution dates and interest
                                               distributions on those distribution dates will be
                                               made in part from payments under the related yield
                                               maintenance agreement. Payments under the related
                                               yield maintenance agreement for any distribution date
                                               will be based on a notional amount (as set forth in
                                               an annex to the related prospectus supplement), which
                                               will decrease

                                       17

                                               during the life of that yield maintenance agreement.
                                               The notional amounts specified in the annex were
                                               derived by assuming a certain rate of payment on the
                                               mortgage loans in the related asset group (which will
                                               be described in the related prospectus supplement).
                                               The actual rate of payment on those mortgage loans is
                                               likely to differ from the rate assumed. If
                                               prepayments on those mortgage loans occur at a rate
                                               slower than the rate used in determining the notional
                                               amounts specified in the related annex, the class
                                               principal balance of the class of yield maintained
                                               securities may be greater than such notional amount
                                               for a distribution date. For any class of yield
                                               maintained securities and any distribution date on
                                               which the notional amount is lower than the actual
                                               class principal balance of that class of securities,
                                               the amount paid by the related cap counterparty under
                                               the related yield maintenance agreement will not be
                                               enough to pay the full amount of interest due for
                                               such distribution date, adversely affecting the yield
                                               on those securities.

Certain classes of securities that may be      Certain classes of securities that may be offered
offered with respect to any series will be     with respect to any series, referred to in this
sensitive to changes in LIBOR.                 prospectus as floating rate securities, will receive
                                               interest at a rate which varies directly with the
                                               rate of LIBOR subject, in each case, to a certain
                                               minimum pass-through rate and a certain maximum pass-
                                               through rate. Accordingly, these securities will be
                                               sensitive to changes in the rate of LIBOR.

Certain classes of certificates that may be    Certain classes of securities that may be offered
offered with respect to any series will be     with respect to any series, referred to in this
very sensitive to increases in the level of    prospectus as inverse floating rate securities, will
LIBOR.                                         receive interest at a rate which varies inversely
                                               with the rate of LIBOR to a certain minimum pass-
                                               though rate and a certain maximum pass-through rate.
                                               Accordingly, the yield to maturity on these
                                               securities will be extremely sensitive to changes in
                                               the rate of LIBOR.

With respect to certain classes of securities  Certain classes of securities that may be offered
that may be offered with respect to any        with respect to any series, referred to in this
series, referred to in this prospectus as PAC  prospectus as planned amortization classes or PAC
securities, although principal payments to     securities, will generally be less affected by the
the PAC securities generally follow a          rate of principal prepayments than other related
schedule, the rate of prepayments on the       classes of senior securities. This is because on each
related mortgage loans may still affect        distribution date, each class of PAC securities will
distributions to these securities.             receive principal distributions according to a
                                               schedule set forth in an annex to the related
                                               prospectus supplement. The schedule for each class of
                                               PAC securities assumes that the rate of prepayments
                                               on the mortgage loans in the related asset group
                                               remains at a constant rate between a range set forth
                                               in the related prospectus supplement. However, there
                                               is no guarantee that the rate of prepayments on the
                                               mortgage loans in the related asset group will remain
                                               at a constant rate between those levels. If the
                                               mortgage loans in the related asset group prepay at a
                                               rate faster or slower than the related schedule
                                               allows for, or do not prepay at a constant rate
                                               between these levels, distributions of principal may
                                               no longer be made according to such schedule.
                                               Moreover, once certain classes of securities set
                                               forth in the related prospectus supplement have been
                                               paid in full, the PAC securities will

                                       18

                                               become very sensitive to the rate of prepayments and
                                               may no longer be paid according to their schedule.

With respect to certain classes of securities  Certain classes of securities that may be offered
that may be offered with respect to any        with respect to any series, referred to in this
series, referred to in this prospectus as TAC  prospectus as targeted amortization classes or PAC
securities, although principal payments to     securities, will generally be less affected by the
the TAC securities generally follow a          rate of principal prepayments than other related
schedule, the rate of prepayments on the       classes of senior securities. This is because on each
related mortgage loans may still affect        distribution date, each class of PAC securities will
distributions to these securities.             receive principal distributions according to a
                                               schedule set forth in an annex to the related
                                               prospectus supplement. The schedule for each class of
                                               PAC securities assumes that the rate of prepayments
                                               on the mortgage loans in the related asset group
                                               remains at a constant rate set forth in the related
                                               prospectus supplement. However, it is very unlikely
                                               that the rate of prepayments on the mortgage loans in
                                               the related asset group will remain constant at that
                                               level. If the mortgage loans in the related asset
                                               group prepay at a rate faster or slower than the
                                               related schedule allows for, or do not prepay at a
                                               constant rate between these levels, distributions of
                                               principal may no longer be made according to such
                                               schedule. Moreover, once certain classes of
                                               securities set forth in the related prospectus
                                               supplement have been paid in full, the PAC securities
                                               will become very sensitive to the rate of prepayments
                                               and may no longer be paid according to their
                                               schedule.

Certain classes of securities that may be      Certain classes of securities that may be offered
offered with respect to any series, referred   with respect to any series, referred to in this
to in this prospectus as support securities,   prospectus as support securities, will be especially
will be very sensitive to the rate of          sensitive to the rate of prepayments on the mortgage
prepayments on the related mortgage loans and  loans in the related asset group. The support
may not receive distributions of principal     securities will act as a prepayment cushion for
for a long time.                               certain classes of PAC and/or TAC securities,
                                               absorbing excess principal prepayments. On each
                                               distribution date, each class of support securities
                                               receive principal only if the related PAC and/or TAC
                                               securities have been paid according to schedule. If
                                               the rate of prepayments on the mortgage loans in the
                                               related asset group is slow enough so that the TAC
                                               and/or PAC securities are not paid according to their
                                               aggregate schedule, then the support securities will
                                               not receive any distribution of principal on that
                                               distribution date. However, if the rate of
                                               prepayments is high enough so that the TAC and PAC
                                               securities have been paid according to their
                                               schedule, then all or certain of the classes of
                                               support securities will receive all of the remaining
                                               principal otherwise available for distribution to the
                                               TAC and PAC securities in accordance with the
                                               priority of payment rules set forth in the related
                                               prospectus supplement. This may cause wide variations
                                               in the amount of principal the support securities
                                               will receive on each distribution date. Certain
                                               classes of support securities may be more stable than
                                               other classes of support securities if they are also
                                               TAC or PAC securities.

Potential inadequacy of credit enhancement.    The subordination and other credit enhancement
                                               features described in this prospectus are intended to
                                               enhance the likelihood that the classes of securities
                                               will receive regular

                                       19

                                               payments of interest and principal, but such credit
                                               enhancements are limited in nature and may be
                                               insufficient to cover all losses on the mortgage
                                               loans.

                                               None of the depositor, the master servicer, the
                                               servicers, the special servicer, the seller, the
                                               trustee, the trust administrator, the underwriter or
                                               any other entity will have any obligation to
                                               supplement any credit enhancement.

To the extent applicable, certain factors may  In some instances, in order to create
limit the amount of excess interest on the     overcollateralization, it will be necessary that
mortgage loans reducing                        certain of the mortgage loans generate more interest
overcollateralization.                         than is needed to pay interest on the related
                                               securities and the related fees and expenses of the
                                               trust. In such scenario, we expect that such mortgage
                                               loans will generate more interest than is needed to
                                               pay those amounts, at least during certain periods,
                                               because the weighted average mortgage rate on the
                                               those mortgage loans is higher than the net WAC rate
                                               on the related securities. We cannot assure you,
                                               however, that enough excess interest will be
                                               generated to reach the rating agencies' targeted
                                               overcollateralization level. The following factors
                                               will affect the amount of excess interest that such
                                               mortgage loans will generate:

                                               Prepayments. Each time one of such mortgage loan is
                                               prepaid, total excess interest after the date of
                                               prepayment will be reduced because that mortgage loan
                                               will no longer be outstanding and generating
                                               interest. Prepayment of a disproportionately high
                                               number of such mortgage loans with high mortgage
                                               rates would have a greater adverse effect on future
                                               excess interest.

                                               Defaults. The actual rate of defaults on such
                                               mortgage loans may be higher than expected. Defaulted
                                               mortgage loans may be liquidated, and liquidated
                                               mortgage loans will no longer be outstanding and
                                               generating interest.

                                               Level of One-Month LIBOR. If one-month LIBOR
                                               increases, more money will be needed to distribute
                                               interest to the holders of the related securities, so
                                               less money will be available as excess interest.

Holding subordinate securities creates         In some instances, the protections afforded the
additional risks.                              senior securities in any transaction create risks for
                                               the related subordinate securities. Prior to any
                                               purchase of these types of subordinate securities,
                                               consider the following factors that may adversely
                                               impact your yield:

                                                  Because the subordinate securities receive
                                               interest and principal distributions after the
                                                  related senior securities receive such
                                                  distributions, there is a greater likelihood that
                                                  the subordinate securities will not receive the
                                                  distributions to which they are entitled on any
                                                  distribution date.

                                                  With respect to certain series, the subordinate
                                               securities will not be entitled to a proportionate
                                                  share of principal prepayments on the related
                                                  mortgage loans until the beginning of the tenth
                                                  and in some cases, twelfth, year after the closing
                                                  date.

                                       20

                                                  If certain losses on the related mortgage loans
                                               exceed stated levels, a portion of the principal
                                                  distribution payable to classes of subordinate
                                                  securities with higher alphanumerical class
                                                  designations will be paid to the related classes
                                                  of subordinate securities with lower
                                                  alphanumerical class designations.

                                                  If a related servicer or the master servicer
                                               determines not to advance a delinquent payment on a
                                                  mortgage loan because such amount is not
                                                  recoverable from a mortgagor, there may be a
                                                  shortfall in distributions on the securities which
                                                  will impact the related subordinate securities.

                                                  Losses on the mortgage loans will generally be
                                               allocated to the related subordinate securities in
                                                  reverse order of their priority of payment. A loss
                                                  allocation results in a reduction of a security
                                                  balance without a corresponding distribution of
                                                  cash to the holder. A lower security balance will
                                                  result in less interest accruing on the security.

                                                  Certain of the subordinate securities may not be
                                               expected to receive principal distributions until, at
                                                  the earliest, the distribution date occurring in
                                                  the thirty-six month after the related closing
                                                  date, unless the class principal balances of
                                                  certain senior securities have been reduced to
                                                  zero prior to such date.

                                                  In some instances, after extinguishing all other
                                               credit enhancement available to a group, losses on
                                                  the mortgage loans will be allocated to the
                                                  related subordinate securities in reverse order of
                                                  their priority of payment. A loss allocation
                                                  results in a reduction of a class principal
                                                  balance without a corresponding distribution of
                                                  cash to the holder. A lower class principal
                                                  balance will result in less interest accruing on
                                                  the security.

                                                  The earlier in the transaction that a loss on a
                                               mortgage loan occurs, the greater the impact on the
                                                  yield.

If servicing is transferred, delinquencies     In certain circumstances, the entity specified in the
may increase.                                  pooling and servicing agreement or servicing
                                               agreement and its transferee or assigns may request
                                               that that certain servicers or the master servicer,
                                               subject to certain conditions specified in the
                                               related pooling and servicing agreement or servicing
                                               agreement, resign and appoint a successor servicer or
                                               master servicer, as applicable. If this happens, a
                                               transfer of servicing will occur that may result in a
                                               temporary increase in the delinquencies on the
                                               transferred mortgage loans, which in turn may result
                                               in delays in distributions on the offered securities
                                               and/or losses on the offered securities.

                                               Any servicing transfer will involve notifying
                                               mortgagors to remit payments to the new servicer,
                                               transferring physical possession of the loan files
                                               and records to the new servicer and entering loan and
                                               mortgagor data on the management

                                       21

                                               information systems of the new servicer, and such
                                               transfers could result in misdirected notices,
                                               misapplied payments, data input errors and other
                                               problems. Servicing transfers may result in a
                                               temporary increase in delinquencies, defaults and
                                               losses on the mortgage loans. There can be no
                                               assurance as to the severity or duration of any
                                               increase in the rate of delinquencies, defaults or
                                               losses due to transfers of servicing.

The yield, market price, rating and liquidity  A trust may include one or more financial instruments
of your securities may be reduced if the       including interest rate or other swap agreements and
provider of any financial instrument defaults  interest rate cap or floor agreements. These
or is downgraded.                              financial instruments provide protection against some
                                               types of risks or provide specific cashflow
                                               characteristics for one or more classes of a series.
                                               The protection or benefit to be provided by any
                                               specific financial instrument will be dependent on,
                                               among other things, the credit strength of the
                                               provider of that financial instrument. If that
                                               provider were to be unable or unwilling to perform
                                               its obligations under the financial instrument, the
                                               securityholders of the applicable class or classes
                                               would bear that credit risk. This could cause a
                                               material adverse effect on the yield to maturity, the
                                               rating or the market price and liquidity for that
                                               class. For example, suppose a financial instrument is
                                               designed to cover the risk that the interest rates on
                                               the mortgage assets that adjust based on one index
                                               will be less than the interest rate payable on the
                                               securities based on another index. If that financial
                                               instrument does not perform, then the investors will
                                               bear basis risk, or the risk that their yield will be
                                               reduced if the first index declines relative to the
                                               second. Even if the provider of a financial
                                               instrument performs its obligations under that
                                               financial instrument, a withdrawal or reduction in a
                                               credit rating assigned to that provider may adversely
                                               affect the rating or the market price and liquidity
                                               of the applicable class or classes of securities.

                                       22

                                 The Trust Fund

    Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

    To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

     (1) financial guaranty insurance policies or surety bonds;

     (2) letters of credit;

     (3) pool insurance policies;

     (4) special hazard insurance policies;

     (5) mortgagor bankruptcy bonds;

     (6) the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

     (7) the establishment of a reserve fund;

     (8) by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

     (9) overcollateralization;

    (10) interest rate swaps and yield supplement agreements;

    (11) performance bonds; or

    (12) by any combination of the foregoing.

See 'Description of Insurance' and 'Credit Support' in this prospectus.

The Mortgage Pools

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

    (1) one or more mortgage pools containing:

      conventional one- to four-family residential, first and/or second mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans,

      Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative
      Dwelling,

      mortgage loans secured by multifamily property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10%
      of the original principal balance of the mortgage pool,

      mortgage loans secured by commercial property,

      mortgage loans secured by Mixed-Use Property,

      mortgage loans secured by unimproved land,

       participation interests in residential mortgage loans, or

                                       23

      mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

    (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements; or

    (3) any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities
Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor. Unless otherwise indicated, references to the term 'mortgage loans' or 'loans' includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

    All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations.
Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor.
Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

    If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See
'Yield Considerations' in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or
'deferred' interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

    If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

                                       24

    Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

    A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or
VA, under the Servicemen's Readjustment Act of 1944, as amended. The
Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

    FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States
Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable
FHA limits at the time of origination of such FHA Loan.

    A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

    With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

      the aggregate principal balance of the mortgage loans as of the applicable
      Cut-off Date,

      the type of mortgaged properties securing the mortgage loans,

      the range of original terms to maturity of the mortgage loans,

      the range of principal balances and average principal balance of the mortgage loans,

      the earliest origination date and latest maturity date of the mortgage loans,

      the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

      the interest rate or range of interest rates borne by the mortgage loans,

      the geographical distribution of the mortgage loans,

      the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

      the delinquency status of the mortgage loans as of the Cut-off Date,

      with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans,

      for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

                                       25

      whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

    No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing
Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See 'Certain Legal
Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

    The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See
' -- Mortgage Loan Program' and 'Description of the Certificates' in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

    If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.
See 'Description of the Certificates -- Assignment of Mortgage Loans.' The
seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See ' -- Representations by
Unaffiliated Sellers; Repurchases.' The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under ' -- Mortgage Loan Program --
Representations by Unaffiliated Sellers; Repurchases,' and 'Description of the
Certificates -- Assignment of Mortgage Loans,' and its obligations to make
Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under 'Description of the Certificates -- Advances.'

                                       26

Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the
Certificate Account or otherwise. See 'Description of the Certificates --
Advances,' 'Credit Support' and 'Description of Insurance' in this prospectus.

    No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties.
Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

    Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

    Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund.
In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See 'Description of the
Certificates -- Payments on Mortgage Loans' in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

    If specified in the related prospectus supplement, a mortgage pool may contain 're-performing loans', which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

    If specified in the applicable prospectus supplement, the mortgage loans may include 'step-down' mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower

                                       27

has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

    Revolving Credit Loans. As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note.
As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.
An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw
Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period.
During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment
Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

    Subject to the terms of the related mortgage note, the maximum amount of any
Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

    With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

    The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded
Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust
Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

    Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and

                                       28

related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

    Certain of the commercial mortgage loans, multifamily mortgage loans and
Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

    The commercial mortgage loans, multifamily mortgage loans and Mixed-Use
Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents' in this prospectus.

    The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

    Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

    Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

    Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received

                                       29

under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

    Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

    Participation Interests. If specified in the accompanying prospectus supplement, some or all of the assets underlying a series of securities may be participation interests in residential mortgage loans, established under a participation agreement. Each participation interest will represent a pro rata entitlement to interest and principal payments on a single residential mortgage loan. The related trust fund will own the related pro rata entitlement, and the entitlement to the remaining interest and principal payments on the related mortgage loan will not be owned by the trust fund. Under the related participation agreement, there will be a single servicer that services the related mortgage loan on behalf of all of the respective owners, and the mortgage file for each mortgage loan will be held by a single custodian or trustee on behalf of all of the respective owners. Under the related participation agreement, the servicer will be obligated to service the mortgage loan in accordance with accepted servicing practices for that mortgage loan type. All collections received as to that mortgage loan will be promptly remitted on a pro rata basis to the respective owners of the participation interests. The servicer will not make advances for delinquent scheduled payments. No credit enhancement will be provided under the participation agreement. Participation arrangements of this type will be used in connection with comparatively larger balance residential mortgage loans, to allow for a number of pro rata interests in the loan to be held by a number of different asset pools (or other investors). This will have the effect of diversifying and therefore reducing risk to investors, as compared to having the entire amount of the mortgage loan held within a single asset pool. Any offering of a series of securities backed by participation interests will be made in compliance with
Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

Static Pool Information

    For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

    With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards for Mortgage Loans

    The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance

                                       30

with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

    The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

    Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

    Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

    The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or
Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and
Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

    Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.
In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

    Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.
Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting

                                       31

criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

    The mortgage loans have been originated under 'full' or 'alternative,'
'reduced documentation,' 'stated income/stated assets' or 'no income/no asset'
programs. The 'alternative,' 'reduced,' 'stated income/stated asset' and 'no income/no asset' programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.
Generally, an 'alternative' documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a 'full doc' loan, however, alternative forms of standard verifications are used. Generally, under both 'full' and
'alternative' documentation programs at least one year of income documentation is provided. Generally, under a 'reduced documentation' program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a
'stated income/stated assets' program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a 'reasonableness test'
is applied. Generally, under a 'no income/no asset' program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional
Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal
Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.
Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

    Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

    The majority of originators of commercial mortgage loans or Mixed-Use
Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

    If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of

                                       32

comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

    No assurance can be given that values of any commercial properties or
Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

FICO Scores

    The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ('Fair, Isaac') and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The
FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Unaffiliated Sellers

    Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA
Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

    If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

      with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

      that the seller had good and marketable title to each mortgage loan sold by it;

      to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

      with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

      that there were no delinquent tax or assessment liens against the mortgaged property.

                                       33

    With respect to a Cooperative Loan, the seller will represent and warrant that:

      the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the
      Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

      the related cooperative apartment was free from damage and was in good repair.

    The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

    In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

    If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

      have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

                                       34

      have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

      have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

      comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

    No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so. The servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Mortgage Certificates

    If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage
Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

The Contract Pools

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

    The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a
'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter.'

    The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See
'Description of the Program -- Representations by Unaffiliated Sellers;
Repurchases' in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the

                                       35

benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

    The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

      the range of dates of origination of the contracts;

      the weighted average annual percentage rate on the contracts;

      the range of outstanding principal balances as of the Cut-off Date;

      the average outstanding principal balance of the contracts as of the
      Cut-off Date;

      the weighted average term to maturity as of the Cut-off Date; and

      the range of original maturities of the contracts.

    The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

    Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

    With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the 'appraised value' is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

      the original principal amount of the contract divided by the lesser of the
      'appraised value' or the sales price for the manufactured home; or

      such other ratio as described in the related prospectus supplement.

Pre-Funding

    If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible
Investments, or other investments that may be specified in the related prospectus supplement.

    Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

                                       36

    Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

      the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

      the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 50% of the proceeds of the offering of the related series.

                                 The Depositor

    The depositor will be Credit Suisse First Boston Mortgage Securities Corp.
for each series of securities unless otherwise indicated in the related prospectus supplement. The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities
Corporation, the name of which was subsequently changed to Credit Suisse First
Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holding (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series. The Trust Assets will be acquired by the depositor directly or through one or more affiliates.

    After issuance of the certificates for a series, the depositor will have no material obligations with respect to the certificates and Trust Assets, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

                                Use of Proceeds

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

    None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust
Assets and no such expenses will be paid to the sponsor, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

                              Yield Considerations

    The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the

                                       37

loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

    In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.
In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

    A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

    The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See 'Maturity and Prepayment
Considerations' in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See 'The Trust Fund' in this prospectus.

    In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

    The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

    The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under 'Description of the
Certificates -- Servicing of Mortgage Loans and

                                       38

Contracts,' in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

    In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

    For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

    The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

    Similarly, a borrower of a Balloon Loan will be required to pay the Balloon
Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

    The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a

                                       39

result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

    If stated in the accompanying prospectus supplement, a trust may contain GPM
Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

    Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

    If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

    The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

    No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

    Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365.
Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See 'Maturity and Prepayment Considerations' in this prospectus.

                     Maturity and Prepayment Considerations

    As indicated in this prospectus under 'The Trust Fund,' the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

    Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the

                                       40

series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model.
There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

    The following is a list of factors that may affect prepayment experience:

      homeowner mobility;

      economic conditions;

      changes in borrowers' housing needs;

      job transfers;

      unemployment;

      borrowers' equity in the properties securing the mortgages;

      servicing decisions;

      enforceability of due-on-sale clauses;

      mortgage market interest rates;

      mortgage recording taxes;

      solicitations and the availability of mortgage funds; and

      the obtaining of secondary financing by the borrower.

    All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

    Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states'
laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

    The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

    Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract.
FHA Loans and VA Loans are not permitted to contain 'due on sale' clauses, and are freely assumable.

    An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will

                                       41

affect the weighted average life of the related series of securities. See
'Description of the Certificates -- Servicing of Mortgage Loans and Contracts,'
' -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage
Loans,' and 'Certain Legal Aspects of the Mortgage Loans and Contracts --
Enforceability of Certain Provisions' for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

    Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. There is a risk that revolving credit loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment.

    Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

    For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

    For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

    The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See 'Description of the Certificates -- Enforcement of `Due-On-Sale' Clauses; Realization Upon
Defaulted Mortgage Loans' and 'Certain Legal Aspects of the Mortgage Loans and
Contracts -- The Mortgage Loans' for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

    At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

                                       42

    For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.
If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

    Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

    If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a 'qualifying liquidation' thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund.
The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying
Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage
Certificates will have the same effect as prepayments in full. See 'The Trust
Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers;
Repurchases,' 'Description of the Certificates -- Assignment of Mortgage Loans,'
' -- Assignment of Mortgage Certificates,' ' -- Assignment of Contracts' and
' -- Termination.'

                        Description of the Certificates

    Each series of securities will be issued pursuant to an agreement consisting of either:

      a pooling and servicing agreement; or

      a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement.
A trust agreement will be an agreement between the depositor and the trustee.
Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement. As to each series of securities, the related agreements will be filed with the
Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

General

    The trust fund with respect to a series will consist of:

      the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

      the assets as from time to time identified as deposited in the related
      Certificate Account;

                                       43

      the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

      the surety bond or financial guaranty insurance policy, if any, with respect to that series;

      the letter of credit, if any, with respect to that series;

      the pool insurance policy, if any, with respect to that series, described below under 'Description of Insurance';

      the special hazard insurance policy, if any, with respect to that series, described below under 'Description of Insurance';

      the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under 'Description of Insurance';

      the performance bond and proceeds thereof, if any, with respect to that series;

      the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

      the primary mortgage insurance policies, if any, with respect to that series, as described below under 'Description of Insurance'; and

      the GPM Funds and Buy-Down Funds, if any, with respect to that series.

    Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

    If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

    If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates.
Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

    The Residual Certificates, if any, included in a series will be designated by the depositor as the 'residual interest' in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series.
All other classes of securities of the related series will constitute 'regular interests' in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See 'Federal Income Tax
Consequences' in this prospectus.

    If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

    If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the

                                       44

related mortgage loans, contracts or mortgage loans underlying the related
Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

    In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the
Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933. If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual
Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the
Securities Act of 1933, as amended, and pursuant to any applicable state law.
Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or
Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

    As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

    If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be
DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

    Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate
Certificate Principal Balance advise the

                                       45

trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

    Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of
DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

    Because of time zone differences, the securities account of a Clearstream or
Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or
Euroclear System cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

    Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear
System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C.,

                                       46

a Belgian co-operative corporation. All operations are conducted by the
Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear
System operator, not the clearance cooperative.

    The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal
Reserve System. As a result, it is regulated and examined by the Board of
Governors of the Federal Reserve System and the New York State Banking
Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear
System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear
System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

    Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Distributions of Principal and Interest

    Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement.
Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

    On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

      the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

      some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

    If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

                                       47

    Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the
Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual
Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

    Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero.
Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

    The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

    Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

    Each series of securities may consist of any one or a combination of the following types of classes:

    Accretion Directed........................  A class of securities designated to receive principal payments primarily from the interest that
                                                accrues on specified Accrual Classes.
    Accrual...................................  A class of securities where the accrued interest otherwise payable to such certificates is allocated
                                                to specified classes of certificates as principal
                                                payments in reduction of their certificate principal
                                                balance. The certificate principal balance of the
                                                Accrual Class will be increased to the extent such
                                                accrued interest is so allocated.
    Companion.................................  A class that receives principal payments on any distribution date only if scheduled payments have
                                                been made on specified planned principal classes,
                                                targeted principal classes or scheduled principal
                                                classes.
    Component.................................  A class consisting of 'components.' The components of a class of component securities may have
                                                different principal and/or interest payment
                                                characteristics but together constitute a single
                                                class. Each component of a class of component
                                                securities may be identified as falling into one or
                                                more of the categories in this list.
    Fixed Rate................................  A class with an interest rate that is fixed throughout the life of the class.

                                       48

    Floating Rate.............................  A class that receives interest payments based on an interest rate that fluctuates each payment period
                                                based on a designated index plus a specified margin.
    Interest Only or IO.......................  A class of securities with no principal balance and which is not entitled to principal payments.
                                                Interest usually accrues based on a specified
                                                notional amount.
    Inverse Floating Rate.....................  A class of securities where the pass-through rate adjusts based on the excess between a specified rate
                                                and LIBOR or another index.
    Lock Out..................................  A class of securities which is 'locked out' of certain payments, usually principal, for a specified
                                                period of time.
    Partial Accrual...........................  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added
                                                to the principal balance of such class on each
                                                applicable distribution date, with the remainder of
                                                such accrued interest to be distributed currently as
                                                interest on such class. Such accretion may continue
                                                until a specified event has occurred or until such
                                                Partial Accrual class is retired.
    Principal Only............................  A class of securities which is not entitled to interest payments.
    Planned Amortization Class or PAC.........  A class of securities with a principal balance that is reduced based on a schedule of principal
                                                balances, assuming a certain range of prepayment
                                                rates on the underlying assets.
    Scheduled Principal.......................  A class that is designed to receive principal payments using a predetermined principal balance
                                                schedule but is not designated as a Planned
                                                Principal Class or Targeted Principal Class. In many
                                                cases, the schedule is derived by assuming two
                                                constant prepayment rates for the underlying assets.
                                                These two rates are the endpoints for the
                                                'structuring range' for the scheduled principal
                                                class.
    Senior Support............................  A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a
                                                Super Senior Class after the related classes of
                                                subordinated securities are no longer outstanding.
    Sequential Pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined
                                                principal balance schedules and that under all
                                                circumstances receive payments of principal
                                                continuously from the first distribution date on
                                                which they receive principal until they are retired.
                                                A single class that receives principal payments
                                                before or after all other classes in the same series
                                                of securities may be identified as a sequential pay
                                                class.
    Super Senior..............................  A class that will not bear its proportionate share of realized losses (other than excess losses) as its
                                                share is directed to another class, referred to as
                                                the 'support class' until the class principal
                                                balance of the support class is reduced to zero.
    Target Amortization or TAC................  A class of securities with a principal balance that is reduced based on a scheduled of principal
                                                balances, assuming a certain targeted rate of
                                                prepayments on the related collateral.

                                       49

    Variable Rate.............................  A class with an interest rate that resets periodically and is calculated by reference to the
                                                rate or rates of interest applicable to specified
                                                assets or instruments (e.g., the Loan Rates borne by
                                                the underlying loans).

Determination of LIBOR

    With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month
United States dollar deposits ('LIBOR') as quoted on Telerate Page 3750 as of
11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a 'LIBOR Determination Date'). Telerate
Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying
LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.
If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York
City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the
State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

Assignment of Mortgage Loans

    Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

    In connection with such transfer and assignment, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor.

                                       50

Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

    For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded
Balance and that review covered all documentation for the Trust Balance.

    The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each
Cooperative Loan.

    The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than
90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are 'defective' under the Code and the seller delivers to the trustee and the trust administrator an officer's security to that effect.
Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

      have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

      have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

      have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

                                       51

      comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

    This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

    Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS'r' System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS'r' System may, at the discretion of a servicer, in the future be held through the MERS'r' System. For any mortgage held through the MERS'r' System, the mortgage is recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS'r' System.
For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

    If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.
In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

    Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under 'The Trust Fund -- Representations by Unaffiliated Sellers; Repurchases.'

    If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

    The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

    Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

                                       52

Assignment of Contracts

    The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

      the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

      the annual percentage rate;

      the current scheduled monthly level payment of principal and interest; and

      the maturity of the contract.

    In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See 'Certain Legal Aspects of Mortgage Loans and
Contracts -- The Contracts' in this prospectus.

    The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

      the remaining unpaid principal balance of the defective contract; or

      in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession;
      or

      in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a)
      of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

    If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

      immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

      as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

                                       53

      each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

      as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

      as of the date of the transfer to the depositor, no contract is more than
      30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

      with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

    All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

    If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

      the principal balance thereof as of the date of the repurchase; or

      in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a)
      of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

    Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under 'The Trust Fund -- The Contract
Pools.'

    If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

    Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage
Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include

                                       54

information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each
Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

    In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the
Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.
Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

    The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

    If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage
Certificates will be set forth in the related prospectus supplement.

Servicing of Mortgage Loans and Contracts

    Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement.
A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus and will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the servicer, as specified in the related prospectus supplement.

    Any servicer will be required to perform the customary functions of a servicer, including:

      collection of payments from mortgagors and obligors and remittance of collections to the servicer;

      maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

      maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

      processing of assumptions or substitutions;

      attempting to cure delinquencies;

      supervising foreclosures or repossessions;

      inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

      maintaining accounting records relating to the mortgage loans and contracts.

                                       55

    A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

    A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under ' -- Payments on
Mortgage Loans' and ' -- Payments on Contracts,' and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

    As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

    The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

    The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

      all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

      all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

      all Insurance Proceeds;

      all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

      all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

      all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

      any Advances made by a subservicer or the servicer, as described in this prospectus under ' -- Advances';

      any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below;
      and

      all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under 'The Trust Fund -- Mortgage Loan
      Program -- Representations by Unaffiliated Sellers; Repurchases' or
      ' -- Assignment of Mortgage Loans' or repurchased by the depositor as described in this prospectus under ' -- Termination'.

    If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account.
If the servicer elects to establish a Custodial Account, amounts in that
Custodial Account, after making the required deposits and withdrawals specified in this section ' -- Payments on Mortgage Loans,' shall be remitted to the
Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

                                       56

    In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a
Servicing Account that will comply with either the standards set forth for a
Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related
Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

    With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related
Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the
Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate
Account on or before each distribution date the amount, if any, for each
Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

    If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down
Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

    A Certificate Account meeting the requirements set forth under 'Description of the Certificates -- Payments on Mortgage Loans' will be established in the name of the trustee.

    There will be deposited in the Certificate Account or a Custodial Account on
a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

      all obligor payments on account of principal, including principal prepayments, on the contracts;

      all obligor payments on account of interest on the contracts, net of the servicing fee;

      all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

      all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

      any Advances made as described under ' -- Advances' and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

      all amounts received from any credit support provided with respect to a series of certificates;

      all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under ' -- Termination' below; and

      all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

Collection of Payments on Mortgage Certificates

    The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee.

                                       57

The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.
The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

    On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under
'Description of the Certificates -- Distributions of Principal and Interest' and
in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and
interest received after the Cut-off Date and on or prior to the applicable
Determination Date, except:

      all payments that were due on or before the Cut-off Date;

      all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

      all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

      amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer;

      amounts to pay the servicer or any subservicer for the funding of any
      Draws made on revolving credit loans, if applicable; and

      that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

     (1) servicing compensation to the servicer and, if applicable, the special servicer; or

     (2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate
         Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

    No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

    If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by

                                       58

the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

    Funds on deposit in the Certificate Account may be invested in Eligible
Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized. The servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement.

    The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

    To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of
Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the
Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

      the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

      the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

    The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

    (1) to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund (by class), separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

    (2) to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund (by class and by any shortfalls or carry-forwards) and the portion, if any, advanced by the servicer or a subservicer;

    (3) in the case of a series of certificates with a variable Pass-Through
        Rate, the Pass-Through Rate applicable to the distribution;

    (4) the total cash flows received and the general sources thereof;

    (5) the amount, if any, of fees and expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

    (6) the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

                                       59

    (7) the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent;

    (8) the remaining balance, if any, in the pre-funding account;

    (9) the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

    (10) the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

    (11) the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

    (12) interest rates, as applicable, to the pool assets and securities;

    (13) the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

    (14) the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

    (15) the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to
         certificateholders on the distribution date;

    (16) number and amount of pool assets, together with updated pool composition information;

    (17) the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

    (18) if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

    (19) material breaches of pool asset representation or warranties or transaction covenants;

    (20) information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

    (21) information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

    (22) any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

    (23) the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

    (24) whether such loans are closed-end loans and/or revolving credit loans;

    (25) in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features;

    (25) the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

    (26) with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each

                                       60

certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under
'Additional Information' and 'Reports to Certificateholders.'

Modifications

    In instances in which a mortgage loan is in default or if default is reasonably foreseeable (within the meaning of the REMIC provisions), and if in the servicer's determination such modification is not materially adverse to the interests of the certificateholders (taking into account any estimated realized loss that might result absent such action), the servicer may modify the terms of the related mortgage loan to (1) capitalize to the principal balance of the mortgage loan unreimbursed Advances, unreimbursed servicing advances, unpaid servicing fees, and related amounts due to the servicer; (2) defer such amounts to a balloon payment due on the final payment date of the mortgage loan; (3)
reduce the related mortgage rate (provided that the mortgage rate of any fixed-rate mortgage loan or any adjustable-rate mortgage loan contained in a loan group that does not relate to an overcollateralization structure, may not be reduced, and the mortgage rate of any adjustable-rate mortgage loan contained in a loan group that relates to an overcollateralization structure may not be reduced below the mortgage rate of such mortgage loan immediately prior to the related first adjustment date); and/or (4) extend the maturity of the mortgage loan, but in no instance past the date on which the final payment is due on the latest maturing mortgage loan in the related mortgage pool or loan group, as applicable, as of the cut-off date; provided, however, that the related servicer shall effect such modification only after the related borrower has made no less than three consecutive monthly payments pursuant the terms of the proposed modification. No modification will be granted without the prior written consent of the credit insurer provider if so required in any credit insurance policy.

Advances

    If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

    The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. 'Property protection expenses' comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement.

                                       61

Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those
Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

    The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage
Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

    The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the potential cash flow from the pool assets or the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected. In addition, the servicer of a revolving credit loan may increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

    Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

    Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for

                                       62

each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

    Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

    No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of
1968, as amended.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related
Cooperative Loan to the extent not covered by other credit support.

    The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services.
This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

    Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See 'Description of Insurance -- Special Hazard Insurance Policies' for a
description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

    With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent

                                       63

endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO
Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

    If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

Pool Insurance

    To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

    To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or 'insured,' under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See
'Description of Insurance -- Primary Mortgage Insurance Policies.'

                                       64

Mortgagor Bankruptcy Bond

    If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See
'Description of Insurance -- Mortgagor Bankruptcy Bond.'

Presentation of Claims

    The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the
Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the
VA, as applicable, and all collections thereunder shall be deposited in the
Servicing Account, subject to withdrawal, as set forth above, for deposit in the
Certificate Account.

    If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

      that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be;
      and

      that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

    If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the
Servicing Account or the Certificate Account, as the case may be.

                                       65

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

    Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any 'due-on-sale' clause applicable thereto, if any, unless it reasonably believes that enforcement of the 'due-on-sale' clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

      that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

      that the expenses will be recoverable to it either through Liquidation
      Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

    Upon foreclosure of a revolving credit loan, the related Liquidation
Proceeds will be allocated among the Trust Balances, if any, and Excluded
Balances as described in the related prospectus supplement.

    Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related
Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See
'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans -- Foreclosure' in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the
Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

    The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the

                                       66

property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

    With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

    The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement.
Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized
Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Contracts

    Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable 'due-on-sale' clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract.
Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

    Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.
In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

      that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

      that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

    Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds,
Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the

                                       67

subservicers and the servicer to the extent not required to be deposited in the
Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

    The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

    As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the
Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property,
Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the reserve fund.

    Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

    Each entity responsible for the servicing function will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

      a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

      to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement, or, if there has been a failure in the fulfillment of any obligation, specifying such failure known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of
Regulation AB (the 'AB Servicing Criteria'). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB
Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

    Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB
Servicing Criteria.

                                       68

    Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charging upon written request to the servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the
Special Servicer

    The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

    The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

    The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

    The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

    On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the
Collection Account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a
Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer hereunder. Pending appointment of a successor to a servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion

                                       69

thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

    Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, ed 42 or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

    Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate
Account.

    If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

    Events of default under each pooling and servicing agreement will include:

      any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

      any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

      certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

                                       70

Rights Upon Event of Default

    So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

    Upon any such termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to the certificateholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

Amendment

    Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

      to cure any ambiguity;

      to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

      to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

    The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66 2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders;
provided, however, that no amendment may:

    (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

    (2) adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66 2/3% of that class or subclass;

    (3) adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66 2/3% of that class or subclass; or

    (4) reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

    The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

                                       71

Termination

    The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

    (1) the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

    (2) the later of:

      the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

      the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

    The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

    For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates.
The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

    If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

    (1) the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the
        Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

    (2) the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

    In the event that the depositor elects to treat the related trust fund as a
REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a
'qualifying liquidation' under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

                                       72

                            Exchangeable Securities

General

    As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

    If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as 'related' to each other, and each related grouping of exchangeable securities will be referred to as a 'combination.' Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

    Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

    If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

      the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities -- for purposes of this condition, an interest only class will have a principal balance of zero;

      the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

      A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

      An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate

                                       73

      that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

      Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

    These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

    A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

    The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

    If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

    The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                                       74

                                 Credit Support

    Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under 'Description of
Insurance.' The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

    For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

    The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

    Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

    The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

    If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of

                                       75

credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

       the remaining amount available under the letter of credit; and

      the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the
Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

    If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating
Loan, it will be entitled to receive an assignment by the trustee of that
Liquidating Loan, and the letter of credit bank will thereafter own the
Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate
Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

    To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

    Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

    To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in ' -- Reserve Fund.' The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

    If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to

                                       76

receive distributions to the extent described in that prospectus supplement.
This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool.
Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

    If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Derivatives

    The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include
1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

    An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury
Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

    The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

                                       77

    A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

    Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors. The sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders. The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

    The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price. If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor's part. When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

    The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

    The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

    Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These
forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

    In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

                                       78

    There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Purchase Obligations

    Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

    If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

      the retention by the servicer of certain payments on the mortgage loans or contracts;

      the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

       an Initial Deposit;

       any combination of the foregoing; or

       some other manner as specified in the related prospectus supplement.

    Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

    Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus

                                       79

supplement until withdrawn from the reserve fund and transferred to the
Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

      the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

      the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate
Account or otherwise used in any manner for the benefit of the senior certificateholders.

    Generally, whenever amounts on deposit in the reserve fund are less than the
Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

    If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

    (1)  to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and
         Certificate Account;

    (2)  to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate
         Account are not available therefor; and

    (3)  to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through
         Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

    Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

    Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior

                                       80

certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible
Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible
Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

    The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

    If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related
Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            Description of Insurance

    To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

    To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

    The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

                                       81

      all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

      hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

      amounts expended but not approved by the primary mortgage insurer;

      claim payments previously made by the primary mortgage insurer; and

      unpaid premiums.

    As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

    (1) advance or discharge:

        (A) all hazard insurance premiums; and

        (B) as necessary and approved in advance by the primary mortgage insurer:

              real estate property taxes;

             all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

              property sales expenses;

             any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

             foreclosure costs, including court costs and reasonable attorneys'
             fees;

    (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

    (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

    Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

    (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

    (2) written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

    (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding
        12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

    (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

                                       82

    (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

    (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

    Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

    The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor.
Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA
Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

                                       83

    The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the
VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

    The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

    The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

    Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.
The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

      the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

      the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain

                                       84

adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that
Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

    Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to
Cooperative Loans could affect distributions to the certificateholders.

    With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

    The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy.
When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.
Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

    The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

    If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

      maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund;
      or

                                       85

      indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

    If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

    The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

    (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

    (2) to advance, as necessary and approved in advance by the pool insurer,

         real estate property taxes;

        all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

         property sales expenses;

         any outstanding liens on the mortgaged property; and

        foreclosure costs including court costs and reasonable attorneys' fees;
        and

    (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

    Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

    (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

    (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate;
        and

    (3) advances as described above, less:

        all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

        amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

                                       86

        any claims payments previously made by the pool insurer on the related mortgage loan;

        due and unpaid premiums payable with respect to the pool insurance policy; and

        all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

    The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

      that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

      that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

    No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

    (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

    (2) the exercise by the related insured of a 'due-on-sale' clause or other similar provision in the mortgage loan.

    Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under 'The Trust
Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers;
Repurchases' and 'Description of the Certificates -- Assignment of Mortgage
Loans.'

    The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

    The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.
Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See 'Description of the Certificates -- Advances.'

    Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

                                       87

Special Hazard Insurance Policies

    If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See 'Description of the Certificates -- Maintenance of
Insurance Policies' and ' -- Standard Hazard Insurance.' The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

    Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

       the cost of repair or replacement of the mortgaged property; or

      upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

    No claim may be validly presented under a special hazard insurance policy unless:

      hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

      the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

    The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

    Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

    In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative
Dwelling by the bankruptcy court. In addition, certain other

                                       88

modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           Certain Legal Aspects of the Mortgage Loans and Contracts

    The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in 'Description of FHA
Insurance' in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National
Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

    General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

    There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note.
Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

                                       89

    Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the
Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.
This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

    In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

    An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the
Cooperative, or in the case of the loans, the collateral securing the
Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the

                                       90

tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' in this prospectus.

    Tax Aspects of Cooperative Ownership. In general, a 'tenant-stockholder,' as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a
'cooperative housing corporation' within the meaning of Section 16(b)(1) of the
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Code to the corporation under Sections 163 and 164 of the
Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

    Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

    Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the

                                       91

liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

    In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

    In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys'
fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See
'Description of Credit Enhancement' in this prospectus.

    Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale'
clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their
'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with

                                       92

interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See
'Description of the Securities -- Servicing and Administration of
Loans -- Realization Upon Defaulted Loans' in this prospectus.

    Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the
Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

    In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral.
In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a

                                       93

sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

    Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such
Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See
' -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

    Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

    In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to

                                       94

prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

    In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its
Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under
Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a
Cooperative Loan.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

    In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures
Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

    Some of the mortgage loans or revolving credit loans may be High Cost Loans.
Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High

                                       95

Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

    Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain
Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

      state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
      Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

      all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

    Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

    Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit

                                       96

loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

    The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

    The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a 'future advance'
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

    Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

    The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a 'future advance'
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of

                                       97

trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

    General. A manufactured housing contract evidences both:

       the obligation of the mortgagor to repay the loan evidenced thereby; and

      the grant of a security interest in the manufactured home to secure repayment of the loan.

    Certain aspects of both features of the manufactured housing contracts are described below.

    Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the
UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

    The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See 'Description of the
Securities -- Assignment of Loans' in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed

                                       98

by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

    If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

    When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

    Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract.
However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

    To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are 'chattel paper' as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.
Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See
'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans' in this prospectus.

    Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans' for a description of mortgages, deeds of trust and foreclosure procedures.

                                       99

    Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

    Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.
For a discussion of deficiency judgments, see ' -- The Mortgage Loans -- Anti-
Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

Enforceability of Certain Provisions

    If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or
Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The
Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

    In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

                                      100

Consumer Protection Laws

    Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

    If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act
of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

    Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

    In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

    Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996,
as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the

                                      101

secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The
Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities.
Moreover, some federal statutes and some states by statute impose an
Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

    If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

    Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard,
Reserves or Coast Guard, and officers of the U.S. Public Health Service or the
National Oceanic and Atmospheric Administration assigned to duty with the military.

    Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest

                                      102

collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities.
In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the
Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

    In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of
California, California national guard members called up to active service by the
President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Default Interest and Limitations on Prepayments

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

    Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The
Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.
Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on
Parity Act loans notwithstanding contrary state law, effective with respect to
Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Forfeiture for Drug, RICO and Money Laundering Violations

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to

                                      103

the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and
Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

    A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative
Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First
Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    Material Federal Income Tax Consequences

General

    The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances.
Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, McKee Nelson LLP and Sidley Austin LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a 'regular' interest or a 'residual' interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood
LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP
are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary

                                      104

and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the
Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

    The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose 'functional currency' is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

    The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a
REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC. For purposes of this tax discussion, references to a
'certificateholder' or a 'holder' are to the beneficial owner of a certificate.

    Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs

    Upon the issuance of each series of REMIC certificates, Thacher Proffitt &
Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin
LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, 'regular interests,' in the related REMIC or 'residual interests,' in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a

                                      105

separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under 'Material Federal Income Tax Consequences.' The IRS may, but is
not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a
REMIC will be terminated.

    Characterization of Investments in REMIC Regular Certificates. Except as
provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular
Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

    The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective
January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a 'reverse mortgage,' is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property,
(3) provides that all payments are due only on maturity of the loan, and
(4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

    The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates

    General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the
REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

                                      106

    Original Issue Discount. Some REMIC Regular Certificates may be issued with
'original issue discount,' or OID, within the meaning of Section 1273(a) of the
Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6)
of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used for loans held by a
REMIC in computing the accrual of original issue discount on Regular
Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular
Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a
REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' Qualified stated
interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a
'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

    In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

    Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period,' as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for

                                      107

under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular
Certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

    Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the
Regular Certificate, by multiplying:

      the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

          by

      a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the
      Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called
'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular
Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' in this prospectus for a description of that election under the OID regulations.

    If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

    The 'accrual period' as used in this section will be:

      the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

      such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

        (1) the sum of:

          the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

          the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

                                      108

              over

        (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence will be calculated:

        (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

        (2) using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a
Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the
IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

      the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

          plus

      the daily portions of original issue discount for all days during the accrual period prior to that day;

          minus

      any principal payments made during the accrual period prior to that day for the certificate.

    The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of

                                      109

accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal
Register.

    The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on
August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

    Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated
principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular
Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See ' -- Premium' in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular
Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue
Discount' in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

      on the basis of a constant yield method;

                                      110

      in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular
      Certificate as of the beginning of the accrual period; or

      in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular
      Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.
Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

    To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular
Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    In addition, under Section 1277 of the Code, a holder of a Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the
Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.
Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The
OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ' -- Market Discount' in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

    Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction

                                      111

ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period.
Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

    General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the
REMIC.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate.
For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described in this prospectus in
' -- Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
'portfolio income' for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of 'passive losses.'

    A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual
Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

    On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of 'inducement fees' received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United
States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and
'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash

                                      112

distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

    Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular
Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any
REMIC certificates offered hereby will be determined in the manner described in this prospectus under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.' Accordingly, if one or more classes of
REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the
REMIC in the loans and other property held by the REMIC.

    Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a
REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC Regular Certificates' in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

    A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.
Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

    A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting 'regular interests'
in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of 'regular interests' in the REMIC described in this prospectus under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount,' will not apply.

    If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue
Discount.'

                                      113

    As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Taxes' in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See ' -- Possible Pass-Through of
Miscellaneous Itemized Deductions' in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

    Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for that REMIC Residual
Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the
Code, as to which the certificateholders are encouraged to consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual
Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC
Certificates' in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC
Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see ' -- General' in this prospectus.

    Excess Inclusions. Any 'excess inclusions' for a REMIC Residual Certificate will be subject to federal income tax in all events.

                                      114

    In general, the 'excess inclusions' for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

      the sum of the daily portions of REMIC taxable income allocable to the
      REMIC Residual Certificate;

          over

      the sum of the 'daily accruals,' as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a
REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual
Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The 'long-term Federal rate' is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

      will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization; and

      will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, ' -- Foreign Investors in Regular Certificates' in this prospectus.

    Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC
Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder.
Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

    Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (i.e. the transferor had
'improper knowledge'). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the 'noneconomic' REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic

                                      115

unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

    (1) the present value of the expected future distributions, discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

    (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

    The REMIC regulations provide a safe harbor under which a transferor is presumed to lack 'improper knowledge.' If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

      the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

      the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC
      Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

      the transferee must represent that it will not cause income from the REMIC
      Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC
      Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same 'safe harbor'
      provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual
Certificate, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

    The accompanying prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered 'noneconomic' residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors in Regular Certificates' for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the

                                      116

related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

    For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a
Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

      an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

      the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

    In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

    The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either
Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a Disqualified
Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      the present value, discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

      the highest marginal federal income tax rate applicable to corporations.

    The anticipated excess inclusions must be determined as of the date that the
REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a
REMIC unless there are reasonable arrangements designed to ensure that:

      residual interests in the entity are not held by Disqualified
      Organizations; and

      information necessary for the application of the tax described in this prospectus will be made available.

                                      117

    Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

    (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified
        Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC
        Residual Certificate;

    (2) providing that any transfer of a REMIC Residual Certificate to a
        Disqualified Organization shall be null and void; and

    (3) granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any
        REMIC Residual Certificate that shall become owned by a Disqualified
        Organization despite (1) and (2) above.

    In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

      the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the
      Disqualified Organization; and

      the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

      the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      a statement under penalties of perjury that the record holder is not a
      Disqualified Organization.

In the case of a REMIC Residual Certificate held by an 'electing large partnership,' regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

    Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that
Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC
Residual Certificate will be determined as described under ' -- Taxation of
Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and
Distributions' in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

      the amount that would have been includible in the seller's income for the
      Regular Certificate had income accrued thereon at a rate equal to 110% of the 'applicable federal rate,' which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the
      Regular Certificate;

          over

      the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and

                                      118

previously unrecognized market discount that accrued during the period the certificate was held. See ' -- Taxation of Owners of REMIC Regular
Certificates -- Market Discount' in this prospectus.

    A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable federal rate,' which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool,' as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the 'wash sale' rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

    Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses)
may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such a form.

    Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax, however, if a REMIC may be required to recognize 'net income from foreclosure property' subject to federal income tax, it will be stated in the related prospectus supplement.

    It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

    To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee,

                                      119

or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the
REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

    Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual
Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

    Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the 'tax matters person' for the REMIC in all respects, and may hold a nominal amount of REMIC
Residual Certificates.

    As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any
REMIC item.

    Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, on
Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular
Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date.
Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

    As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will

                                      120

include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC
Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

    Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the 'backup withholding tax' under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the
IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

    A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

    For these purposes, United States person means:

      a citizen or resident of the United States;

      a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

      an estate whose income is subject to United States federal income tax regardless of its source; or

      a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
      States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the
      Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the
      Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust)

                                      121

will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

    Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

    Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

Non-REMIC Trust Funds

    The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

    Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds
2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

    Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not

                                      122

affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

    To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under
'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'
Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the
Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under 'Taxation of Owners of REMIC Regular
Certificates -- Market Discount' and ' -- Premium.'

    Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

      'real estate assets' within the meaning of Section 856(c)(5)(B) of the
      Code; and

      assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

    Any amount includible in gross income with respect to the grantor trust certificates will be treated as 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section
856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as 'real estate assets' under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis.
However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as 'real estate assets'. No assurance can be given that the manufactured homes will be so treated. A 'real estate investment trust,' or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a 'real estate asset' for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the
Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions are encouraged to consult their tax advisors regarding the status of the certificates under those provisions.

    Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain
classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

    (1) if any servicing compensation is deemed to exceed a reasonable amount;

    (2) if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

                                      123

    (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

    (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the 'stripped bond'
rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors are encouraged to consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

    Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see ' -- Sales of Certificates' below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

    With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to 'regular interests' in a REMIC and are described under ' -- Taxation of
Owners of REMIC Regular Certificates -- Original Issue Discount.' Regulations
could be adopted applying these rules to the grantor trust certificates.
Although the matter is not free from doubt, it appears that the Taxpayer Relief
Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

    In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

    If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or

                                      124

mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see ' -- Sales of Certificates' below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage
Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

    Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

      a representative initial offering price of the grantor trust certificates to the public; and

      a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

    The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

    Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

    Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a
United States person will be treated as 'portfolio interest' and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the
Mortgage Certificates included in the related trust fund were originated after
July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United
States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in 'Foreign Investors in Regular Certificates.'

    For information regarding withholding, see ' -- Backup Withholding with
Respect to Securities' and ' -- Foreign Investors in Regular Certificates -- New
Withholding Regulations' above.

Reportable Transactions

    A penalty in the amount of $10,000 in the case of a natural person and
$50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a 'reportable transaction'
(as defined in Section 6011 of the Code). The rules defining 'reportable transactions' are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                      125

                               Penalty Avoidance

    The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United
States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        State and Other Tax Consequences

    In addition to the federal income tax consequences described under 'Material
Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA Considerations

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is made for the exclusive benefit of Plan participants and their beneficiaries, permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

    Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a)
of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

    In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specific relationships to a Plan, called Parties in
Interest, and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for
ERISA purposes as the assets of the Plans that purchase or hold certificates under the rules described in 'Plan Assets Regulation' below. An investment in certificates by or with 'plan assets' of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

    A number of prohibited transaction class exemptions issued by the United
States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with 'plan assets' of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan
Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class
Exemption for Certain Transactions Involving Insurance Company General
Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank
Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain
Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14
(Class Exemption for Plan Asset Transactions Determined by Independent Qualified
Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

                                      126

Plan Assets Regulation

    The DOL has issued the Plan Assets Regulation. Unless an exception from
'plan asset' treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each
Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code.

    The Plan Assets Regulation provides an exception from 'plan asset' treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by 'benefit plan investors'  -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be 'plan assets.' Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

    General Rules

    A predecessor of Credit Suisse Securities (USA) LLC, or Credit Suisse, is
the recipient of an underwriter's prohibited transaction exemption, or
Underwriter's PTE, which may accord protection from certain violations under
Sections 406 and 407 of ERISA and Section 4975 of the Code (including violations that arise because the assets of the issuer are 'plan assets' under the Plan
Assets Regulation) for Plans that acquire certificates:

    (a) which represent:

      (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

      (2) an interest in a REMIC; and

    (b) with respect to which Credit Suisse or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

    The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

    (a) obligations which bear interest or are purchased at a discount and which are secured by:

      (1) single family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

      (2) shares issued by a cooperative housing association;

    (b) secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

    (c) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

    (d) 'guaranteed governmental mortgage pool certificates,' as defined in the
        Plan Assets Regulation; and

    (e) undivided fractional interests in any of the obligations described in
        (a) through (d) above.

    The Underwriter's PTE does not cover revolving pools of assets.

    Plans acquiring certificates may be eligible for protection under the
Underwriter's PTE if:

    (a) at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a

                                      127

        trust fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply:
        (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates or (3) to any certificates of a class that has not received a rating in one of the two highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill
        Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings (each an 'exemption rating agency');

    (b) the trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

    (c) if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

    (d) the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

    (e) the Plan is an 'accredited investor,' as defined in Rule 501(a)(1) of
        Regulation D under the Securities Act of 1933, as amended;

    (f) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (g) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

    (h) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

    (i) the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

    (j) assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

      (1) rated in one of the four highest generic rating categories (three highest in the case of pools holding certain types of assets) by
          Standard & Poor's, a division of The McGraw-Hill Companies, Inc.,
          Moody's Investors Service, Inc., or Fitch Ratings; and

      (2) purchased by investors other than Plans,

      for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

    Certificates that do not meet the requirements of condition (a) above are not available for purchase by or with 'plan assets' of any Plan, other than an insurance company general account which satisfies the conditions set forth in
Sections I and III of PTCE 95-60 as described above, and any acquisition of such certificates by, on behalf of or with 'plan assets' of any such Plan, except as provided above, will be treated as null and void for all purposes.

    Pre-Funding Accounts

    The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90

                                      128

days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

    Swaps

    The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the
Underwriter's PTE.

    An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a
'swap' or 'swap agreement', is a permitted trust fund asset if:

    (a) it is an 'eligible swap;'

    (b) it is with an 'eligible counterparty;'

    (c) the classes of securities to which it relates may be purchased only by plans that are 'qualified plan investors';

    (d) it meets certain additional specific conditions which depend on whether the swap is a 'ratings dependent swap' or a 'non-ratings dependent swap;' and

    (e) it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

    An 'eligible swap' is one which:

    (a) is denominated in U.S. dollars;

    (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g.,
        LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI))
        ('allowable interest rate'), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

    (c) has a notional amount that does not exceed either:

        (1) the principal balance of the class of securities to which the swap relates; or

        (2) the portion of the principal balance of that class represented by obligations ('allowable notional amount');

    (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference)
        ('leveraged');

    (e) has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

    (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

    An 'eligible counterparty' means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

    A 'qualified plan investor' is a Plan on behalf of which the decision to buy the class of securities to which the swap relates is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary is either:

    (a) a 'qualified professional asset manager,' or QPAM, under PTCE 84-14;

                                      129

    (b) an 'in-house asset manager' under PTCE 96-23; or

    (c) has total assets, whether or not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the
        Plan.

    Ratings Dependent Swaps. In 'ratings dependent swaps,' those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

    (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

    (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

    Non-Ratings Dependent Swaps. 'Non-ratings dependent swaps,' those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

    (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

    (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

    (c) terminate the swap agreement in accordance with its terms.

    Yield Supplement Agreement. A 'yield supplement agreement' is a permitted trust fund asset if it satisfies the conditions of an 'eligible yield supplement agreement.' Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

    (a) it is denominated in U.S. dollars;

    (b) it pays an allowable interest rate;

    (c) it is not leveraged;

    (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

    (e) it is entered into between the trust fund and an eligible counterparty;
        and

    (f) it has an allowable notional amount.

                                      130

    Obligor as Fiduciary of Plan

    The Underwriter's PTE will apply to a fiduciary violation arising from a
Plan's investment in certificates when the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, if:

    (a) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the
        Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

    (b) the Plan's investment in any class of certificates does not exceed 25%
        of the outstanding certificates of that class at the time of acquisition;

    (c) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

    (d) the Plan is not sponsored by any member of the Restricted Group.

    Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use 'plan assets' of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

    Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with 'plan assets' of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

    (a) whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

    (b) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

    (c) whether an exception from 'plan asset' treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

Insurance Company General Accounts

    Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000.

    Any Plan investor who proposes to use 'plan assets' of any Plan to purchase certificates of any series or class are encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the
Code of the acquisition and ownership of those certificates.

                                Legal Investment

    The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or

                                      131

more nationally recognized statistical rating organizations, will constitute a
'mortgage related security' for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a 'mortgage related security' will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the
District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

    Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in
'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as 'mortgage related securities' only to the extent provided in that legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in
12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

    The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin
73a, entitled 'Investing in Complex Securities,' or 'TB 73a,' which is effective as of December 18, 2001 and applies to savings associations regulated by the
OTS, and Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk,
Investment Securities, and Derivatives Activities,' or 'TB 13a,' which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

    One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the
OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities.
The OTS also recommends, with respect to an investment in any 'complex securities,' that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, 'complex security' includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any 'plain vanilla' mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as 'complex securities.' With respect to quality and suitability factors,
TB 73a warns:

      that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

                                      132

      that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

    One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      conduct a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and conduct a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

    The predecessor to the OTS issued a bulletin entitled 'Mortgage Derivative
Products and Mortgage Swaps' applicable to thrift institutions regulated by the
OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, these 'high-risk'
mortgage derivative securities include securities such as the Class B
Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    On April 23, 1998, the Federal Financial Institutions Examination Council
issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain classes of certificates as 'mortgage related securities,' no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

                                      133

    Investors are encouraged to consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              Plan of Distribution

    Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse Securities (USA) LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse Securities (USA) LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

    Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

    As to any series of certificates backed by residential mortgage loan participation interests, the distribution of those certificates will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

    If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

    The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.
The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

    The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

    Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                 Legal Matters

    Certain legal matters in connection with the certificates offered hereby, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor and for the underwriters by
Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe
LLP, Los Angeles, California, McKee Nelson LLP, New York, New York, Sidley
Austin LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                                      134

                             Financial Information

    The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             Additional Information

    The depositor has filed the registration statement with the Securities and
Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange
Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange
Commission at 100 F Street, N.E., Washington, DC 20549, and at certain of its
Regional Offices located as follows: Chicago Regional Office, Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast
Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering,
Analysis and Retrieval System at the Securities and Exchange Commission's Web
Site (http://www.sec.gov). Information on the operation of the Public Reference
Room may be obtained by calling the Securities and Exchange Commission at
1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name. The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in 'The Trust Fund -- Reports to Certificateholders'
and 'The Trust Fund -- Evidence as to Compliance,' required to be filed under
Regulation AB), periodic distribution reports on Form 10-D, current reports on
Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange
Commission. The address of the related trustee's website will be set forth in the related prospectus supplement.

                         Reports to Certificateholders

    Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See 'Description of the Certificates -- Reports to
Certificateholders.' Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and
Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

    As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under
'Additional Information.'

    As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee's website referenced above under 'Additional Information' as soon as practicable. Annual reports of assessment of compliance with the AB Servicing
Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge. See 'The Trust
Fund -- Evidence as to Compliance' and 'The Trust Fund -- Reports to
Certificateholders.'

                                      135

               Incorporation of Certain Information by Reference

    The SEC allows the depositor to 'incorporate by reference' the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the
Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K,
Form 10-D and Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the related trust fund; provided, however, that none of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund will be incorporated by reference.

    At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

    The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse
First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York
10010, Attention: Treasurer.

                                    Ratings

    It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

      structural and legal aspects associated with the certificates;

      the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

      the credit quality of the credit enhancer or guarantor, if any.

    Ratings on the certificates do not, however, constitute a statement regarding:

      the likelihood of principal prepayments by mortgagors or obligors;

      the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

      whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

    As a result, investors of any series of certificates might suffer a lower than anticipated yield.

    A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                      136

                                    Glossary

    Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

    '1998 Policy Statement' means the revised supervisory statement listing the guidelines for investments in 'high risk mortgage securities,' and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

    'Accrual Distribution Amount' means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

    'Advance' means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

    'Approved Sale' means, with respect to a series which utilizes a pool insurance policy:

      the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

      the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

      the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

      the acquisition of the mortgaged property by the pool insurer.

    'Buy-Down Fund' means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

    'Buy-Down Loans' means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

    'Certificate Account' means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

    'Certificate Principal Balance' means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

    'Code' means the Internal Revenue Code of 1986, as amended.

    'Compound Interest Certificates' means certificates that accrue interest during certain periods that is not paid to the holder but is added to the
Certificate Principal Balance of the certificate.

    'Cooperative' means a corporation entitled to be treated as a housing cooperative under federal tax law.

    'Cooperative Dwelling' means a specific dwelling unit in a building owned by a Cooperative.

    'Cooperative Loan' means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

    'Custodial Account' means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

                                      137

    'Cut-off Date' means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

    'Determination Date' means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

    'Disqualified Organization' means:

      the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

      any organization, other than a cooperative described in Section 521 of the
      Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

      any organization described in Section 1381(a)(2)(C) of the Code.

    'Draw' means, with respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

    'Draw Period' means, with respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

    'Due Period' means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

    'Eligible Investments' means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

      obligations which have the benefit of full faith and credit of the United
      States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

      demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible
      Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

      certificates of deposit having a rating in the highest rating from the related Rating Agency;

      investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related
      Rating Agency;

      commercial paper, having original or remaining maturities of no more than
      270 days, having credit rating in the highest rating category from the related Rating Agency;

      repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

      any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

      other investments that are described in the applicable prospectus supplement.

    Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

    'ERISA Plans' means employee benefit plans subject to Title I of the
Employee Retirement Income Security Act of 1974, or ERISA.

    'Excluded Balance' means with respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance

                                      138

outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

    'FHA Loans' means mortgage loans or contracts insured by the Federal Housing
Administration.

    'GPM Fund' means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

    'GPM Loans' means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage
Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

    'High Cost Loans' means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal
Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994,
which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

    'Initial Deposit' means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

    'Insurance Proceeds' means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

    'Issue Premium' means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

    'Liquidating Loan' means:

      each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

      each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

      each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

      each contract with respect to which repossession proceedings have been commenced.

    'Liquidation Proceeds' means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

    'Mixed-Use Mortgage Loans' means mortgage loans secured by Mixed-Use
Property.

    'Mixed-Use Property' means mixed residential and commercial properties.

    'Mortgage Certificates' means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

    'Mortgage Note' means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

    'Parties in Interest' means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section
4975(c)(2) of the Code.

    'Pass-Through Entity' means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In addition, a person holding an

                                      139

interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

    'Pass-Through Rate' means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

    'Percentage Interest' means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

    'Permitted Investments' means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

    'Plan Assets Regulation' means the final regulation made by the United
States Department of Labor, or DOL, under which assets of an entity in which a
Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

    'Plans' means ERISA Plans and other plans subject to Section 4975 of the
Code.

    'Rating Agency' means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

    'Realized Loss' means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation
Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

    'Record Date' means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

    'Regular Certificate' means a REMIC Regular Certificate.

    'REMIC' means a 'real estate mortgage investment conduit' as defined in the
Code.

    'REMIC Regular Certificates' means certificates or notes representing ownership of one or more regular interests in a REMIC.

    'Repayment Period' means with respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

    'Required Reserve' means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

    'Residual Certificates' means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

    'Restricted Group' means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

    'Servicing Account' means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

    'Simple Interest Loans' means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

    'Subordinated Amount' means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

    'Trust Assets' means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

    'Trust Balance' means with respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance

                                      140

and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

    'Underwriter's PTE' means the final prohibited transaction exemption issued to Credit Suisse, 54 Fed. Reg. 42597 (October 17, 1989), as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

    'VA Loans' means mortgage loans or contracts partially guaranteed by the
United States Department of Veterans Affairs.

                                      141

$748,985,100
(Approximate)

CSAB Mortgage-Backed Pass-Through Certificates,
Series 2006-4

CSAB Mortgaged-Backed Trust 2006-4

Issuing Entity

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Credit Suisse First Boston

Mortgage Securities Corp.

Depositor

Wells Fargo Bank, N.A.

Master Servicer

____________________

Prospectus Supplement
____________________________

Credit Suisse
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.